UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Soliciting Material Under § 240.14a-12

Hudson Pacific Properties, Inc.
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HUDSON
PACIFIC
PROPERTIES

Sunset Studios

2025 PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

DEAR FELLOW STOCKHOLDER:
On behalf of the Board of Directors of Hudson Pacific Properties, Inc., I invite you to attend our Annual Meeting of Stockholders on Wednesday, May 14, 2025 at 9:00 a.m. (PDT). The meeting will be held at our headquarters, located at 11601 Wilshire Boulevard, Ninth Floor, Los Angeles, California 90025.
Throughout 2024 our team remained focused on our strategic priorities: driving office and studio leasing, executing on property sales, continued cost containment and strengthening our balance sheet. We have had many successes on all fronts, and we remain committed to additional progress in 2025 on our multifaceted plan to reinvigorate earnings growth.
We ended 2024 with office leasing nearly 20% higher year-over-year, as we delivered over 2 million square feet of signed leases. We successfully completed two of our three under-construction development projects, Washington 1000 in Seattle and Sunset Glenoaks Studios in Los Angeles, and are progressing on our Sunset Pier 94 Studios development in Manhattan.
Even in a challenging transaction environment, since December of last year, we have sold three non-core office assets for a total of $94 million. All net proceeds from these sales went toward reducing leverage, and we are pursuing an additional approximately $125 million of dispositions in 2025.
We are encouraged by several favorable trends in our core industries and markets. Across all our markets, gross leasing is reaching post-pandemic highs, sublease availability is improving, and, with virtually no new construction, supply for quality office space is constrained. AI acceleration continues to be a driver of growth, and, especially with most AI companies being office-first, we expect this to further propel leasing for the Bay Area. More broadly, we continue to see later stage tech startups turn their attention back to growth and fundraising after years of cost cutting.
On the studio front, production picked up modestly throughout 2024, following the resolution of the unprecedented dual studio union strike in late 2023. This year will be pivotal for the film and television industry in Los Angeles, bolstered by a groundswell of support to increase filming locally, including the governor’s proposal to more than double the current tax credit incentive. Following the tragic wildfires in Los Angeles, we have seen new interest from high-quality scripted productions, another indication of potential further recovery in the back half of this year.
I am confident as I look forward that our platform and portfolio will be well positioned to create stockholder value over the long term. We thank you for your continued support of Hudson Pacific.
Sincerely yours, Victor J. Coleman Chief Executive Officer and Chairman of the Board of Directors

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
Please join us for the 2025 Annual Meeting of Stockholders of Hudson Pacific Properties, Inc., a Maryland corporation. The meeting will be held at 9:00 a.m. (PDT), on Wednesday, May 14, 2025 at 11601 Wilshire Boulevard, Ninth Floor, Los Angeles, California 90025.
At the 2025 Annual Meeting of Stockholders, our stockholders will consider and vote on the following matters:
1
The election of 10 directors, each to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies;

2
The approval of the Amended and Restated Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan;

3
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

4
The advisory approval of the Company’s executive compensation for the fiscal year ended December 31, 2024, as more fully disclosed in the accompanying Proxy Statement; and

5
Any other business properly introduced at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You must own shares of Hudson Pacific Properties, Inc. common stock at the close of business on March 21, 2025, the record date for the 2025 Annual Meeting of Stockholders, or hold a proxy from such a record holder, to attend and vote at the Annual Meeting or at any adjournments or postponements of the Annual Meeting. If you plan to attend, please bring a picture I.D. and, if your shares are held in “street name” (i.e., through a broker, bank or other nominee), a copy of a brokerage statement reflecting your stock ownership as of the close of business on March 21, 2025. If your shares are held in “street name,” you will also need a duly authorized proxy from your broker, bank or other nominee to vote your shares at the Annual Meeting. Regardless of whether you will attend, please authorize your proxy electronically through the Internet or by telephone, or by completing and mailing your proxy card so that your votes can be cast at the Annual Meeting in accordance with your instructions. For specific instructions on authorizing a proxy, please refer to your proxy card. Authorizing a proxy in any of these ways will not prevent you from voting at the 2025 Annual Meeting of Stockholders if you are a stockholder of record as of the record date for the Annual Meeting or if you hold a proxy from a record holder.
By Order of the Board of Directors, Kay L. Tidwell Executive Vice President, General Counsel, Chief Risk Officer and Secretary

This Proxy Statement and accompanying proxy card are available beginning April 23, 2025 in connection with the solicitation of proxies by the Board of Directors of Hudson Pacific Properties, Inc. for use at the 2025 Annual Meeting of Stockholders, which we may refer to alternatively as the “Annual Meeting.” We may refer to ourselves in this Proxy Statement alternatively as the “Company,” “we,” “us” or “our” and we may refer to our Board of Directors as the “Board.” A copy of our Annual Report to Stockholders for the 2024 fiscal year, including financial statements, is being sent simultaneously with this Proxy Statement to each stockholder.

Important Notice Regarding Availability of Proxy Materials for the Stockholder Meeting to be Held on May 14, 2025: The Notice of Annual Meeting of Stockholders, the Proxy Statement and our 2024 Annual Report are available at www.edocumentview.com/HPP. Pursuant to SEC rules, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record, while brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice to the beneficial owners. All stockholders will have the ability to access the proxy materials, including this Proxy Statement and our 2024 Annual Report, at www.edocumentview.com/HPP or to request to receive a printed copy of the proxy materials. Instructions on how to request a printed copy by mail or electronically, including an option to request paper copies on an ongoing basis, may be found in the Notice and at www.edocumentview.com/HPP. If a stockholder properly requests paper copies of this Proxy Statement, we intend to mail the Proxy Statement, together with a proxy card, to such stockholder within three business days of his or her request.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
PROXY SUMMARY
2024 BUSINESS AND PERFORMANCE HIGHLIGHTS
Throughout 2024, our team remained focused on our strategic priorities: driving office and studio leasing, executing on property sales, continued cost containment and strengthening our balance sheet. Successes included:
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Executed on 316 new and renewal leases totaling 2.0 million square feet, nearly 20% higher than 2023, with new leasing activity at the highest levels since 2019

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Completed Sunset Glenoaks studio development in Los Angeles and Washington 1000 office development in Seattle, and progressed Sunset Pier 94 studio development in Manhattan set to deliver year-end 2025

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Purchased for $43.5 million (before prorations and closing costs) our joint venture partner’s 45% ownership interest in 1455 Market in San Francisco, and subsequently signed a significant new lease with the City and County of San Francisco

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Sold one and placed under contract to sell another non-core office asset for a total of $47.8 million (before prorations and closing costs)

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Executed on cost-cutting initiatives, including reducing G&A expense by $3.6 million compared to the Company’s initial guidance, and Quixote studios and services operating expenses by $7.5 million (annualized)

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Following a favorable amendment to the Company’s unsecured revolving credit facility retroactive to the fourth quarter, the Company ended the year with $518.3 million of total liquidity (excludes undrawn capacity under construction loans)

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Maintained a quarterly dividend on our 4.750% Series C cumulative preferred stock of $0.296875 per share, equivalent to an annual rate of $1.18750 per share

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Issued annual Better BlueprintTM report highlighting 2023 sustainability accomplishments, with ongoing recognition from GRESB, ENERGY STAR, Newsweek, Fitwel and S&P Global, among others during the 2024 calendar year

For further details on our 2024 performance, see page 41.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
2024 COMPENSATION HIGHLIGHTS
The Compensation Committee of the Board (or Compensation Committee) believes that an executive compensation program that strongly links the compensation of our executive officers and the short- and long-term performance of the Company is a key driver of our financial success. The Compensation Committee designed our 2024 executive compensation program to emphasize the relationship between compensation earned and our financial and operational (including corporate responsibility) factors, performance, and restoring shareholder value.
PAY-PERFORMANCE ALIGNMENT
As the external business environment continued to impact our business, we conducted a holistic review of our overall compensation program and made certain changes for 2024 while maintaining our strong pay-for-performance alignment:
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No Increase to Cash Compensation Our NEOs’ cash compensation opportunities, including base salary and cash bonus opportunities, have not been increased since 2022 and remain unchanged for 2025.

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Majority of Bonus Tied to Objective Financial Goals We continued to allocate 80% of our NEOs’ total annual cash bonus opportunity to the achievement of pre-established corporate performance goals and 20% to other key performance factors assessed by the Compensation Committee (including the management of our studio business). For 2024, we reinstated our FFO per share metric and increased the overall weighting of our objective operational and financial goals.

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Limited LTI Payouts in 2024 Our 2022 Performance Unit program completed its three-year performance period on December 31, 2024 and earned 0% under the relative TSR component and payouts under the operational component were reduced by 40% based on our three-year absolute TSR performance. The value of earned awards as of December 31, 2024 represented only 9% of the grant date fair value.

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Long-Term Incentive Program Redesign We reevaluated our historical long-term incentive program structure in consideration of the continued impact of the external business environment on our business, and the desire to retain, motivate and align our executives with restoring shareholder value. Our CEO, President and CFO were granted upfront awards designed to create significant alignment with shareholder value creation and our other executives were granted equity awards designed to bolster retention. These NEOs will not receive an annual grant until 2026.

STRONG COMPENSATION GOVERNANCE
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Mandatory holding period of three years beyond the vesting date of time-based LTIP Units and two years beyond the vesting date of any Performance Units

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In October 2023, we adopted a new clawback policy that applies to all executive officers and requires our recoupment of erroneously-paid compensation in the event of a financial restatement

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Stock ownership guidelines for executives and directors, with ownership requirement of 10x base salary for the CEO

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Double-trigger change-in-control provisions and no excise tax gross-ups

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Anti-hedging and anti-pledging policies that prohibit executives and directors from hedging and pledging our securities

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
CORPORATE GOVERNANCE HIGHLIGHTS
Our Board of Directors is committed to sound corporate governance and ensuring full compliance and accountability to stockholders in accordance with all laws and regulations. Dedication to these principles and the highest ethical standards are essential to both short- and long-term value creation and preservation. The Company adheres to the following best practices:
STOCKHOLDER RIGHTS
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No staggered board (annual election of all directors)

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Annual “Say-On-Pay” voting

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Majority voting in uncontested director elections

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Active stockholder engagement

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No stockholder rights plan

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Stockholder power to amend Bylaws

INDEPENDENT OVERSIGHT
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Supermajority (90%) Board Independence

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Lead Independent Director, responsible for leading regularly scheduled executive sessions of independent directors

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All Audit, Compensation, Governance and Investment Committee members are independent

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Commitment to Board refreshment, with six new independent directors appointed since 2017

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Independent director tenure averages 9.2 years

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Comprehensive, active board oversight as it relates to corporate strategy and risk management

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Regular Board and committee self-evaluations

POLICIES
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Clawback policy

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Anti-hedging policy

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Anti-pledging policy

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Executive and director stock ownership guidelines

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Commitment to Board with a broad range of skills and experience

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
CORPORATE RESPONSIBILITY
BETTER BLUEPRINTTM
Our corporate responsibility program, Better BlueprintTM, is informed by decades of experience and what we believe to be best practices across every aspect of real estate. Better BlueprintTM brings to life our vision of vibrant, thriving urban spaces and places built for the long term. Its principles and objectives provide a common thread that authentically guides our work and relations with tenants, employees, investors and partners.
SUSTAINABLE: MINIMIZING OUR FOOTPRINT
We are committed to leadership in sustainability—whether designing a new property, reimagining a dated building, or managing our existing portfolio. Addressing climate change in ways that are relevant to our industry and drive business value is the focus of our sustainability program. We have had 100% carbon neutral real estate operations since 2020. Our science-based target commits us to go further by reducing absolute Scope 1 and 2 greenhouse gas (“GHG”) emissions by 50% by 2030, from a 2018 baseline, excluding financial instruments like unbundled renewable energy credits and carbon offsets.
2024 SUSTAINABLE ACHIEVEMENTS

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100% carbon neutral operations across our entire real estate operating portfolio

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100% of our in-service office portfolio has recycling services and over 70% has composting services

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Over 90% of our in-service office portfolio is LEED certified and over 70% is ENERGY STAR certified

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Better BlueprintTM Action Plans at all operating properties

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Sustainable Design Vision for all redevelopments and major repositionings

HEALTHY: HEALTHY BUILDINGS, HEALTHY LIVES
We aim to set our properties apart by providing safe environments that promote wellness and resilience for our employees, customers and neighbors. Our health and safety program includes emergency response plans, fire life safety systems, MERV-13+ air filters, and regular safety training at all buildings. We are also committed to advancing wellness and well-being, and we consistently deliver state-of-the-art buildings with functional outdoor space, fitness amenities, natural light, healthy food and other wellness-oriented features. We offer in-person and virtual wellness programming at most properties, and we have a goal to achieve Fitwel certification for at least 50% of our in-service office portfolio by 2030.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
2024 HEALTHY ACHIEVEMENTS

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All operating office and studio properties use MERV-13+ filters, among other COVID-safe procedures

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Over 90% of our in-service office portfolio is served by bike storage, showers and/or lockers

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Over 60% of our in-service office portfolio has on-site fitness amenities and/or a mobile app that promotes health and wellness through virtual fitness classes, mindfulness training, cooking sessions and more

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Over 40% of our in-service office portfolio is Fitwel certified

EQUITABLE: VIBRANT, THRIVING CITIES FOR ALL
We seek to create and cultivate communities that afford opportunity for everyone to succeed. We strive to promote an inclusive corporate culture and implement fair human capital development practices. We have an active employee volunteering program to ensure we give back to our communities.
2024 EQUITABLE ACHIEVEMENTS

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Continuation of our commitment to invest $20 million in innovative homelessness and housing solutions

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Over $800,000 in charitable giving

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Over 1,800 hours of employee volunteering

HUMAN CAPITAL DEVELOPMENT
We believe our people are our greatest asset and we strive to attract and retain top-tier talent at every level of the organization. The following practices are in place to assist us in achieving this goal:
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Hiring Through a series of behavioral-based interviews, Company recruiters assess candidates for skills, competencies and cultural fit. The hiring team comprises a recruiter, hiring manager and other peers or stakeholders to ensure a collaborative process.

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Training and Development Upon joining the Company, our employees attend a comprehensive orientation program. In addition to traditional employee development programs (e.g., annual performance reviews and role-specific training programs), we offer individualized curriculums through an online platform, interactive mentorship and leadership development and off-site team retreats that foster team-building and skills training. The Company regularly honors top performers through our annual values-based awards.

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Compensation and Benefits We are a pay-for-performance organization, which means that compensation decisions are made based on individual, team/department, and overall Company performance. This includes consideration of an individual’s contributions and accomplishments as well as how these were achieved (values, skills, and competencies). The objective is to emphasize corporate goals and individual contributions to the achievement of those goals for the year. We award merit salary increases as recognition for the past year’s performance, sustained contributions, and/or the demonstration of newly acquired skills. Discretionary bonuses are designed to reward employees for fulfilling their responsibilities, delivering superior results, and making significant contributions. We offer competitive compensation and benefits, including retirement savings plans, medical, dental, and vision coverage, flexible spending accounts and an employee referral bonus program. We have generous policies to encourage work/life balance, including paid holiday, vacation, and sick time, subsidized gym memberships, fitness programs, events and healthy dining options, milestone awards, as well as an employee assistance program.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
LINKING EXECUTIVE PAY TO CORPORATE RESPONSIBILITY PERFORMANCE
We strive to advance our Better BlueprintTM program through a combination of innovative real estate solutions, meaningful cross-sector partnerships, and exemplary performance. Our commitment is illustrated by the inclusion of corporate responsibility metrics in our short-term incentive program, including:
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An objective assessment of performance through a balanced scorecard approach

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Alignment and recognition by key third parties

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Measurable progress towards our key long-term goals

For more information, see page 48.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
VOTING INFORMATION
MATTERS TO BE VOTED ON AT OUR 2023 ANNUAL MEETING
PROPOSAL	BOARD RECOMMENDATION	PAGE
Proposal No. 1: Election of Directors	FOR each nominee	8
Proposal No. 2: Approval of the Amended and Restated 2010 Incentive Award Plan	FOR	14
Proposal No. 3: Ratification of Independent Registered Public Accounting Firm	FOR	23
Proposal No. 4: Advisory Approval of Executive Compensation (“Say-On-Pay Vote”)	FOR	24
VOTE REQUIRED TO APPROVE AN ITEM OF BUSINESS
To be elected as a director (Proposal No. 1), a nominee must receive the affirmative vote of a majority of all the votes cast “for” and “against” the election of such nominee in the election of directors.
To approve the Amended and Restated 2010 Incentive Award Plan (Proposal No. 2), to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal No. 3) and to adopt the resolution regarding the advisory approval of executive compensation (Proposal No. 4), the affirmative vote of a majority of the votes cast on the proposal is required.
HOW TO VOTE

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
PROPOSAL NO. 1—ELECTION OF DIRECTORS
At the Annual Meeting, our stockholders will be entitled to elect 10 directors to serve until our next annual meeting of stockholders and until their respective successors are elected and qualify. The Board has nominated Victor J. Coleman, Theodore R. Antenucci, Ebs Burnough, Jonathan M. Glaser, Robert L. Harris II, Christy Haubegger, Mark D. Linehan, Michael Nash, Barry A. Sholem and Andrea Wong for election as directors. The Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. In nominating candidates, the Board considers a diversified membership in the broadest sense, including persons with a broad range of skills, experience, perspectives, and backgrounds. The Board does not discriminate on the basis of race, color, national origin, gender, religion, disability, or sexual preference. Our director nominees were nominated by the Board based on the recommendation of the Nominating and Corporate Governance Committee of the Board, or the Governance Committee. They were selected on the basis of outstanding achievement in their professional careers, broad experience, personal and professional integrity, ability to make independent and analytical inquiries, financial literacy, mature judgment, high performance standards, familiarity with our business and industry, and ability to work collegially. We also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. All nominees are presently directors of Hudson Pacific Properties, Inc. and each of the nominees has consented, if elected as a director, to serve until his or her term expires and his or her successor is elected and qualifies.
Your proxy holder will cast your votes for each of the Board’s nominees, unless you instruct otherwise. If a nominee is unable or declines to serve as a director, your proxy holder will vote for any substitute nominee proposed by the Board.
The Board unanimously recommends that the stockholders vote “FOR” the 10 director nominees.
MEMBERS OF THE BOARD OF DIRECTORS
NAME	AGE	AUDIT COMMITTEE	COMPENSATION COMMITTEE	GOVERNANCE COMMITTEE	INVESTMENT COMMITTEE	SUSTAINABILITY COMMITTEE
Victor J. Coleman*	63
Theodore R. Antenucci†	60
Ebs Burnough†	45
Jonathan M. Glaser†	62
Robert L. Harris II†	66		Chairperson
Christy Haubegger†	56					Chairperson
Mark D. Linehan†	63	Chairperson
Michael Nash†	64
Barry A. Sholem†	69
Andrea Wong†	58			Chairperson

*
Chief Executive Officer and Chairman of our Board

†
Independent within the meaning of applicable NYSE listing standards and SEC rules

   Committee member

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
PROFILE OF NOMINEES
Skills & Experience
	EXECUTIVE LEADERSHIP EXPERIENCE	PUBLIC BOARD EXPERIENCE	KEY INDUSTRY EXPERIENCE(1)	KEY MARKETS EXPERTISE(2)	FINANCIAL EXPERTISE(3)	CAPITAL MARKETS EXPERTISE	ADVANCED DEGREE PROFESSIONAL ACCREDITATION
Coleman	•	•	•	•	•	•	•
Antenucci	•	•	•	•	•	•
Burnough	•		•	•	•
Glaser	•	•	•	•	•	•	•
Harris	•	•	•	•	•	•
Haubegger		•	•	•			•
Linehan	•	•	•		•	•	•
Nash	•	•	•	•	•	•	•
Sholem	•	•	•	•	•	•	•
Wong	•	•	•				•

(1)
Media, Tech or Real Estate Industry Experience

(2)
Los Angeles, Silicon Valley, San Francisco, Seattle, New York, Vancouver or London/UK Market Experience

(3)
Finance or Accounting Expertise

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
DIRECTOR BIOGRAPHICAL INFORMATION
Victor J. Coleman Age: 63 Director Since: IPO Board Committee(s): Sustainability
Mr. Coleman was recommended by the Governance Committee and selected by our Board to serve as a director based on his deep knowledge of our Company and his experience in the real estate investment industry and pursuant to the terms of his employment agreement.
Mr. Coleman serves as Chief Executive Officer and Chairman of our Board. Prior to the formation of our Company, Mr. Coleman founded and served as a managing partner of our predecessor, Hudson Capital, LLC, a private real estate investment company based in Los Angeles, California. Mr. Coleman is an active community leader, and also serves on the Boards of the Ronald Reagan UCLA Medical Center, the Fisher Center for Real Estate and Urban Economics, Los Angeles Sports & Entertainment Commission and the YPO Gold Los Angeles Chapter. Mr. Coleman was awarded the City of Hope’s 2015 Spirit of Life Award presented by the Los Angeles Real Estate & Construction Industries Council, the 2019 Real Star of Hollywood Award from the Friends of the Hollywood Central Park, the 2025 NAIOP SoCal Hall of Fame Award, and has been recognized by the Central City Association of Los Angeles as a Treasure of Los Angeles. Mr. Coleman’s experience as a director also includes service on the board of other publicly traded real estate investment trusts such as Douglas Emmett, Inc. (from 2006-2009) and Kite Realty (since 2012), where he currently serves as a member of its compensation committee. Mr. Coleman is also an investor in the Vegas Golden Knights, a National Hockey League team. He holds a Master of Business Administration degree from Golden Gate University and a Bachelor of Arts in History from the University of California, Berkeley.

Theodore R. Antenucci Age: 60 Director Since: IPO Lead Independent Director Since: March 2023 Board Committee(s): Investment
Mr. Antenucci was recommended by the Governance Committee and selected by our Board to serve as a director based on his experience as an executive and board member of a REIT and his extensive real estate and development expertise in the Southern California market.
Mr. Antenucci has served as President and Chief Executive Officer of Catellus Development Corporation, a leading national land developer, since March 2011. Until June 2011, Mr. Antenucci was also President and Chief Investment Officer of Prologis, as well as a member of its Executive Committee. Prologis is a global provider of distribution facilities with over $32 billion in real estate assets under management. He also served on the Board of Directors for Prologis European Properties, a public fund trading on the Euronext stock exchange in Amsterdam, from 2009 through June of 2011. Before joining Prologis in September 2005, Mr. Antenucci served as President of Catellus Commercial Development Corp., and was responsible for all development, construction and acquisition activities. Additionally, Mr. Antenucci has served on the board of trustees of the Children’s Hospital Colorado Foundation since December of 2010. Mr. Antenucci has also served on the board of directors of Iron Mountain, Inc., where he served on its audit committee. He earned a Bachelor of Arts degree in Business Economics from the University of California, Santa Barbara.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
Ebs Burnough Age: 45 Director Since: March 2022 Board Committee(s): Compensation
Mr. Burnough was recommended by the Governance Committee and selected by our Board to serve as a director based on his government experience as well as his career in the media and entertainment industry.
Mr. Burnough is currently the Managing Director of Hatch House Productions, a production company focusing on film, television and theatre, which he joined in January 2017. Additionally, he serves as the President and founder of Ebs Burnough Solutions International (EBSI), a firm dedicated to providing clients with an interdisciplinary approach to marketing, communications and event production, founded in 2013. Prior to founding EBSI, Mr. Burnough served as Director of Communications for AERIN, a global lifestyle brand founded by cosmetics entrepreneur Aerin Lauder and also served as Deputy White House Social Secretary, where he developed and executed hundreds of events on behalf of President and Mrs. Obama, including the G-20 Global Summit, numerous White House State Dinners, as well as producing “Broadway at the White House,” televised on PBS. He currently serves on the boards of Sundance Institute Board of Trustees, as its Chair, Mrs. Wordsmith and Steppenwolf Theater and as an advisory board member of The Actors Fund. Mr. Burnough received a Bachelor of Science in Communications from Northwestern University.

Jonathan M. Glaser Age: 62 Director Since: IPO Board Committee(s): Audit
Mr. Glaser was recommended by the Governance Committee and selected by our Board to serve as a director based on his capital markets expertise, as well as his extensive experience in portfolio management, financial oversight and directorship service.
Mr. Glaser has been Managing Member of JMG Capital Management LLC since he founded the company in 1992. JMG Capital Management LLC is the General Partner of JMG Capital Partners, L.P., an investment limited partnership that has been a leader in various capital market strategies, private placements and additional financing strategies. Prior to founding JMG, Mr. Glaser was a member floor trader on both the American Stock Exchange and Pacific Stock Exchange. Mr. Glaser received a Juris Doctor degree from the Boalt Hall School of Law at the University of California, Berkeley, as well as a Bachelor of Arts degree from the University of California, Berkeley.

Robert L. Harris Age: 66 Director Since: December 2014 Board Committee(s): Compensation (Chair) Governance
Mr. Harris was recommended by the Governance Committee and selected by our Board to serve as a director based on his experience with REITs and as a member of senior management at both publicly traded and privately held companies.
Mr. Harris has served as a member of our Board since November 2023 and from 2014 to March 2023. He most recently served as Chairman of Acacia Research Corporation, where he served as a director since 2000, as President from 2000 to 2012 and as Executive Chairman of the Board from 2012 to 2016. Mr. Harris previously served as President and a director of Entertainment Properties Trust, a publicly traded entertainment, recreation and specialty real estate company which Mr. Harris founded, from 1997 to 2000. From 1993 to 1997, he led the International Division and served as Senior Vice President of AMC Entertainment. Prior to that, Mr. Harris served as President of Carlton Browne and Company, Inc., a holding company and trust with assets in real estate, insurance and financial services. He has also served on the boards of the George L. Graziadio School of Business and Management at Pepperdine University, CombiMatrix Corporation, True Religion Brand Jeans, the USA Volleyball Foundation and Imperial Bancorp.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
Christy Haubegger Age: 56 Director Since: March 2019 Board Committee(s): Sustainability (Chair) Compensation
Ms. Haubegger was recommended by the Governance Committee and selected by our Board to serve as a director based on her expertise in the entertainment industry and her professional relationships.
Ms. Haubegger was formerly Executive Vice President, Communications and Chief Inclusion Officer at WarnerMedia, which was owned by AT&T Inc. Previously, she led multicultural business strategy for Creative Artists Agency, or CAA, providing insights on diverse markets to CAA’s motion picture, music, marketing and television clients. Prior to that, Ms. Haubegger worked in the publishing and motion picture industries, having founded and served as publisher, president and CEO at Latina magazine, and served as a producer on several motion pictures. She also previously served on the board of Latina Media Ventures from 2003 to 2018, and currently serves on the boards of the NASDAQ-listed company Liberty Trip Advisor Holdings and Management Leadership for Tomorrow, a non-profit organization that works to increase the number of minority business leaders. She received a Juris Doctor degree from Stanford University and a Bachelor of Arts degree from the University of Texas at Austin.

Mark D. Linehan Age: 63 Director Since: January 1, 2024 Board Committee(s): Audit (Chair) Investment
Mr. Linehan was recommended by the Governance Committee and selected by our Board to serve as a director based on his extensive experience in real estate investment and development as well as his expertise in accounting matters.
Mr. Linehan has served as President and Chief Executive Officer of Wynmark Company since he founded the company in 1993. Wynmark Company is a private real estate investment and development company with interests in properties in California, Nevada and Montana. Prior to founding Wynmark Company, Mr. Linehan was a Senior Vice President with the Trammell Crow Company in Los Angeles, California. Before that, Mr. Linehan was with Kenneth Leventhal & Co. (now Ernst & Young LLP), a Los Angeles-based public accounting firm. He currently serves on the board of Cannae Holdings, Inc. He previously served on the board of Condor Hospitality Trust, a publicly traded REIT. Mr. Linehan is actively involved with the community through his service as Chairman of Direct Relief and on the board of the National Cowboy and Western Heritage Museum, as well his previous board membership with the UC Santa Barbara Foundation and the Camino Real Park Foundation. Mr. Linehan received a Bachelor of Arts degree in Business Economics from the University of California, Santa Barbara and is a Certified Public Accountant.

Michael Nash Age: 64 Director Since: January 2024 Board Committee(s): Audit Investment
Mr. Nash was recommended by the Governance Committee and selected by our Board to serve as a director as a result of his deep experience with the debt markets and his institutional knowledge of our company.
Mr. Nash has served as a member of our Board since January 2024 and from 2015 to 2019. Mr. Nash was previously the Co-Founder and Chairman of Blackstone Real Estate Debt Strategies. He was also a member of the Real Estate Investment Committee for both Blackstone Real Estate Debt Strategies and Blackstone Real Estate Advisors, as well as Executive Chairman of Blackstone Mortgage Trust, a NYSE-listed REIT. Prior to Blackstone, Mr. Nash led Merrill Lynch’s Real Estate Principal Investment Group—Americas. Mr. Nash received a Master of Business Administration from the Stern School of Business at New York University and a Bachelor of Science in Accounting from State University of New York at Albany.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
Barry A. Sholem Age: 69 Director Since: March 2023 Board Committee(s): Governance Sustainability
Mr. Sholem was recommended by the Governance Committee and selected by our Board to serve as a director based on his expertise as an executive and leader in the commercial real estate business and investment strategy.
Mr. Sholem is the Founder and Partner of Real Estate for investment advisory firm MSD Partners, L.P. and currently serves as the Chairman and Senior Advisor of Real Estate for BDT & MSD Partners, a merchant bank. Prior to joining MSD Partners, L.P., Mr. Sholem was Chairman of DLJ Real Estate Capital Partners, a real estate fund that he co-founded and that invested in a broad range of real estate-related assets, and a Managing Director at Credit Suisse First Boston. Prior to that, Mr. Sholem was head of the west coast real estate group for Goldman Sachs. Mr. Sholem is a member of the Urban Land Institute, the Real Estate Roundtable and the University of California, Berkeley Real Estate Advisory Board. Mr. Sholem is also a board member for SITE Centers, where he serves on its nominating and ESG committee. Mr. Sholem received a Bachelor of Arts in Economics and Political Science from Brown University and an MBA from Northwestern University’s J.L. Kellogg Graduate School of Management.

Andrea Wong Age: 58 Director Since: August 2017 Board Committee(s): Governance (Chair)
Ms. Wong was recommended by the Governance Committee and selected by our Board to serve as a director based on her experience in the media and entertainment industry.
Ms. Wong also serves on the boards of Liberty Media Corporation, QVC Group and Roblox Corporation (Ms. Wong will not stand for re-election on QVC Group’s board of directors at its 2025 annual meeting and will step down from QVC Group’s board of directors effective as of its 2025 annual meeting of shareholders). Ms. Wong was most recently President, International Production for Sony Pictures Television and President, International for Sony Pictures Entertainment based in London. She oversaw Sony Pictures Television’s 18 overseas production companies, creating nearly 1,300 hours of entertainment around the world each year. Among her many achievements in this role, Ms. Wong brought The Crown to Sony, winner of the Golden Globes for Best Drama Television Series and numerous other accolades. As President, International for Sony Pictures Entertainment, Ms. Wong guided the company on matters impacting international production and championed the studio’s interests abroad. Previously, Ms. Wong served as President and CEO of Lifetime Networks where she oversaw the operations of Lifetime Television, Lifetime Movie Network, Lifetime Real Women, and Lifetime Digital, including programming, marketing, advertising sales, affiliate sales, public affairs, business and legal affairs, strategic planning, operations and research. Prior to that, Ms. Wong was Executive Vice President, Alternative Programming, Specials and Late Night at ABC where she developed shows such as The Bachelor, the U.S. version of Dancing with the Stars and the Emmy-award winning Extreme Makeover: Home Edition. Ms. Wong graduated from MIT with a degree in electrical engineering and received a MBA from Stanford University. She is a Henry Crown Fellow at the Aspen Institute and a member of the Committee of 100.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
PROPOSAL NO. 2—AMENDED AND RESTATED 2010 INCENTIVE AWARD PLAN
BACKGROUND
On April 22, 2025, our Board adopted, subject to stockholder approval, an amendment and restatement of the Amended and Restated Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan (the “Amended Plan”), which makes the following material changes to the prior Amended and Restated Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan (the “Prior Plan”):
•
Increases the aggregate share limit under the Amended Plan by 7,259,450 shares, and increases the number of shares which may be granted as incentive stock options under the Amended Plan by 7,259,450 shares;

•
Extends the right to grant awards under the Amended Plan through April 22, 2035;

If the Amended Plan is approved, it will become effective on the date of this Annual Meeting.
A copy of the Amended Plan is included as Appendix B to this proxy statement.
PROPOSED SHARE RESERVE INCREASE
We are asking our stockholders to approve the Amended Plan because we believe the availability of an adequate reserve of shares under an incentive compensation plan is important to our continued growth and success. The purpose of the Amended Plan is to assist us in attracting, motivating and retaining key individuals who serve as our employees, directors and consultants, whose judgment, interest and special effort is critical to the successful conduct of our operation. We believe that the awards to be issued under the Amended Plan will motivate recipients to offer their maximum effort to us and help focus them on the creation of long-term value consistent with the interests of our stockholders. We believe that grants of incentive awards are necessary to enable us to continue to attract and retain top talent; if the Amended Plan is not approved, we believe our recruitment and retention capabilities will be adversely affected.
SHARES AVAILABLE FOR ISSUANCE
The Amended Plan increases the aggregate Prior Plan share limit by 7,259,450 shares. As of April 1, 2025, there were no shares remaining available for future grants under the Prior Plan. By increasing the reserved shares, we will be able to continue to use equity awards to attract, retain and motivate employees. We believe that having an incentive compensation plan in place with a sufficient number of shares is critical to our ability to attract, retain and motivate employees in a highly competitive marketplace and ensure that our executive compensation program is structured in a manner that aligns the executives’ interests with our success.
As of April 1, 2025, there were 141,392,410 shares of common stock outstanding (not including unvested restricted common stock), 5,072,881 operating partnership units outstanding (not including outstanding profits interest units granted under the Prior Plan). Also as of April 1, 2025, an aggregate of (i) 534,839 unvested restricted stock units (“RSUs”) granted under the Prior Plan (with performance-based RSUs calculated at “maximum” levels) were outstanding that had not yet been earned, and (ii) an aggregate of 10,538,338 outstanding profits interest units granted under the Prior Plan (with performance-based profits interest units calculated at “maximum” levels) were outstanding that had not yet been earned.
BURN RATE
The following table sets forth information regarding historical awards granted and earned for the period 2022 through 2024, and the corresponding burn rate, which is defined as the number of shares subject to stock awards granted (or, for awards subject to performance-based vesting, earned) in a fiscal year divided by the weighted average common shares outstanding for that fiscal year, for each of the last three fiscal years.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
Year	Time-Based Full-Value Awards Granted	Performance- Based Full-Value Awards Earned	Total Full-Value Awards Granted or Earned(1)	Weighted Average Common Units Outstanding(2)	Current Burn Rate(3)
2024	3,205,637	305,913	3,511,550	144,989,076	2.42%
2023	2,041,209	231,312	2,272,521	143,763,521	1.58%
2022	76,121	0	76,121	145,924,275	0.05%
				3-Year Average	1.35%

(1)
Total full-value awards granted or earned is the sum of time-based awards granted during each fiscal year and performance-based full-value shares earned each fiscal year (regardless if the settlement of such earned shares was in the following year).

(2)
Weighted average common units outstanding includes weighted average common shares outstanding at the end of each fiscal year plus 3,796,346, 2,810,433, and 2,191,842 operating partnership units outstanding (not including outstanding profits interest units granted under the Prior Plan) at the end of each fiscal year 2024, 2023, and 2022, respectively.

(3)
The current burn rate is calculated as follows: (number of full-value awards) / (weighted average common units outstanding), and based on the aggregate amount of time-based awards granted and performance-based awards earned in the applicable year.

REASONS FOR THE DETERMINATION OF SHARE RESERVE UNDER THE AMENDED PLAN
In deciding to approve the Amended Plan, the Board was primarily motivated by a desire to ensure the Company has an available pool of shares from which to grant long-term equity incentive awards, which we believe is a primary incentive and retention mechanism for its employees, directors and consultants. In determining the number of shares by which to increase the reserve under the Amended Plan, the Board reviewed the Compensation Committee’s recommendations, which were based on an analysis prepared by and recommendations of Ferguson Partners Consulting L.P. the Compensation Committee’s independent compensation consultant (“FPC”).
This review included a consideration of the following key metrics, factors and philosophies:
REASONABLE PLAN COST
•
Permits continued alignment of interests through use of equity compensation

•
Plan dilution is consistent with our last share reserve increase

•
Awards would not have a substantially dilutive effect (additional 7,259,450 shares requested is 5% of shares and units outstanding)

RESPONSIBLE GRANT PRACTICES
•
All equity awards vest over a period of at least three years, including five years for our most recent grants for our CEO, our President and our CFO

•
Equity awards for our executive officers are subject to robust mandatory post-vest holding periods including three years following vesting on time-based equity awards and two years for any earned Performance Unit awards

•
Robust performance-based hurdles used for performance-based RSUs and Performance Units

•
Robust stock ownership guidelines

•
Clawback policy that applies to all executive officers and requires our recoupment of erroneously-paid compensation in the event of a financial restatement

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
STOCKHOLDER-FRIENDLY PLAN FEATURES
•
No single-trigger change in control vesting acceleration, except for earned performance awards

•
No accelerated vesting in connection with a change in control unless the change in control is consummated (i.e., no liberal change in control definition)

•
No repricing permitted without stockholder approval

•
No cash buyouts of stock options without stockholder approval

•
Discloses vesting treatment for outstanding time- and performance-based awards upon a change in control

•
Stockholder approval required to increase the share reserve (i.e., no “evergreen” feature)

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the size of the share reserve under the Amended Plan is reasonable and appropriate at this time.
The maximum aggregate number of shares that may be granted as incentive stock options under the Amended Plan following the effective date of the Amended Plan pursuant to Section 422 of the Code is 34,259,450.
In light of the factors described above, the Board believes this number represents reasonable potential equity dilution and provides a significant incentive for officers, employees, non-employee directors and consultants to increase the value of the Company for all stockholders.
STOCKHOLDER APPROVAL
If stockholders do not approve this Proposal No. 2, then the proposed additional shares will not become available for issuance and the original terms of the Prior Plan as currently in place will continue in full force and effect.
The material terms of the Amended Plan are summarized below and qualified in their entirety by reference to the Amended Plan attached as Appendix B to this proxy statement.
MATERIAL TERMS OF THE AMENDED PLAN
ELIGIBILITY AND ADMINISTRATION
Our employees, consultants and non-employee directors, and employees, consultants and non-employee directors of our operating partnership and our respective subsidiaries are eligible to receive awards under the Amended Plan. Currently, approximately 73 employees, 9 non-employee directors and 0 consultants are eligible to participate in the Amended Plan.
The Amended Plan is administered by our Board with respect to awards to non-employee directors and by the Compensation Committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of our directors and/or officers (referred to collectively as the plan administrator), subject to certain limitations that may be imposed under Section 16 of the Securities Exchange Act of 1934 and/or stock exchange rules, as applicable. The plan administrator has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Amended Plan, subject to its express terms and conditions. The plan administrator also sets the terms and conditions of all awards under the Amended Plan, including any vesting and vesting acceleration conditions.
LIMITATION ON AWARDS AND SHARES AVAILABLE
As of April 1, 2025, there were no shares available for grant under the Prior Plan (assuming the maximum value is earned under outstanding Performance Unit awards and performance-based RSU awards). If this Proposal No. 2 is approved, then an aggregate of 34,259,450 shares of our common stock will be reserved for issuance under

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
awards granted pursuant to the Amended Plan, which includes the shares available for future issuance as of April 1, 2025 (assuming the payout of outstanding performance-based awards at “maximum” performance goals), the number of shares already issued under the Amended Plan as of such date, the number of shares covered by outstanding awards granted under the Amended as of such date and the 7,259,450 new shares issued pursuant to the Amended Plan may be authorized but unissued shares or shares purchased in the open market.
If, on or after the effective date of the Amended Plan, an award is forfeited, expires or is settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the Amended Plan. Shares that again become available for issuance in accordance with the foregoing will be added back to the share limit on a 1:1 basis (and without regard to the fungible unit mechanics contained in the Company’s Amended and Restated 2010 Incentive Award Plan adopted on May 24, 2017).
However, the following shares may not be used again for grant under the Amended Plan: (i) shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with an award, (ii) shares subject to a stock appreciation right, or SAR, that are not issued in connection with the stock settlement of the SAR on its exercise, and (iii) shares purchased on the open market with the cash proceeds from the exercise of options.
Awards granted under the Amended Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the Amended Plan. The maximum number of shares of our common stock that may be subject to one or more awards granted to any one participant pursuant to the Amended Plan during any calendar year is 4,500,000 and the maximum amount that may be paid under a cash award pursuant to the Amended Plan to any one participant during any calendar year period is $10,000,000.
Additionally, the maximum aggregate cash compensation and grant-date value of equity-based awards which may be granted to a non-employee director under the Amended Plan in any calendar year is $500,000 (the “Director Limit”).
AWARDS
The Amended Plan provides for the grant of stock options, including incentive stock options, or ISOs, and nonqualified stock options, or NSOs, restricted stock, dividend equivalents, stock payments, RSUs, performance shares, other incentive awards, profits interest units and SARs. Certain awards under the Amended Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Amended Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms. Awards will generally be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.
•
Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.

•
Stock Appreciation Rights. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
•
Restricted Stock, RSUs and Performance Shares. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying these awards may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Performance shares are contractual rights to receive a number of shares of our common stock in the future based on the attainment of specified performance goals, in addition to other conditions that may apply to these awards. Conditions applicable to restricted stock, RSUs and performance shares may be based on continuing service with us or our affiliates, the attainment of performance goals and/or such other conditions as the plan administrator may determine.

•
Stock Payments, Other Incentive Awards and Profits Interest Units. Stock payments are awards of fully vested shares of our common stock that may, but need not, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met. Profits interest units are awards of units of our operating partnership intended to constitute “profits interests” within the meaning of the relevant Internal Revenue Service Revenue Procedure guidance, which may be convertible into shares of our common stock pursuant to our partnership agreement.

•
Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents typically are credited as of dividend record or payment dates during the period between the date an award is granted and the date such award terminates or expires, as determined by the plan administrator.

PERFORMANCE AWARDS
Performance awards include any of the awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals or such other criteria established by the plan administrator. Performance awards may be granted in the form of a cash bonus. For purposes of the Amended Plan, one or more of the following performance criteria may include, but are not limited to: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of common stock; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects (including with respect to office portfolios); (xxii) market share; (xxiii) economic value; (xxiv) human capital management; and (xxv) environmental, social or governance, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The Amended Plan also permits the plan administrator to provide for objectively determinable adjustments to the applicable performance criteria in setting performance goals.
CERTAIN TRANSACTIONS
The plan administrator has broad discretion to take action under the Amended Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Amended Plan and outstanding awards. In the event of a change in control of our Company (as defined in the Amended Plan), the surviving entity must assume outstanding

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
awards or substitute economically equivalent awards for such outstanding awards; however, if the surviving entity refuses to assume or substitute for all or some outstanding awards, then all such awards will vest in full (and for performance-based awards, vested at the greater of target or actual achievement, unless provided otherwise in an individual agreement) and be deemed exercised (as applicable) upon the transaction. Individual award agreements may provide for additional accelerated vesting and payment provisions.
CLAWBACK PROVISIONS, FOREIGN PARTICIPANTS, TRANSFERABILITY AND PARTICIPANT PAYMENTS
The Amended Plan provides that all awards will be subject to any Company clawback policy as set forth in such clawback policy or the applicable award agreement. The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Amended Plan are generally non-transferable prior to vesting and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Amended Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.
PLAN AMENDMENT AND TERMINATION
Our Board may amend or terminate the Amended Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the Amended Plan or the Director Limit, “reprices” any stock option or SAR or cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. No awards may be granted pursuant to the Amended Plan after the tenth anniversary of the date on which our Board adopted the Amended Plan.
ADDITIONAL REIT RESTRICTIONS
The Amended Plan provides that no participant will be granted, become vested in the right to receive or acquire or be permitted to acquire, or will have any right to acquire, shares under an award if such acquisition would be prohibited by the restrictions on ownership and transfer of our stock contained in our charter or would impair our status as a REIT.
FEDERAL INCOME TAX CONSEQUENCES
The U.S. federal income tax consequences of the Amended Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Amended Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or foreign tax consequences. Tax considerations may vary from locality to locality and depending on individual circumstances.
NON-QUALIFIED STOCK OPTIONS
If a participant is granted a nonqualified stock option under the Amended Plan, the participant should not have taxable income on the grant of the option. Generally, the participant should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the participant exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
INCENTIVE STOCK OPTIONS
A participant receiving incentive stock options should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the incentive stock option requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the incentive stock option is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We are not entitled to a tax deduction upon either the exercise of an incentive stock option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.
OTHER AWARDS
The current federal income tax consequences of other awards authorized under the Amended Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); profits interest units generally should not be taxable upon grant as long as the profits interest units only grant the participant the right to profits accruing after the date of grant and do not provide an interest in any capital of the operating partnership; RSUs, dividend equivalents, cash awards and other stock awards are generally subject to tax at the time of payment.
EXCESS PARACHUTE PAYMENTS
Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the Amended Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof. The Amended Plan does not provide for any excise tax gross-ups.
APPLICATION OF SECTION 409A OF THE CODE
Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” includes equity-based incentive programs, including some stock options, stock appreciation rights and RSUs. Generally speaking, Section 409A does not apply to incentive stock options, non-discounted non-qualified stock options and appreciation rights if no deferral is provided beyond exercise, or restricted stock. The awards made pursuant to the Amended Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code to the extent the awards granted under the Amended Plan are not exempt from coverage. However, if the Amended Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.
NEW PLAN BENEFITS
Except with respect to the grants of RSUs that will be awarded to each non-employee director, as reflected in the table below, serving on our Board on the date of this Annual Meeting in a number of shares determined by dividing

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
$120,000 by the closing price of our common stock on the grant date, the number of awards that our NEOs, directors, other executive officers and other employees may receive under the Amended Plan in the future will be determined in the discretion of the Board or Compensation Committee, and neither the Board nor the Compensation Committee has made any determination to make future grants to any persons under the Amended Plan or the Prior Plan as of the date of this Proxy Statement. Therefore, it is not possible to determine the future benefits that will be received by these participants under the Amended Plan, or the benefits that would have been received by such participants if the Amended Plan, as proposed to be amended and restated, had been in effect in the year ended December 31, 2024.
Name and Position	Dollar Value ($)	Number of Shares/Units (#)
NEOs:
Victor J. Coleman	—	—
Mark T. Lammas	—	—
Harout Diramerian	—	—
Arthur X. Suazo	—	—
Drew Gordon	—	—
All Current Executive Officers as a Group	—	—
All Current Non-Executive Directors as a Group	1,080,000	(1)
All Employees, Including all Current Officers who are not Executive Officers, as a Group	—	—

(1)
The number of RSUs to be granted to non-employee directors is not included in the table above as their equity award will depend on the value of our common stock on the grant date.

PLAN BENEFITS
The table below sets forth summary information concerning the number of shares of our common stock subject to equity awards granted to certain persons under the Amended Plan through April 1, 2025. The per share market value of our stock on that date was $2.92.
Certain awards set forth in this table for the NEOs were granted in 2024 and therefore also are included in the Summary Compensation Table and in the Grants of Plan-Based Awards Table set forth in this Proxy Statement and are not additional awards. Certain awards set forth in this table for the non-employee directors were granted in 2024 and therefore also are included in the Non-Employee Director Compensation Table set forth in this Proxy Statement and are not additional awards.
Name and Position	Restricted Stock (#)	Profits Interest Units (#)(1)	RSUs (#)(2)
NEOs:
Victor J. Coleman	—	3,894,076	—
Mark T. Lammas	—	1,703,657	—
Harout Diramerian	—	608,449	—
Arthur X. Suazo	—	586,653	—
Drew Gordon	—	506,011	—
All Current Executive Officers as a Group	—	10,599,858	136,654
All Current Non-Executive Directors as a Group	—	—	341,424
Current Director Nominees:(3)

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
Name and Position	Restricted Stock (#)	Profits Interest Units (#)(1)	RSUs (#)(2)
Jonathan M. Glaser	—	—	41,201
Theodore R. Antenucci	—	—	41,201
Barry A. Sholem	—	—	40,213
Mark D. Linehan	—	—	41,201
Robert L. Harris	—	—	29,475
Andrea Wong	—	—	41,201
Christy Haubegger	—	—	41,201
Ebs Burnough	—	—	41,201
Michael Nash	—	—	24,530
Each Associate of any Such Directors, NEOs or Nominees	—	—	—
Each Other Person who Received or are to Receive 5% of Such Options or Rights	—	—	—
All Employees, Including all Current Officers who are not Executive Officers, as a Group	—	—	56,761

(1)
Includes both time-vesting profits interest units and Performance Units in our operating partnership (with Performance Units calculated at “maximum” levels).

(2)
Includes both time-vesting RSUs and performance-based RSUs (with performance-based RSUs calculated at “maximum” levels).

(3)
The information for Mr. Coleman, who is standing for reelection at the Annual Meeting, is set forth above.

Recommendation
The following resolution will be submitted for stockholder approval at the 2025 Annual Meeting of Stockholders:
“RESOLVED, that the stockholders of Hudson Pacific Properties, Inc. approve the adoption of the AMENDED AND RESTATED HUDSON PACIFIC PROPERTIES, INC. AND HUDSON PACIFIC PROPERTIES, L.P. 2010 INCENTIVE AWARD PLAN.”
The Board unanimously recommends that you vote “FOR” the approval of the adoption of the Amended and Restated 2010 Incentive Award Plan.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
PROPOSAL NO. 3—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2025. During 2024, Ernst & Young LLP served as our independent registered public accounting firm and reported on our consolidated financial statements for that year.
We expect that representatives of Ernst & Young LLP will attend the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.
Although stockholder ratification is not required, the appointment of Ernst & Young LLP is being submitted for ratification at the Annual Meeting with a view towards soliciting stockholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If Ernst & Young LLP’s selection is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of another independent registered accounting firm. The Audit Committee may terminate Ernst & Young LLP’s engagement as our independent registered public accounting firm without the approval of our stockholders whenever the Audit Committee deems termination appropriate.
The Board unanimously recommends a vote “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
PROPOSAL NO. 4—ADVISORY APPROVAL OF EXECUTIVE COMPENSATION (“SAY-ON-PAY VOTE”)
BACKGROUND
As required by Section 14A(a)(1) of the Exchange Act, the below resolution enables our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our NEOs as disclosed in this Proxy Statement. Our Board has decided that we will hold an annual advisory vote to approve the compensation of our NEOs, or Say-on-Pay Proposal, in light of the fact that a substantial majority of the votes cast at our annual stockholders’ meeting held in May 2023 were voted in favor of holding an annual advisory vote.
We have always believed that our executive compensation program emphasizes pay-for-performance and aligns our executives’ interests with those of our stockholders. A significant portion of our executives’ cash compensation is variable, at risk and tied to the short-term success of the Company. In addition, our long-term equity award program has been and continues to be a substantial component of our executive compensation program, and annual time-vesting and multi-year performance awards motivate our executives to lead the Company to achieve long-term financial goals that are expected to result in increased stockholder value.
We believe that our executive compensation program is designed to enable us to attract, motivate and retain executive talent who are critical to our success. In addition, our executive compensation program is intended to link significant components of our program to the achievement of corporate and individual performance objectives in order to focus our executives’ efforts on building stockholder value, thereby aligning their interests with those of our stockholders.
We encourage our stockholders to review the “Compensation Discussion & Analysis” section as well as tabular and other disclosures in this Proxy Statement for more information.
RECOMMENDATION
As an advisory approval, this proposal is not binding upon us or our Board. However, the Compensation Committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through your vote on this proposal. The Board and Compensation Committee will consider the outcome of this vote in making future compensation decisions for our NEOs. Accordingly, the following resolution will be submitted for stockholder approval at the 2025 Annual Meeting of Stockholders:
“RESOLVED, that the stockholders of Hudson Pacific Properties, Inc. approve, on an advisory basis, the 2024 compensation of Hudson Pacific Properties, Inc.’s Named Executive Officers as described in the Compensation Discussion & Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Hudson Pacific Properties, Inc.’s Proxy Statement for the 2025 Annual Meeting of Stockholders.”
The Board unanimously recommends that you vote “FOR” the advisory approval of the compensation of our NEOs for the fiscal year ended December 31, 2024, as more fully disclosed in this Proxy Statement.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
CORPORATE GOVERNANCE
BOARD LEADERSHIP AND STRUCTURE
Our Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide effective oversight of management. Our Board understands that no single approach to board leadership is universally accepted and that the appropriate leadership structure may differ depending on the size, industry, operations, history and culture of a company.
Our Board currently believes that our existing leadership structure—under which our Chief Executive Officer serves as Chairman of the Board and the Lead Independent Director assumes specific responsibilities on behalf of the independent directors—is effective, provides the appropriate balance of authority between those who oversee the Company and those who manage it on a day-to-day basis, and achieves the optimal governance model for us and for our stockholders. Mr. Coleman’s knowledge of the issues, opportunities and risks facing us, our business and our industry renders him best positioned among our directors to fulfill the Chairman’s responsibility to develop agendas that focus the time and attention of our Board on the most critical matters. The independent members of our Board selected Mr. Antenucci to serve as Lead Independent Director, whose specific responsibilities include presiding over portions of regularly scheduled meetings at which only our independent directors are present, serving as a liaison between the Chairman and the independent directors, and performing such additional duties as our Board may otherwise determine and delegate.
We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:
•
Our Board is not staggered, with each of our directors subject to election annually;

•
Of the ten persons who currently serve on our Board, our Board has determined that 9, or 90%, of our directors satisfy the independence standards of the NYSE Listed Company Manual and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act;

•
At least one of our directors qualifies as an “Audit Committee Financial Expert” under applicable SEC rules and all committee members are independent under applicable NYSE and SEC rules for committee membership;

•
Our Bylaws provide that our directors are elected by a majority voting standard in uncontested elections of directors;

•
Our stockholders have the power to amend our Bylaws without the concurrence of our Board;

•
We have opted out of the control share acquisition statute in the Maryland General Corporation Law, or the MGCL, and have exempted from the business combination provisions of the MGCL any business combination that is first approved by our Board, including a majority of our disinterested directors;

•
We do not have a stockholder rights plan;

•
We prohibit executives and directors from pledging or hedging our securities; and

•
We maintain stock ownership guidelines pursuant to which our NEOs are required to hold a number of shares of our common stock having a market value equal to or greater than a multiple of each executive’s base salary. As of January 1, 2025, each of our NEOs, other than Mr. Diramerian, were in compliance with these guidelines; as of January 1, 2025, Mr. Diramerian was no longer in compliance solely due to fluctuations in our stock price (and not due to the transfer or disposition of his shares of common stock).

Our Governance Committee regularly reviews our corporate governance posture in light of evolving trends in governance and stockholder rights, and makes recommendations to our Board.
Our directors stay informed about our business by attending meetings of our Board and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
NOMINATION PROCESS FOR DIRECTOR CANDIDATES
The Governance Committee is, among other things, responsible for identifying and evaluating potential candidates and recommending candidates to the Board for nomination. The Governance Committee is governed by a written charter, a copy of which is published on the Corporate Governance page of the Investors section of our website at www.HudsonPacificProperties.com.
The Governance Committee regularly reviews the composition of the Board and whether the addition of directors with particular experiences, skills, or characteristics would make the Board more effective. When a need arises to fill a vacancy, or it is determined that a director possessing particular experiences, skills, or characteristics would make the Board more effective, the Governance Committee initiates a search. As a part of the search process, the Governance Committee may consult with other directors and members of senior management, and may hire a search firm to assist in identifying and evaluating potential candidates.
When considering a candidate, the Governance Committee reviews the candidate’s experiences, skills, professional background and perspectives. The Governance Committee also considers whether a potential candidate would otherwise qualify for membership on the Board, and whether the potential candidate would likely satisfy the independence requirements of the NYSE as described below.
Pursuant to our employment agreement with Mr. Coleman discussed below under “Compensation Discussion and Analysis—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2024 Table—Employment Agreements,” we are required to nominate Mr. Coleman for election as a director during his employment term. Candidates are selected on the basis of outstanding achievement in their professional careers, broad experience, personal and professional integrity, their ability to make independent, analytical inquiries, financial literacy, mature judgment, high performance standards, familiarity with our business and industry, and an ability to work collegially. Other factors include having members with various and relevant career experience and technical skills, and having a Board that is comprised of a broad range of viewpoints, skills, and professional experiences. Where appropriate, we will conduct a criminal and background check on the candidate. In addition, at least a majority of the Board must be independent as determined by the Board under the guidelines of the NYSE listing standards, and at least one member of the Board should have the qualifications and skills necessary to be considered an “Audit Committee Financial Expert” under Section 407 of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley Act, as defined by the rules of the SEC.
All potential candidates are interviewed by our Chief Executive Officer and Chairman of the Board and our Governance Committee Chairperson, and, to the extent practicable, the other members of the Governance Committee, and may be interviewed by other directors and members of senior management as desired and as schedules permit. In addition, the General Counsel conducts a review of the director questionnaire submitted by the candidate and, as appropriate, a background and reference check is conducted. The Governance Committee then meets to consider and approve the final candidates, and either makes its recommendation to the Board to fill a vacancy, or add an additional member, or recommends a slate of candidates to the Board for nomination for election as directors. The selection process for candidates is intended to be flexible, and the Governance Committee, in the exercise of its discretion, may deviate from the selection process when particular circumstances warrant a different approach.
Stockholders may recommend candidates to our Board. Any recommendation should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a Proxy Statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. All recommendations for nomination received by the Corporate Secretary will be presented to the Governance Committee for its consideration. See “Communications with the Board” on page 32 for more information.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
CONSIDERATION OF BOARD COMPOSITION
The Company recognizes the benefits of having a Board of Directors comprised of individuals with a broad range of experiences and skills. Not only does a broad range of experience promote different perspectives and ideas, and ensure that the Company has the opportunity to benefit from all available talent, but having a well-rounded Board also makes prudent business sense and makes for better corporate governance. We believe that an effective Board will include and make good use of differences in the skills, regional and industry experience, and professional backgrounds of directors. All Board appointments are based on merit, in the context of the skills, experience, independence and knowledge which the Board as a whole requires to be effective. The Company’s Nominating and Corporate Governance Committee regularly reviews and assesses Board composition on behalf of the Board and recommends the appointment of new directors.
The Company will continue to ensure that its commitment to excellence is effectively implemented by annually reviewing and assessing the size, composition and operation of the Board, annually considering the recommendation of candidates for appointment or nomination to the Board based upon an assessment of the independence, skills, qualifications and experience of potential candidates and, when required, engaging qualified external advisors to assist the Board of Directors in conducting a search for candidates who meet the Board’s skills criteria. The Board will routinely assess whether the Board is composed of appropriately qualified members with a broad range of expertise relevant to the Company’s business.
BOARD REFRESHMENT AND SUCCESSION PLANNING
We aim for Board seats to be occupied by an effective balance of long-tenured directors and fresh voices. We recognize the value of the knowledge held by those who have served longer terms, and also appreciate the need for new perspectives. We recognize that as our business evolves, so do the qualifications and expertise needed amongst Board members. A graphic summarizing current director tenure can be found on page 9.
ROLE OF THE BOARD IN RISK OVERSIGHT
One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly, with support from three of its standing committees, the Audit Committee, the Governance Committee and the Compensation Committee, each of which addresses risks specific to their respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken and overseeing the management of the Company’s financial risks and information technology risks, including cybersecurity and data privacy risks. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS
Our non-management directors meet without management present each time the full Board convenes for a regularly scheduled meeting. If the Board convenes for a special meeting, the non-management directors will meet in executive session if circumstances warrant. Mr. Antenucci, our Lead Independent Director, presides over executive sessions of the Board.
BOARD MEETINGS AND ATTENDANCE
The Board held four regularly scheduled meetings and acted by unanimous consent on two occasions during 2024 to review significant developments, engage in strategic planning and act on matters requiring Board approval. All of our incumbent directors attended or participated in at least 75 percent of the Board meetings, and the meetings of committees on which he or she served, during the period that he or she served in 2024. Mr. Burnough did not attend one Board meeting and Mr. Glaser and Mr. Nash each did not attend one Audit Committee meeting.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
While the Board understands that there may be situations that prevent a director from attending an annual meeting of stockholders, the Board strongly encourages all directors to make attendance at all annual meetings of stockholders a priority. All of our directors except for one attended our 2024 annual meeting of stockholders. The director who was unable to attend was participating in his son’s graduation from college.
BOARD COMMITTEES
Our Board has established five standing committees: an Audit Committee, a Compensation Committee, a Governance Committee, an Investment Committee and a Sustainability Committee. The principal functions of each committee are briefly described below. We comply with the listing requirements of the NYSE, as amended or modified from time to time, and applicable SEC rules with respect to each of these committees. Each of the Audit, Compensation, Governance and Investment committees consists exclusively of independent directors. Our Board may from time to time establish other committees to facilitate the management of our Company.
The Audit Committee, Compensation Committee and Governance Committee charters are available on the Corporate Governance page of the Investors section on our website at www.HudsonPacificProperties.com.
AUDIT COMMITTEE
Our Audit Committee consists of three of our independent directors. We have determined that the Chairperson of our Audit Committee qualifies as an “Audit Committee Financial Expert” as that term is defined by the applicable SEC rules and NYSE corporate governance listing standards. Our Board has determined that each of the Audit Committee members is “financially literate” as that term is defined by the NYSE corporate governance listing standards. The Audit Committee charter details the principal functions of the Audit Committee, including oversight related to:
•
Our accounting and financial reporting processes;

•
The integrity of our consolidated financial statements and financial reporting process;

•
Our systems of disclosure controls and procedures and internal control over financial reporting;

•
Our compliance with financial, legal and regulatory requirements;

•
The evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

•
The performance of our internal audit function; and

•
Our overall risk profile, risk assessment and risk management, including overseeing the management of the Company’s financial risks and information technology risks, including cybersecurity and data privacy risks.

The Audit Committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also prepares the Audit Committee report required by SEC regulations to be included in our annual Proxy Statement. Mr. Linehan is Chairperson, as well as our Audit Committee Financial Expert, and Messrs. Glaser and Nash are members of the Audit Committee. During 2024, the Audit Committee met a total of four times.
Audit Committee Financial Experts
Our Board has determined that Mr. Linehan qualifies as an “Audit Committee Financial Expert,” as this term has been defined by the SEC in Item 407(d)(5)(ii) of Regulation S-K. Messrs. Linehan, Nash and Glaser were each determined by our Board to be “financially literate” in accordance with SEC rules, including based on their prior

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
experience: Mr. Nash has a Bachelor of Science degree in Accounting and Finance and a master’s degree in Finance, and Mr. Glaser has extensive experience in financial oversight.
Our Board determined that Mr. Linehan qualifies as an “Audit Committee Financial Expert” as a result of the following relevant experience, which forms of experience are not listed in any order of importance and were not assigned any relative weights or values by our Board in making such determination:
•
Mr. Linehan received a Bachelor of Arts degree in Business Economics from the University of California, Santa Barbara;

•
Mr. Linehan is a Certified Public Accountant;

•
Mr. Linehan was previously employed by Kenneth Leventhal & Co. (now Ernst & Young LLP), a Los Angeles-based public accounting firm; and

•
Mr. Linehan has served as President and Chief Executive Officer of Wynmark Company since he founded the company in 1993.

COMPENSATION COMMITTEE
The Compensation Committee consists of three of our independent directors. The Compensation Committee charter details the principal functions of the Compensation Committee, including:
•
Reviewing and approving, or recommending that the board of directors approve, the compensation of our Chief Executive Officer;

•
Reviewing and approving the compensation of all of our other executive officers;

•
Reviewing and approving or making recommendations to our board of directors regarding our incentive compensation and equity-based plans;

•
Reviewing and discussing annually with management our “Compensation Discussion and Analysis”, preparing the annual compensation committee report;

•
Reviewing and making recommendations to Board regarding non-employee director compensation;

•
Administering our clawback policy; and

•
Overseeing executive officer succession planning, and human capital management and talent development.

The Compensation Committee may delegate its responsibilities to a subcommittee of the Compensation Committee. The Compensation Committee has delegated authority to our Chief Executive Officer to grant to certain non-executive employees’ equity awards under the Company’s Amended and Restated 2010 Incentive Award Plan, as may be amended from time to time, or the 2010 Plan, as well as take other administrative actions with respect to such equity awards. Mr. Harris is Chairperson and Ms. Haubegger and Mr. Burnough are members of the Compensation Committee. During 2024, the Compensation Committee met five times.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Our Governance Committee consists of three of our independent directors. We adopted a Nominating and Corporate Governance Committee charter, which details the principal functions of the Governance Committee, including:
•
Identifying and recommending to the full Board qualified candidates for election as directors to fill vacancies on the Board and recommending nominees for election as directors at the annual meeting of stockholders;

•
Developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;

•
Reviewing and making recommendations on matters involving the general operation of the Board, including Board size and composition, and committee composition and structure;

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
•
Recommending to the Board nominees for each committee of the Board;

•
Annually facilitating the assessment of the Board’s performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE corporate governance listing standards; and

•
Overseeing the Board’s evaluation of the performance of management.

Ms. Wong is Chairperson and Mr. Sholem and Mr. Harris are members of the Governance Committee. During 2024, our Governance Committee held one meeting and met informally with management on several occasions.
INVESTMENT COMMITTEE
Our Investment Committee consists of three of our independent directors. The Investment Committee is tasked with reviewing and recommending acquisition strategies to the full Board and approving the acquisition of certain assets with a purchase price above $150,000,000 and up to the dollar thresholds set by the Board. The Investment Committee may also review and make recommendations to the full Board on acquisition and investment transactions that exceed the Investment Committee’s approval authority. Messrs. Antenucci, Nash, and Linehan are members of the Investment Committee. During 2024, our Investment Committee did not meet.
SUSTAINABILITY COMMITTEE
Our Sustainability Committee is responsible for providing oversight and strategic direction for our corporate responsibility program and advises our SVP, Innovation, Sustainability and Social Impact on key initiatives and goals. Ms. Haubegger is Chairperson and Messrs. Coleman and Sholem are members of the Sustainability Committee. During 2024, our Sustainability Committee held two meetings.
SHAREHOLDER ENGAGEMENT
The Board and our management team consider engaging with shareholders to be an essential component of a strong corporate governance program. We seek to better understand shareholder views on topics material to our business, both financial and non-financial, and believe this feedback to be critical to the Company’s overall success.
Throughout the year, our senior management team engages in regular dialogue with our investors through a variety of outlets. In 2024, we held meetings at four industry conferences, conducted two virtual non-deal road shows, and facilitated 25 group and/or one-on-one property tours or in-person meetings at our offices—cumulatively engaging with 138 unique institutions. We also allocate ample time to communicating with investors via conference calls and emails. Our Chairman is able to relay feedback from these engagement efforts to our Board during our quarterly Board meetings.
We have also reached out to the stewardship teams of our larger shareholders to ensure we are engaging on issues integral to good governance and corporate responsibility. Since the 2024 Annual Meeting, we met or offered to meet with major institutional investors representing more than 61% of our outstanding common stock. These calls were facilitated by members of senior management representing our legal, sustainability and investor relations functions. Robert Harris, an independent director who is the Chair of our Compensation Committee and a member of our Nominating and Corporate Governance Committee, also participated in calls with institutions that hold greater than 5% of shares outstanding or by shareholder request. These proactive conversations have led to the consideration or implementation of meaningful changes to governance practices and related proxy disclosures.
AMENDMENTS TO OUR CHARTER
Amendments to our charter generally require the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. The affirmative vote of holders of shares entitled to cast at least two-thirds of votes entitled to be cast on a matter is required only to amend the provisions of our charter specifying the vote required to remove a director or to amend this voting requirement.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
STOCKHOLDERS’ POWER TO AMEND BYLAWS
Our Bylaws permit our stockholders to amend our Bylaws, without the concurrence of the Board, other than the provisions requiring indemnification of our directors and officers and the provisions governing amendments to the Bylaws, by the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company, pursuant to a binding proposal submitted by a stockholder that satisfies the ownership and other eligibility requirements of Rule 14a-8 under the Exchange Act, for the periods and as of the dates specified therein, upon notice given in accordance with the Company’s Bylaws.
DIRECTOR COMPENSATION
Our Board has approved a compensation program for our non-employee directors, or the Director Compensation Program, which governed our 2023 non-employee director compensation. This program is intended to appropriately compensate our directors for the time and effort necessary to serve on the Board.
2024 DIRECTOR COMPENSATION PROGRAM
The 2024 Director Compensation Program consists of the components listed below:
Annual Cash Retainer(1)	$70,000
Additional Cash Retainers(1):
Lead Independent Director	$35,000
Chair of the Audit Committee	$25,000
Chair of the Compensation Committee	$15,000
Chair of the Governance Committee	$12,500
Chair of the Sustainability Committee	$7,500
Member of the Audit Committee	$12,500
Member of the Compensation Committee	$7,500
Member of the Governance Committee	$7,500
Member of the Sustainability Committee	$5,000
Annual equity award value(2)	$120,000

(1)
Paid in quarterly installments in arrears.

(2)
Valued on the date of grant and vests in three equal installments.

We also reimburse each of our non-employee directors for travel expenses incurred in connection with attendance at full Board and committee meetings.
In accordance with our 2010 Plan, the maximum aggregate value of cash compensation and equity-based awards granted to any non-employee director during any calendar year is $500,000.
Ownership Guidelines
We have stock ownership guidelines for our non-employee directors, which require them to hold a number of shares of Company stock having a market value equal to or greater than four times their annual cash retainer. Non- employee directors who are newly subject to the guidelines have until four years from the commencement of his or her election to the Board or from the date on which such director is deemed independent to comply with the guidelines. As of January 1, 2024, all of our directors were in compliance with these guidelines; however, as of January 1, 2025, Christy Haubegger and Andrea Wong were no longer in compliance solely due to fluctuations in our stock price (and not due to the transfer or disposition of their shares of common stock).

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
2024 NON-EMPLOYEE DIRECTOR COMPENSATION
The following table provides additional detail regarding the 2024 compensation of our non-employee directors:
NAME(1)	FEE PAID IN CASH ($)(2)	STOCK AWARDS ($)(3)	TOTAL ($)
Theodore R. Antenucci	78,750(4)	120,000	198,750
Ebs Burnough	77,500	120,000	197,500
Jonathan M. Glaser	82,500	120,000	202,500
Robert L. Harris II	82,948(5)	120,000	202,948
Mark D. Linehan	95,000	120,000	215,000
Christy Haubegger	85,000	120,000	205,000
Andrea Wong	82,500	120,000	202,500
Michael Nash	61,875(6)	167,541	229,416
Barry A. Sholem	81,984	120,000	201,984

(1)
Mr. Coleman, our CEO, is not included in this table as he was an employee of the Company in 2024 and did not receive compensation for his services as a director. All compensation paid to Mr. Coleman for the services he provided to us in 2024 is reflected in the Summary Compensation Table.

(2)
Reflects cash retainer fees actually paid in 2024.

(3)
Each non-employee director serving on our Board on May 15, 2024, the date of our 2024 Annual Meeting of Stockholders, received a grant of RSUs valued at $120,000 on the grant date, with the number of shares determined by dividing $120,000 by the closing price of our common stock on the grant date. Each RSU award will vest, and the restrictions thereon will lapse, in three equal annual installments on each of the first three anniversaries of May 15, 2024, subject to continued service on our Board through the applicable vesting dates. Amounts reflect the full grant-date fair value of RSU awards granted with respect to services performed in 2024 computed in accordance with ASC Topic 718, Compensation—Stock Compensation, or ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all RSU awards made to directors in Notes 2 and 15 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on February 25, 2025. As of December 31, 2024, Messrs. Antenucci, Burnough, Glaser, and Linehan, and Mses. Haubegger and Wong each held 41,201 RSUs, Mr. Harris held 29,475 RSUs, Mr. Nash held 24,530 RSUs, and Mr. Sholem held 40,213 RSUs.

(4)
In 2023, Mr. Antenucci elected to receive 100% of his annual and committee cash retainers in fully vested LTIP Units and did not receive a cash amount for Q4 2023 paid in January 2024.

(5)
Mr. Harris resigned from our Board on March 13, 2023 and rejoined the Board on November 8, 2023 and received a Q4 2023 adjusted cash amount paid in January 2024.

(6)
Mr. Nash was appointed to our Board in January 2024 and did not receive a cash amount for Q4 2023 paid in January 2024. Upon Mr. Nash joining the Board in January 2024, he received a grant of 5,106 RSUs, representing a prorated portion of the annual RSU award granted to our non-employee directors on the date of our 2023 Annual Meeting of Stockholders.

COMMUNICATIONS WITH THE BOARD
The Board welcomes communications from stockholders. Stockholders and other interested parties may write to the entire Board or any of its members at Hudson Pacific Properties, Inc., c/o Kay L. Tidwell, Executive Vice President, General Counsel, Chief Risk Officer and Secretary, 11601 Wilshire Blvd., Ninth Floor, Los Angeles, California 90025. Stockholders and other interested parties also may e-mail the Chairperson, the entire Board or any of its members c/o kay@hudsonppi.com. The Board may not be able to respond to all stockholder inquiries directly. Therefore, the Board has developed a process to assist it with managing inquiries.
The General Counsel will perform a legal review in the normal discharge of her duties to ensure that communications forwarded to the Chairperson, the Board or any of its members preserve the integrity of the process. While the Board oversees management, it does not participate in day-to-day management functions or business operations, and is not normally in the best position to respond to inquiries with respect to those matters. For example, items that are unrelated to the responsibilities of the Board such as spam, junk mail and mass mailings, ordinary course disputes over fees or services, personal employee complaints, business inquiries, new product or service suggestions,

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
résumés and other forms of job inquiries, surveys, business solicitations or advertisements will not be forwarded to the Chairperson or any other director. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded to the Chairperson or any other director and will not be retained.
Any communication that is relevant to the conduct of our business and is not forwarded will be retained for one year and made available to the Chairperson and any other independent director on request. The independent directors grant the General Counsel discretion to decide what correspondence will be shared with our management and specifically instruct that any personal employee complaints be forwarded to our Human Resources Department. If a response on behalf of the Board is appropriate, management gathers any information and documentation necessary for answering the inquiry and provide the information and documentation as well as a proposed response to the appropriate directors. We also may attempt to communicate with the stockholder or interested party for any necessary clarification. Our General Counsel (or her designee) reviews and approves responses on behalf of the Board in consultation with the applicable director, as appropriate.
Certain circumstances may require that the Board depart from the procedures described above, such as the receipt of threatening letters or e-mails or voluminous inquiries with respect to the same subject matter. Nevertheless, the Board considers stockholder questions and comments important, and endeavors to respond promptly and appropriately.
CODE OF BUSINESS CONDUCT AND ETHICS
Our Board established a Code of Business Conduct and Ethics that applies to our officers, directors and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:
•
Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•
Full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•
Compliance with applicable governmental laws, rules and regulations;

•
Prompt internal reporting of violations of the Code of Business Conduct and Ethics to appropriate persons identified in the Code of Business Conduct and Ethics; and

•
Accountability for adherence to the Code of Business Conduct and Ethics.

Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors must be approved by a majority of our independent directors, and any such waiver shall be promptly disclosed as required by law or NYSE regulations.
The Audit Committee, Compensation Committee and Governance Committee charters, along with the Code of Business Conduct and Ethics and Corporate Governance Guidelines, are available on the Corporate Governance page of the Investors section of our website at www.HudsonPacificProperties.com. In addition, these documents also are available in print to any stockholder who requests a copy from our Investor Relations Department at Hudson Pacific Properties, Inc., 11601 Wilshire Blvd., Ninth Floor, Los Angeles, California 90025, or by email at IR@hudsonppi.com. In accordance with the Corporate Governance Guidelines, the Board and each of the Compensation Committee, Audit Committee and Governance Committee conduct an annual performance self- assessment with the purpose of increasing effectiveness of the Board and its committees. The Company’s website address provided above and elsewhere in this Proxy Statement is not intended to function as a hyperlink, and the information on the Company’s website is not and should not be considered part of this Proxy Statement and is not incorporated by reference herein.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
Insider Trading Compliance Program
We have adopted an insider trading compliance program that governs the purchase, sale and/or other dispositions of our securities by our directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing requirements of the NYSE. A copy of our insider trading compliance program is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
AUDIT AND NON-AUDIT FEES
AUDIT COMMITTEE PRE-APPROVAL POLICY
The Audit Committee’s policy is to pre-approve all significant audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
Ernst & Young LLP’s fees for the fiscal years ended December 31, 2024 and December 31, 2023 were as follows (in thousands):
	FISCAL YEAR ENDED DECEMBER 31,
	2024 ($)	2023 ($)
Audit Fees	1,583	1,712
Audit-Related Fees	150	195
Tax Fees	1,676	1,780
All Other Fees	—	—
Total Fees	3,409	3,687
A description of the types of services provided in each category is as follows:
Audit Fees—Includes fees for professional services provided in connection with the audit of the Company’s annual financial statements, review of the quarterly financial statements included in the Company’s quarterly reports on Form 10-Q and other professional services in connection with the Company’s registration statements, securities offerings and audits of financial statements of subsidiaries.
Audit-Related Fees—Includes fees for professional services provided in connection with assurance services on sustainability disclosures and due diligence for acquisitions.
Tax Fees—Includes recurring tax compliance (returns, E&P, etc.) and consultation on various items including cost segregation and transfer pricing.
All of the services performed by Ernst & Young LLP for the Company during 2024 were either expressly pre-approved by the Audit Committee or were pre-approved in accordance with the Audit Committee Pre-Approval Policy, and the Audit Committee was provided with regular updates as to the nature of such services and fees paid for such services.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
AUDIT COMMITTEE REPORT
The information contained in this Report of the Audit Committee shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).
Although the Audit Committee of the Board of Directors (the “Audit Committee”) oversees our financial reporting process on behalf of the Board of Directors (the “Board”) of Hudson Pacific Properties, Inc., a Maryland corporation, consistent with the Audit Committee’s written charter, management has the primary responsibility for preparation of our consolidated financial statements in accordance with generally accepted accounting principles and the reporting process, including disclosure controls and procedures and the system of internal control over financial reporting. Our independent registered public accounting firm is responsible for auditing the annual financial statements prepared by management.
The Audit Committee has reviewed and discussed with management and our independent registered public accounting firm, Ernst & Young LLP, our December 31, 2024 audited financial statements. Prior to the commencement of the audit, the Audit Committee discussed with our management and independent registered public accounting firm the overall scope and plans for the audit. Subsequent to the audit and each of the quarterly reviews, the Audit Committee discussed with the independent registered public accounting firm, with and without management present, the results of their examinations or reviews, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the consolidated financial statements.
In addition, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed under Auditing Standard 1301 (previously Auditing Standard No. 16), “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (PCAOB). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm its independence from us and considered the compatibility of non-audit services with its independence.
Based upon the reviews and discussions referred to in the foregoing paragraphs, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission.
AUDIT COMMITTEE
Mark D. Linehan
Michael Nash
Jonathan M. Glaser

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
EXECUTIVE OFFICERS
Hudson Pacific Properties, Inc.’s executive officers are as follows:
NAME	AGE	POSITION
Victor J. Coleman	62	Chief Executive Officer and Chairman of the Board
Mark T. Lammas	57	President and Treasurer
Harout Diramerian	49	Chief Financial Officer
Arthur X. Suazo	60	Executive Vice President, Leasing
Drew Gordon	58	Chief Investment Officer
Christopher Barton	60	Executive Vice President, Development and Capital Investments
Steve Jaffe	63	Executive Vice President, Business Affairs
Dale Shimoda	57	Executive Vice President, Finance
Kay Tidwell	47	Executive Vice President, General Counsel, Chief Risk Officer and Secretary
Andy Wattula	49	Chief Operating Officer
The following section sets forth certain background information regarding the executive officers of Hudson Pacific Properties, Inc., excluding Victor J. Coleman, who is described on page 10 under “Proposal No. 1—Election of Directors”:
Mark T. Lammas serves as the Company’s President and Treasurer. He previously served as our Chief Operating Officer and Chief Financial Officer, after joining our predecessor, Hudson Capital, LLC, in September 2009. Before that time, Mr. Lammas was an Executive Vice President of Maguire Properties, Inc. where oversaw capital market transactions, including investments, secured and unsecured financings, and equity offerings. He also acted as its principal liaison with institutional partners, since first joining that company as its General Counsel in 1998, then assuming other senior executive responsibilities after Maguire Properties went public on the NYSE in 2003. Prior to joining Maguire Properties in 1998, Mr. Lammas was an attorney with Cox, Castle & Nicholson LLP, where he specialized in representing developers and institutional investors in their acquisition, development, financing, investing, and entity structuring and restructuring activities. Mr. Lammas is a member of the University of California, Berkeley Political Economy Advisory Board. He is a graduate of the University of California, Berkeley School of Law, where he received the Prosser Award in Land Use Law. Mr. Lammas obtained his Bachelor of Arts degree from the University of California, Berkeley in Political Economy, graduating summa cum laude and Phi Beta Kappa.
Harout Diramerian joined our Company in July of 2010 and serves as our Chief Financial Officer. He previously served as Chief Accounting Officer. Prior to joining us, Mr. Diramerian was Vice President of Finance and Analysis at Thomas Properties Group, Inc., or TPG, where he was responsible for corporate level earnings and cash flow projections, net asset valuations, and corporate finance forecasting and analysis. Mr. Diramerian was instrumentally involved in all equity offerings at TPG, including its initial public offering, secondary offering, private placements and an at-the-market equity offering. When he started at TPG in 2003, his primary focus was managing the joint venture relationships and leading the related financial reporting efforts. In addition, Mr. Diramerian was also involved with leading the budgeting and forecasting processes as well as tracking and analyzing property performance. Prior to joining TPG, Mr. Diramerian spent a total of eight years in real estate practice groups, first at Nanas, Stern, Biers, Neinstein and Co. LLP, then at Arthur Andersen LLP, and lastly at KPMG LLP, where he was a manager. Mr. Diramerian is a graduate of the University of California, Santa Barbara, and holds a Bachelor of Arts degree in Business Economics with an emphasis in accounting.
Arthur X. Suazo joined our Company in July of 2010 and serves as our Executive Vice President, Leasing. Prior to his current role, Mr. Suazo served as Director of Brokerage Services for Cushman & Wakefield from 2008 and served as Senior Portfolio Leasing Manager for Arden Realty from 1997 to 2006. He formerly served on the board of directors for CareAmerica Federal Credit Union as well as the Collegiate Search Youth Foundation. Mr. Suazo earned his Bachelor of Arts in Business and Healthcare Management from California State University, Northridge.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
Drew Gordon joined our Company in February of 2011 and serves as the Company’s Chief Investment Officer. Prior to joining the Company, Mr. Gordon served for one year as Executive Vice President and Chief Investment Officer for Venture Corporation, where he focused on acquiring distressed commercial loans and properties. In 2009, Mr. Gordon formed Gordon Realty Investments, a San Francisco-based real estate advisory firm. From 2004 to 2008, Mr. Gordon was Partner and Director of Acquisitions at ATC Partners, a full-service real estate firm in San Francisco, where he focused on acquisitions and repositions of West Coast office properties and oversaw the acquisition of more than $110 million of office investments in the San Francisco Bay Area and other major West Coast cities. From 1998 to 2004, Mr. Gordon served as Senior Vice President and Development Manager for SKS Investments in San Francisco, an investor, advisor and developer of commercial real estate properties in the Western U.S. While in this role, Mr. Gordon directed and executed the planning, entitlement, design and construction of nearly 1 million square feet of class-A office and residential base building redevelopment and ground-up development. Prior to that he served as Project Manager/Construction Manager for Hines Interests in San Francisco where he managed and directed over 2.4 million square feet of tenant improvement projects and was involved in nearly $1 billion of base building development projects. He currently serves on the board of directors of the City of Hope Real Estate Council, and recently served on the board of the San Francisco Bay Area Chapter of NAIOP, of which he is now a member of the Advisory Council. Mr. Gordon graduated with honors from the University of Western Ontario in London, Ontario, Canada, with a Bachelor of Social Science degree in the Urban Development Program.
Christopher J. Barton serves as Executive Vice President, Development and Capital Investments, and formerly served as Executive Vice President, Operations and Development since our IPO. Prior to the formation of our ompany, Mr. Barton served as Vice President of Construction & Development of our predecessor, Hudson Capital, LLC, where he was responsible for property operations and development. He also managed the development and construction of the Technicolor Building and capital investment activity at the Sunset Gower and Sunset Bronson properties. Mr. Barton has over 30 years of experience in development and construction, encompassing mixed use, office, industrial, and residential projects, from conceptual site plan analysis and entitlements through completion. Prior to joining Hudson Capital, LLC in November 2006, Mr. Barton served as First Vice President for Arden Realty, Inc., from January 1997, where he was responsible for conceptual development, land entitlements, financial analysis and construction management for all real estate developments, including the Howard Hughes Center project, a planned 2.7 million square foot mixed-use development in Los Angeles, California. Before his tenure at Arden Realty, Inc., Mr. Barton was Project Manager at Beers-Skanska Construction Company where he managed large-scale construction projects in the southeast United States, including the Celebration Place office building complex for Walt Disney Company in Orlando, Florida. He currently serves on the board of governors of the Los Angeles Chamber of Commerce. Mr. Barton holds a Bachelor of Science degree from Purdue University and Master of Business Administration degree in both Real Estate and Finance from the University of Georgia.
Steven Jaffe joined our Company in August of 2015 and serves as our Executive Vice President, Business Affairs. He previously served as our Chief Risk Officer. Prior to joining us, he served as Chief Investment Officer and Principal of BH Properties, a private real estate investment company, where he focused on acquisitions, dispositions and the marketing of the company. During his tenure at BH Properties, he also served as Executive Vice President and General Counsel. Prior to joining BH Properties, he served as General Counsel at the real estate investment trust Alexander Haagen Properties/Center Trust. Previously, he worked at the law firms of Russ August and Kabat and Pircher, Nichols and Meeks LLP. Mr. Jaffe earned his Bachelor of Arts in English from the University of California, Berkeley and his Juris Doctor from the University of California College of the Law, San Francisco.
Dale Shimoda has served as Executive Vice President, Finance since our IPO. Prior to the formation of our Company, Mr. Shimoda was a consultant to our predecessor, Hudson Capital, LLC, on various financial and operational matters, primarily related to its studio properties at Sunset Gower and Sunset Bronson. Prior to his engagement with Hudson Capital, LLC, Mr. Shimoda was Vice President of Acquisitions at Arden Realty, Inc., where he underwrote and performed due diligence on most of that company’s acquisitions. Mr. Shimoda has also worked in capital transactions at the Yarmouth Group, a New York-based pension fund advisor owned by Lend Lease, and as a management consultant at Ernst & Young LLP and Robert Charles Lesser & Co. Mr. Shimoda is a graduate of the University of California, Berkeley, Haas School of Business.
Kay L. Tidwell joined our Company in 2010 and serves as Executive Vice President, General Counsel and Chief Risk Officer. She is responsible for the Company’s corporate legal function, overseeing corporate governance matters, SEC and NYSE compliance, insurance and litigation, as well as managing outside counsel. Prior to joining us,

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
Ms. Tidwell was an attorney with the global law firm of Latham & Watkins LLP, where she began her legal career in the Los Angeles office, advising on a wide variety of corporate and securities matters, including our IPO. She also worked as the U.S. associate in the German offices of Latham & Watkins, and has worked in the legal department of Deutsche Bank in Germany and served as a U.S. legal advisor to the German Federal Ministry of Justice as a Robert Bosch Foundation Fellow. She is a member of the Women’s Leadership Council in Los Angeles and has served as the Chairperson of the Nareit Corporate Governance Council. Ms. Tidwell serves on the board of RF Industries, Ltd (NASDAQ: RFIL), a national manufacturer and marketer of interconnect products and systems,and is a member of its compensation committee and chair of its nominating and corporate governance committee. She also serves on the board of Elemental Music, a non-profit providing after-school music ensembles for elementary, middle and high school students. Ms. Tidwell received a Bachelor of Arts degree in English, magna cum laude, from Yale College and a Juris Doctor degree from Yale Law School.
Andy Wattula joined our Company in October 2017 and serves as the Company’s Chief Operating Officer. Prior to joining the Company, Mr. Wattula served as Managing Director with Beacon Capital Partners in Seattle, Washington, where he oversaw asset management and operations of Beacon Capital Partners’ properties in the Pacific Northwest, as well as acquisitions and development in the region. From 2006 to 2012, Mr. Wattula served as a Director with Hines in Seattle, Washington, focused on acquisitions, development and leasing of projects in the area. From 1997 to 2004, Mr. Wattula served as a Naval Flight Officer in the United States Navy. Mr. Wattula earned a Bachelor of Arts degree in Psychology from Vanderbilt University and a Master of Business Administration degree from Harvard Business School.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This section discusses the principles underlying the material components of our executive compensation program for our executive officers who are named in the “Summary Compensation Table” below and the factors relevant to an analysis of the compensatory policies and decisions. Our NEOs and their positions during 2024 were:
•
Victor J. Coleman, Chief Executive Officer and Chairman of the Board;

•
Mark T. Lammas, President and Treasurer;

•
Harout Diramerian, Chief Financial Officer;

•
Arthur X. Suazo, Executive Vice President, Leasing; and

•
Drew Gordon, Chief Investment Officer.

EXECUTIVE SUMMARY
Hudson Pacific Properties, Inc. is the only publicly traded REIT focused on acquiring, transforming, developing, leasing and operating premier real estate and related services demanded by the dynamic and synergistic tech and media industries. Our unique business model has evolved from a traditional office REIT to a dynamic real estate company that provides end-to-end real estate solutions for tech and media tenants. As we continue on this transformative path, we remain committed to deliver long-term value creation for our stockholders.
BUSINESS AND PERFORMANCE
Key financial and operating performance highlights for the year ended December 31, 2024 include:
•
Executed on 316 new and renewal leases totaling 2.0 million square feet, nearly 20% higher than 2023, and with new deals comprising 60% of all activity, the highest level since 2019. Significant leases (over 50,000 square feet) included:

•
157,000-square-foot new lease with the City and County of San Francisco at 1455 Market with a 21-year term

•
83,000-square-foot new direct lease with Salesforce’s sub-tenant at Rincon Center with an approximately three-year term

•
82,000 square feet of new and renewal leases with consumer electronics company TDK InvenSense at Concourse with an eight-year term

•
54,000-square-foot new lease with a software company at Bentall Centre with an approximately 11‑year term

•
Completed Sunset Glenoaks, a seven-stage, 241,000-square-foot studio development in Los Angeles, and Washington 1000, a 546,000-square-foot office development in Seattle

•
Progressed Sunset Pier 94, a six-stage, 232,000-square-foot studio development in Manhattan, set to deliver year-end 2025, with no further equity required from the Company to complete

•
Purchased for $43.5 million (before prorations and closing costs) our joint venture partner’s 45% ownership interest in 1455 Market in San Francisco, and subsequently signed the aforementioned lease with the City and County of San Francisco, the largest lease signed in downtown since 2021

•
Sold one and placed under contract to sell another non-core office asset for a total of $47.8 million (before prorations and closing costs), and used net proceeds to repay amounts on the Company’s unsecured revolving credit facility:

•
3176 Porter, a 47,000-square-foot office property in Palo Alto, California, for $24.8 million (closed fourth quarter 2024)

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
•
Foothill Research Center, a 195,121-square-foot office property in Palo Alto, California, for $23.0 million (closed first quarter 2025)

•
Executed on cost-cutting initiatives, including reducing G&A expense by $3.6 million compared to the Company’s initial guidance, and Quixote studios and services operating expenses by $7.5 million (annualized), with further savings in both categories anticipated this year

•
Following a favorable amendment to modify certain definitions and covenant calculations and adjust lender commitments from $900 million to $775 million, which was completed in first quarter 2025, but effective as of fourth quarter 2024, the Company ended the year with $518.3 million of total liquidity (excludes undrawn capacity under construction loans)

•
Maintained a quarterly dividend on our 4.750% Series C cumulative preferred stock of $0.296875 per share, equivalent to an annual rate of $1.18750 per share

Issued annual Better BlueprintTM report highlighting 2023 sustainability accomplishments, with ongoing recognition from GRESB, ENERGY STAR, Newsweek, Fitwel and S&P Global, among others during the 2024 calendar year
•
Received numerous corporate responsibility awards and recognition in the 2024 calendar year including:

•
GRESB Global Sector Leader, Office Americas and 5-Star Rating

•
ENERGY STAR Partner of the Year and Sustained Excellence

•
Newsweek America’s Most Responsible Companies

•
Fitwel Champion

•
S&P Global Sustainability Yearbook

•
Green Lease Leader, Silver Leader

•
BC’s Top Employers

2024 EXECUTIVE COMPENSATION HIGHLIGHTS
Our executive compensation program is designed to motivate and reward management for delivering market-leading operating and financial results that lead to long-term value creation for our stockholders while balancing our evolving platform and business strategy. In 2024, we remained focused on positioning ourselves for growth as the office and studio businesses continue to recover from the prolonged impact of macroeconomic factors, the lingering impacts of remote work on the office sector, and the historic and prolonged studio-related strikes, and accordingly made certain changes to our executive compensation program to support this initiative.
•
No Increases to Cash Compensation. Our NEOs’ cash compensation opportunities, including base salary and cash bonus opportunities, have not been increased since 2022 and remain unchanged for 2025.

•
Long-Term Incentive Program Redesign. Our historical long-term incentive program structure balanced operational performance achievements with stock price performance. Given the continued challenges faced in our sector, our Compensation Committee, with consultation from Ferguson Partners Consulting (FPC), the Committee’s independent compensation consultant, determined that it was appropriate to reevaluate our historical practice in order to keep our NEOs focused on stock price growth and shareholder alignment as they seek to position our portfolio for growth while balancing retention, as further described in the next bullet.

•
Emphasis on Long-Term Stock Price Growth. In 2024, our CEO, our President and our CFO received “upfront” equity awards sized to cover two years of grants (i.e., grants for 2024 and 2025) in order to encourage retention, stockholder alignment and stock price recovery. 50% of the awards are in the form of performance-based LTIP units that are earned only to the extent that we are able to achieve sustained long-term stock price growth during a five-year performance period from 2026 – 2030. They also contain a time-vesting component and a two-year post-vesting holding period. The remaining 50% of the awards are in

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
the form of time-based LTIP units with a five-year vesting period, with an additional three-year post-vesting holding period. We believe the time-vesting and post-vesting holding period requirements of these awards ensure long-term alignment with our stockholders.
Executive Pay and Financial-TSR Alignment
While our LTI redesign directly aligns our top NEOs with our stock price recovery, our historical and outstanding programs are also meaningfully tied to both financial and stock price performance. To the extent that we do not achieve strong absolute and relative returns, payouts are materially impacted. Additionally, performance-based and time-based equity awards granted to our NEOs have a two- to three-year, respectively, mandatory post-vest holding period, thereby further aligning our executives to the same stock price fluctuations as our stockholders over a long-term horizon. 2024 alignment between compensation and our financial and TSR performance is highlighted below:
•
No Payout Earned Under the 2022 Relative TSR Performance Units. Our 2022 Performance Unit program completed its three-year performance period on December 31, 2024 and earned 0% under the relative TSR component.

•
40% Reduction to the 2022 Operational Performance Units. Potential payouts under the operational component were reduced by 40% based on our three-year absolute TSR performance.

Direct Impact of TSR on CEO Compensation
As noted above, our 2022 Performance Unit program completed its three-year performance period on December 31, 2024. For the second consecutive year, the program earned 0% under the relative TSR component and potential payouts under the operational component were reduced by 40%. The following illustrates the earned value of our CEO’s 2022 Performance Unit Award as of December 31, 2024, of which only 9% of the reported grant date value was actually earned at the conclusion of the three-year period (consistent with our pay-for-performance philosophy).
2022 Performance Unit Award
January 1, 2022—December 31, 2024
(1)
Based on Performance Units earned at 92% of target based on the closing price of the Company’s common stock as of December 31, 2024 of $3.03. Earned units are subject to an additional two-year post vest holding period.

(2)
Reflects the grant date fair value of our CEO’s 2022 Performance Unit Award as reported in our 2023 Proxy Statement.

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM
Our executive compensation program utilizes a competitive pay-for-performance structure that is designed to:
•
Attract and retain high-caliber executive officers;

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Reward the accomplishment of short-term financial and operational performance objectives and ensure that executive compensation is significantly tied to long-term stockholder returns; and

•
Motivate strong performance results for long-term stock price growth.

Our Compensation Committee continues to proactively monitor and review our compensation program in an effort to ensure that it reflects best practices and ties significant components of pay to performance. Over the years, the Compensation Committee has considered (i) relevant market pay practice at other office REITs, (ii) current best practice in plan design, and (iii) retention and succession planning.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
Accordingly, we have implemented a pay-for-performance compensation structure that includes the following key elements for 2024:
KEY COMPENSATION PRACTICES
The following highlights several key principles of our executive compensation program. We believe these practices reflect strong governance and serve the interests of our stockholders.
•
Majority of executive compensation is at-risk, performance-based and tied to the achievement of financial and operational goals and stock price performance

•
Appropriate balance between short-term and long-term incentive measures

•
Formulaic cash bonus program based on a majority of objective corporate factors

•
Performance awards include rigorous stock price hurdles designed to reward long-term performance

•
Mandatory post-vest holding period of 3 years for our time-based equity awards and 2 years for any earned Performance Unit awards

•
Transparency with our stockholders on our compensation program, decisions and practices

•
Anti-hedging and anti-pledging policies

•
Clawback policy that applies to our executive officers and requires our recoupment of erroneously-paid compensation in the event of a financial restatement

•
Significant share ownership requirements, including 10x base salary for the CEO and 3x base salary for other NEOs

•
Engagement of an independent compensation consultant to advise the Compensation Committee on executive compensation matters

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
PAY MIX
The Compensation Committee is guided by the following principles in determining an appropriate compensation mix:
•
Fixed cash compensation should represent the smallest component of executive officer compensation;

•
The majority of executive officer compensation should be variable and heavily dependent upon the achievement of rigorous and objective performance requirements; and

•
The majority of executive officer compensation should be in the form of equity-based incentives that provide direct alignment with our stockholders.

Although the Compensation Committee does not target any particular peer group percentile when determining an appropriate compensation mix, the overall compensation structure should provide competitive compensation opportunities that will result in overall compensation at the higher-end of the peer range and that is attractive relative to compensation available at successful competitors if our performance exceeds expectations. Conversely, if the Company’s performance is below expectations and peer levels, it will result in overall compensation that is at the low end of the peer range and is less than those amounts paid at more successful competitors.
For 2024 performance, the total target direct compensation opportunity was allocated as follows:
The above includes the annualized value of the upfront time-based equity awards granted in 2024 to Messrs. Coleman, Lammas and Diramerian as these awards are intended to cover two years of annual grants and includes the 2024 annual time-based equity awards to Messrs. Suazo and Gordon.
2024 SAY-ON-PAY VOTE
We provide our stockholders with the opportunity to vote annually on the advisory approval of the compensation of our NEOs (a “say-on-pay proposal”). At our 2024 annual meeting, approximately 91.3% of votes cast were voted in favor of our say-on-pay proposal, which we believe affirms our stockholders’ support of our approach to our executive compensation program. Our say-on-pay vote is currently held on an annual basis, consistent with the preference expressed by a majority of our stockholders.
The Compensation Committee will continue to consider the outcome of our say-on-pay proposals when making future compensation decisions for our NEOs.
EXECUTIVE COMPENSATION PROCESS
Objectives of Our Compensation Program
Our executive compensation philosophy is designed to accomplish the following objectives:
•
To attract, retain and motivate a high-quality executive management team capable of creating long-term stockholder value;

•
To provide compensation opportunities that are competitive with the prevailing market, are rooted in a pay-for-performance philosophy, and create a strong alignment of management and stockholder interests; and

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
•
To achieve an appropriate balance between risk and reward in our compensation programs that does not incentivize unnecessary or excessive risk-taking.

How We Determine Executive Compensation
COMPENSATION COMMITTEE	COMPENSATION CONSULTANT	HPP MANAGEMENT
Exercises independent discretion with respect to executive compensation matters	Advises the Committee on competitive benchmarking for pay levels, best practices in plan design, and governance trends	CEO provides input on individual performance for other NEOs and results against key non-financial business goals
Administers our equity incentive programs, including reviewing and approving equity grants to our NEOs	Assists with peer group selection and analysis	Provides additional information as requested by the Committee
Reviews and approves individual targets and actual compensation for the most senior executives	Reviews and advises on recommendations, plan design and measures
ROLE OF THE COMPENSATION COMMITTEE
The Compensation Committee determines compensation for our NEOs and consists of three independent directors. The purpose and responsibilities of the Compensation Committee include the following:
•
Review and approve corporate goals and objectives relevant to the compensation of the officers of the Company and the CEO, as well as evaluate the CEO’s performance and determine and approve the CEO’s compensation level based on this evaluation;

•
Review any market-based compensation data provided by its compensation consultant, as described in greater detail below;

•
Make recommendations to the Board with respect to the compensation of non-employee directors;

•
Work with its compensation consultant to implement compensation policies aligned with our executive compensation objectives; and

•
Continue to consider additional factors that may be appropriate for inclusion in our long-term compensation philosophy.

The Compensation Committee operates under a written charter adopted by our Board, a copy of which is available on our website at www.HudsonPacificProperties.com. Information contained on our website is not incorporated by reference into this Proxy Statement, and you should not consider information contained on our website to be part of this Proxy Statement.
ENGAGEMENT OF COMPENSATION CONSULTANT
The Compensation Committee is authorized to retain the services of one or more executive compensation advisors, in its discretion, to assist with the establishment and review of our compensation programs and related policies. In 2024, the Compensation Committee engaged FPC to provide market-based compensation data and to advise on industry trends and best practices.
Other than advising the Compensation Committee as described above, FPC did not provide any services to the Company in 2024. The Compensation Committee has sole authority to hire, fire and set the terms of engagement with FPC. The Compensation Committee has considered the independence of FPC, consistent with the requirements of NYSE and SEC rules, and has determined that FPC is independent and that there is no conflict of interest resulting from retaining FPC.
ROLE OF MANAGEMENT AND THE CHIEF EXECUTIVE OFFICER
The CEO provides the Compensation Committee with input on individual performance of all of his direct reports. The other NEOs do not play a role in determining their own compensation, other than discussing their performance

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
with our CEO and assisting in the identification of appropriate cash bonus goals. During 2024, the Compensation Committee held meetings both independently and with the participation of our CEO. The Compensation Committee’s compensation consultant also participated in select meetings, at the committee’s request.
How We Use Peer Group Data
Each year, the Company reviews the peer group (the “Executive Compensation Peer Group”) to determine the appropriateness of each peer company, as well as the peer group in totality. In assessing our peer group, FPC prepared for the Compensation Committee a peer group using the following selection criteria:
•
Office sector REITs that invest in Class “A” space in high barrier-to-entry markets;

•
Select diversified REITs that own a large office portfolio; and

•
Peer companies that generally range in size from approximately 0.5x to 2.5x of our total enterprise value of implied equity market capitalization, while also being sensitive to peer group continuity and market fluctuations.

In 2024, no changes were made to our peer group based on an assessment of the above. Our peer group had a median enterprise value(1) of $6.6B, compared to Hudson Pacific Properties at $5.7B, and included the following companies:
2024 Peer Group
Brandywine Realty Trust (BDN)	Kilroy Realty Corporation (KRC)
Cousins Properties Incorporate (CUZ)	Paramount Group, Inc. (PGRE)
Douglas Emmett, Inc. (DEI)	Piedmont Office Realty Trust (PDM)
Empire State Realty Trust, Inc. (ESRT)	SL Green Realty Corp. (SLG)
Highwoods Properties,Inc. (HIW)	Vornado Realty Trust (VNO)
JBG SMITH Properties (JBGS)

(1)
Per S&P Global Market Intelligence as of December 31, 2024.

The Compensation Committee uses the peer group data as one tool in assessing and determining pay for our NEOs. Peer group data is intended to provide the Compensation Committee with insight into the overall market pay levels, market trends, best governance practices and industry performance. The compensation analysis for the peer group provided an overview of typical compensation components (e.g., base salaries, annual bonuses and long-term equity incentives), as well as the range of compensation levels by position, in each case, generally found within the relevant peer group. The peer group compensation analysis prepared by FPC was used by the Compensation Committee for informational purposes only and to assess the competitiveness of each NEO’s overall compensation.
ELEMENTS OF EXECUTIVE OFFICER COMPENSATION
We design the principal components of our executive compensation program to achieve one or more of the principles and objectives described above. We view each component of our executive compensation program as related but distinct, and we regularly reassess the total compensation of our executive officers to ensure that our overall compensation objectives are met. Compensation of our NEOs consists of the following elements:
•
Base salary;

•
Annual performance-based cash bonuses;

•
Time-vesting equity incentive compensation grants, for certain NEOs, and multi-year equity-based performance equity award programs;

•
Severance and change in control benefits; and

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
•
Retirement, health and welfare benefits and certain limited perquisites and other personal benefits.

Our compensation programs are designed to be flexible and complementary, and to collectively serve all of the executive compensation principles and objectives. In addition, the compensation levels of our NEOs reflect to a significant degree the varying roles and responsibilities of such executives.
The following is a discussion of the primary elements of 2024 compensation for each of our NEOs.
Base Salaries
Base salaries are approved and periodically reviewed by the Compensation Committee. We believe that these salary levels provide appropriate levels of fixed income based on the background, qualifications and skill set of each executive.
•
No formulaic base salary increases are provided to our NEOs; however, the Compensation Committee may adjust base salaries in connection with its periodic review.

•
While the Company does not target any particular peer group percentile for salaries (or any other compensation element), the Compensation Committee does factor peer group salaries into the overall decision-making process and determined these levels were appropriate in the context of each individual’s role, responsibility and performance.

•
In December 2023, the Compensation Committee reviewed base salaries for the NEOs based on competitive market data, internal equity factors, individual performance, and individual roles and responsibilities. Based on this competitive review, the Compensation Committee determined to not increase executives’ base salaries for 2024. The following table sets forth the 2024 base salaries for each of our NEOs:

EXECUTIVE	2024 BASE SALARY ($)
Victor J. Coleman	1,000,000
Mark T. Lammas	762,000
Harout Diramerian	473,000
Arthur X. Suazo	578,000
Drew Gordon	552,500
Cash Bonuses
During 2024, our NEOs were eligible for annual cash bonus payments based in part upon:
•
Achieving objective financial performance goals during the year, and

•
The Compensation Committee’s review of other key corporate performance factors and each NEO’s individual performance.

2024 Cash Bonus Opportunities
Each executive’s annual cash bonus amount is based upon threshold, target and maximum percentages of base salary and were set at a level that would provide NEOs with total cash compensation dependent on Company and individual performance.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
For 2024, cash bonus opportunities at threshold, target and maximum for the NEOs remained unchanged from 2023 levels, as follows:
EXECUTIVE	THRESHOLD	TARGET	MAXIMUM
Victor J. Coleman	105%	175%	262.5%
Mark T. Lammas	78%	130%	195.0%
Harout Diramerian	69%	115%	172.5%
Arthur X. Suazo	69%	115%	172.5%
Drew Gordon	69%	115%	172.5%
2024 Cash Bonus Scorecard
For 2024, we used a formulaic cash bonus program that is based primarily on the achievement of several objective Company performance criteria that incentivize management to focus on financial goals that are aligned with our annual operating budget and strategic goals for the year. The Compensation Committee’s goal setting process is multi-faceted. Each year, metrics and goals are established based on a thorough review of historical goals, industry expectations and internal priorities and budgeting. Target levels are intended to be both challenging and achievable while maximum levels are intended to represent stretch goals, which, if achieved, will result in performance at the top of our sector.
The following highlights the 2024 key considerations and changes:
•
Majority of Bonus Tied to Objective Financial Goals. Continued to allocate 80% to pre-established corporate performance goals and 20% to other key performance factors assessed by the Compensation Committee (including the management of our studio business);

•
Reinstated FFO per Share metric. Despite the continued headwinds impacting our FFO per share results, we remained committed to including a per share earnings metric in our program, consistent with our historical programs. For 2024, as a result of the lingering impact of the writers’ strike on the Company’s studio business, goals were calibrated on both a quarterly basis and annual basis, with the overall FFO per share payout capped at target to the extent the full-year FFO per share target was not achieved.

•
Increased weighting on Operational and Financial Goals. We have been the market leader in the sector in corporate responsibility and have made significant progress in achieving our priorities. In acknowledgement of these achievements, and as we continue to work towards longer-term goals, we increased the overall weighting tied to operational and financial metrics and subsequently reduced the weighting on corporate responsibility priorities.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
The 2024 cash bonus program included the following measures:
METRIC AND RATIONALE FOR INCLUSION		WEIGHTING	THRESHOLD	TARGET	MAXIMUM	ACTUAL
Quarterly FFO(1)	1Q	6.25%	$0.15	$0.17	$0.19	$0.17
	2Q	6.25%	$0.15	$0.17	$0.19	$0.17
	3Q	6.25%	$0.08	$0.10	$0.10	$0.10
	4Q	6.25%	$0.09	$0.11	$0.13	$0.11
Leasing Volume. (in thousands of square feet)		25%	1,498.5	1,665.0	1,831.5	2,029.3
Average Annual Net Debt to Average Annual Consolidated Gross Assets		20%	39%	38%	37%	36.5%
Accomplishment of Corporate Responsibility Priorities Encourages focus and progress toward measurable annual goals and promotes transparency on our strategy and objectives		10%	6 of 10	8 of 10	10 of 10	9 See Below
Other Key Corporate Performance Factors and Individual Performance		20%	Compensation Committee’s Assessment (See Below)			100%

(1)
Each quarterly FFO per share goal may be earned above (or below) target, but the overall 25% portion of the bonus based on FFO per share will be capped at target if full-year FFO per share results are less than $1.05, the midpoint of the full-year FFO guidance. FFO is a non-GAAP measure. Refer to Appendix A for a definition of FFO and a reconciliation of net income to FFO.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
The following reflects the accomplishment of 2024 corporate responsibility priorities, which represents 10% of the cash bonus program, the possible points that can be earned under each goal, and the actual points earned for 2024. The achievement of 6 points results in a threshold payout, 8 points results in a target payout and 10 points results in a maximum payout, with linear interpolation for in-between performance as follows:
CORPORATE RESPONSIBILITY PRIORITIES	POSSIBLE POINTS	ACTUAL POINTS	YEAR END 2024 STATUS
Publication of Annual Corporate Responsibility Report	Up to 2 Points	2 Points	Comments
Report aligns with established corporate responsibility reporting framework (e.g., GRI, SASB, TCFD)	1	1	Better BlueprintTM report was aligned with GRI, SASB and TCFD
Key data in the report is reviewed and/or assured by an independent third-party	1	1	Report assured by Ernst & Young
Submission to Key Third Party Surveys	Up to 2 Points	2 Points	Comments
Maintain or improve GRESB score	1	1	Assessed on a relative basis due to underlying changes in GRESB scoring methodology. Score decreased by 1 point
Maintain or improve CDP score	1	1	Maintained CDP score
Recognition from Prominent Third Parties	Up to 2 Points	1 Point	Comments
Recognition from at least two national/international sustainability organizations (e.g., ENERGY STAR, Newsweek, USGBC)	1	1	ENERGY STAR Partner of the Year 2024, Newsweek America’s Most Responsible Companies 2024
Recognition from at least one national/international real estate industry association (e.g., Nareit, BOMA, NAIOP)	1	0	Did not receive a national award
Meaningful Progress Toward HPP’s Key Long-Term Corporate Responsibility Goals	Up to 4 Points	4 Points	Comments(1)
Climate: On track to achieve HPP’s science-based target to reduce absolute GHG emissions 50% by 2030, from a 2018 baseline	1	1	36% by year end 2023, on track to target
Waste: On track to achieve HPP’s target to be zero waste (90% landfill diversion rate) in all operations by 2030	1	1	47% by year end 2023, on track to target
Community Impact: Adherence to HPP’s commitment to donate1% of adjusted net earnings annually	1	1	Donated >$800K in 2023, above target
Local Suppliers: On track to achieve HPP’s target to increase development project spend with local suppliers to 15% by 2025	1	1	All development projects meeting this target as of year end 2023
TOTAL POSSIBLE POINTS:	10 POINTS	9 POINTS

(1)
At the time 2024 cash bonus compensation was determined, full year data for 2024 was not yet available. Full year 2023 metrics were relied upon for the below elements.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
The 2024 cash bonus program also contained an element based on the Compensation Committee’s assessment of other key corporate performance factors and the executive’s individual performance. In determining whether each executive should receive a payout under this component, the Compensation Committee reviewed the Business and Performance elements outlined below:
PERFORMANCE FACTOR	REVIEW OF 2024 PERFORMANCE
Office leasing activity
•
Executed on 316 new and renewal leases totaling 2.0 million square feet, nearly 20% higher than 2023, and with new deals comprising 60% of all activity, the highest level since first quarter 2019

•
Signed significant leases including a 157,000-square-foot new lease with the City and County of San Francisco at 1455 Market, the largest lease signed in downtown San Francisco since 2021

Development activity	• Substantially completed the 546,000-square-foot Washington 1000 office development in Seattle and the 241,000-square-foot Sunset Glenoaks studio development in Los Angeles
Dispositions activity
•
Sold 3176 Porter, a 47,000-square-foot office property in Palo Alto, California, for gross proceeds of $24.8 million before prorations and closing costs

•
Entered into a contract to sell Foothill Research Center, a 195,121-square-foot office asset in Palo Alto, for $23.0 million, and reclassified the property as held-for-sale

Cost containment initiatives	• Lowered G&A expense by $3.6 million compared to the Company’s initial guidance • Reduced Quixote studios and services operating expenses by $7.5 million (annualized)
Balance sheet and liquidity management
•
Ended the year with $518.3 million of total liquidity comprised of $455.0 million of undrawn capacity under the unsecured revolving credit facility(1) and $63.3 million of unrestricted cash and cash equivalents

•
$153.4 million and $1.0 million, or $39.2 million and $0.5 million at HPP’s share, of undrawn capacity under construction loans secured by Sunset Pier 94 and Sunset Glenoaks, respectively

•
HPP’s share of net debt to HPP’s share of undepreciated book value was 38.7% with 90.7% of debt fixed or capped, with no maturities until November 2025

(1)
Reflects the January 2025 amendment to the unsecured revolving credit facility to favorably adjust certain definitions and covenant calculations beginning with the period ending December 31, 2024, in light of which lender commitments are $775 million compared to the prior amendment amount of $900 million. The facility matures in December 2026 (including extension options).

2024 Cash Bonus Payouts
Based on achievements described above and in consideration of each NEO’s considerable efforts and individual achievements in 2024, the Compensation Committee awarded a payout at 100% of target under the discretionary component of the cash bonus program.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
The 2024 annual cash bonuses paid to our NEOs are as follows:
EXECUTIVE	2024 Bonus ($)
Victor J. Coleman	$2,187,501
Mark T. Lammas	$1,238,251
Harout Diramerian	$679,938
Arthur X. Suazo	$830,876
Drew Gordon	$794,220
Long-Term Equity Incentives
The goals of our long-term, equity-based awards are to incentivize and reward increases in long-term stockholder value and to align the interests of our NEOs with the interests of our stockholders.
2024 Equity Award Redesign
For the 2024 equity awards, the Compensation Committee, in collaboration with FPC, conducted a holistic review that included the following key findings:
•
External Business Environment. Our management team needed to be focused on continuing to navigate an unprecedented confluence of an unfavorable macroeconomic environment for office owners, the lingering impacts of remote work, and the historic and prolonged studio-related strikes. Focusing on long-term growth vs. short-term headwinds was critically important

•
Stock Price Performance. The core of HPP’s compensation philosophy has always emphasized alignment with our stockholders over the long term. As a result of the external business environment, our stock price (consistent with many of our office peers) had decreased significantly

•
Changes to Compensation During Transitional Periods. In addition to the holistic annual compensation market review conducted, the Compensation Committee also reviewed compensation programs used to ensure alignment and effectiveness during periods of significant disruption and noted two key themes: (i) absolute stock price recovery becomes the predominant measure for LTI delivered to key senior leaders most responsible for driving long-term growth, and (ii) retention and stability becomes more important for other employees tasked with day-to-day execution

•
Governance Factors. Our Compensation Committee also considered preferences of our stockholders and sought to understand what programs had provided better alignment and more favorable say-on-pay outcomes (such as longer vesting periods and goal rigor)

Following this review, the Compensation Committee approved a new 2024 long-term equity award program as follows:
•
Shareholder Alignment Program for Top Senior Leaders. To ensure the engagement and retention of the Company’s top senior leaders and to motivate them to take actions that restore shareholder value, in January 2024, the Committee granted Messrs. Coleman, Lammas and Diramerian “upfront” equity awards that cover two years of grants (i.e., grants for 2024 and 2025). A similar structure has been used by other office REITS, and the Committee determined that increasing rigor and enhancing governance was appropriate as follows:

•
Awards were approved at the same time as other year-end decisions and in accordance with our usual grant cycle to avoid any perception of timing the market for management’s benefit

•
With respect to the performance awards, stock price achievement will not be assessed before 2026 and requires a 20 consecutive trading-day average be maintained, and further requires an ~100%

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
increase from the closing price of our common stock from the date the Compensation Committee approved the design, to earn the maximum payout (among the most challenging goals set in the office REIT industry)
•
Performance awards are eligible to be earned and may vest between years three and five and are also subject to a two-year post-vest holding period; time-based awards vest over five years and are also subject to a three-year post-vest holding period. This time-based vesting schedule subjects our senior leaders to an additional year of vesting than if we had granted annual awards in 2024 and 2025 under our traditional three-year vesting schedule

•
The next cycle of awards were granted to our employees in January 2025, with no grants (time-based or performance-based) to be made to Messrs. Coleman, Lammas and Diramerian in 2025

•
Retention Equity for other Employees. In January 2024, Messrs. Suazo and Gordon (as well as all other EVPs) received only time-based LTIP Unit awards covering one year of equity grants (equal to the value of their 2023 target LTI awards). Long-term equity incentives granted in time-based LTIP Units were intended to bolster retention and boost morale following several years of declining stock prices and low performance award payouts. While there were no performance conditions associated with these awards, they are subject to both a three-year vesting period, plus a three-year post-vest holding period (meaning no units may be sold until four years after the grant date). The long-term vesting/holding requirements creates significant alignment with our stockholders irrespective of any performance conditions.

2024 LTIP Unit Awards
In determining the dollar-denominated value of the LTIP Unit awards for our NEOs, the Compensation Committee analyzed:
•
The Company’s financial and operational performance;

•
The role and responsibilities of the individual;

•
Individual performance history (which for NEOs other than our CEO included Mr. Coleman’s input); and

•
Prevailing market practices based on market data provided by FPC with respect to our Executive Compensation Peer Group.

Annual equity awards were not determined based on the attainment of any particular individual or Company-level performance goal(s) or the application of any benchmarking or formula(e). Instead, the Compensation Committee considered the peer group market data and our operational performance in determining the appropriate values. Based on this assessment, the Compensation Committee determined it was appropriate to keep each executive’s dollar-denominated value of the annualized 2024 Annual LTIP Unit awards unchanged from amounts granted with respect to the 2023 Annual LTIP Unit awards.
The Annual LTIP Unit awards were as follows:
•
Messrs. Coleman, Lammas and Diramerian received 50% of their 2024 target equity grant (an amount equal to 2x the value of the 2023 target equity grant) in the form of time-based LTIP units. As previously described, the time-based LTIP units granted to Messrs. Coleman, Lammas and Diramerian are intended to cover two years of grants. Messrs. Coleman, Lammas and Diramerian did not receive equity grants in January 2025.

EXECUTIVE	2024 LTIP Unit Awards (Granted in January 2024) ($)(1)	Annualized Value(2)	2023 Annual LTIP Unit Awards ($)
Victor J. Coleman	8,000,000	4,000,000	4,000,000
Mark T. Lammas	3,500,000	1,750,000	1,750,000
Harout Diramerian	1,250,000	625,000	625,000

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
These awards will vest in five equal, annual installments on each of the first five anniversaries of the grant date, subject to the executive’s continued service through such vesting date and further subject to an additional mandatory holding period under which the NEOs cannot transfer vested units for an additional three years following the applicable vesting date. The LTIP Unit awards are subject to accelerated vesting upon certain terminations (as described below in the section entitled “Potential Payments Upon Termination or Change in Control”).
•
Messrs. Suazo and Gordon received 100% of their 2024 target equity grant (an amount equal to the value of their 2023 target equity grant) in the form of time-based LTIP Units.

EXECUTIVE	2024 LTIP Unit Awards (Granted in January 2024) ($)(1)	2023 Annual LTIP Unit Awards—Including Total Target Award of Performance Units
Arthur X. Suazo	1,125,000	1,125,000
Drew Gordon	940,000	N/A
These awards will vest in three equal, annual installments on each of the first three anniversaries of the grant date, subject to the executive’s continued service through such vesting date and further subject to an additional mandatory holding period under which the NEOs cannot transfer vested units for an additional three years following the applicable vesting date. The LTIP Unit awards are subject to accelerated vesting upon certain terminations (as described below in the section entitled “Potential Payments Upon Termination or Change in Control”).
(1)
Amounts reflect dollar-denominated values of LTIP unit awards. The grant date fair values, computed in accordance with ASC 718, are $7,541,980, $3,299,614, $1,178,435, $892,985 and $746,139 for Messrs. Coleman, Lammas, Diramerian, Suazo, and Gordon, respectively.

(2)
Amounts reflect dollar-denominated values of LTIP unit awards annualized over the two years of grants the award is intended to cover.

Performance Unit Awards
Performance Unit awards are granted as Performance Units in our operating partnership. Under the Performance Unit program, a fixed number of Performance Units will be issued at the onset of the performance period and may be earned under a range of payouts based on stated goals. Below is a summary of the key terms of the 2024 Performance-Based Unit awards granted to Messrs. Coleman, Lammas and Diramerian. Messrs. Suazo and Gordon did not receive Performance Units in 2024.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
FEATURE	DESCRIPTION	OBJECTIVE
Stock Price Performance Hurdles
•
Maximum: 100% of Performance Units earned at $10.42 per share (~100% increase)

•
High: 75% of Performance Units earned at $9.55 per share (~83% increase)

•
Target: 50% of Performance Units earned at $7.82 per share (~50% increase)

•
Threshold: 25% of Performance Units earned at $6.51 per share (~25% increase)

• Rigorous stock price goals set to motivate management to grow the Company’s stock price over the next several years
Performance Period	• Performance Units may be earned beginning on January 1, 2026 through December 31, 2030	• Performance period begins in year 3, requiring long-term sustained growth to achieve the performance hurdles
Time-Based Vesting Period
•
Earned Performance Units will vest based on continued service over a 5-year vesting period, as follows:

☐   60% vests on January 1, 2027
☐   20% vests on January 1, 2028
☐   20% vests on January 1, 2029
•
Subject to a 2-year post-vest holding period

• Long-term, back-ended vesting in addition to post-vest holding period ensures alignment with stockholders, even following the conclusion of the measurement period
The Compensation Committee approved the following 2024 Performance Units:
	2024 UPFRONT GRANT PERFORMANCE UNIT AWARD VALUES
EXECUTIVE	2024 AGGREGATE TARGET AWARD ($)	2024 ANNUALIZED VALUE OF TARGET AWARD ($)	2023 Total Target Award ($)
Victor J. Coleman	8,000,000	4,000,000	4,000,000
Mark T. Lammas	3,500,000	1,750,000	1,750,000
Harout Diramerian	1,250,000	625,000	625,000
Although the program is designed to grant a “target” number of units, with adjustments upwards/downwards based on performance, in order to address certain tax requirements that apply to Performance Units, the Performance Units were issued at maximum. Therefore, based on our performance, the Performance Units can be earned at maximum (if maximum goals are achieved) or, if maximum goals are not achieved, the Performance Units will be adjusted downwards.
Status of Performance Unit Awards and Achievement of 2022 Performance Unit Awards
The following depicts the status of our outstanding Performance Unit awards, including the achievement of our 2022 Performance Unit Awards, which completed the three-year performance period on December 31, 2024:

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
(1)
Weight is based on the grant date fair value.

(2)
Payouts are based on the amounts earned (or tracking to be earned for the 2023 and 2024 awards) based on performance through December 31, 2024, expressed as a percentage of target.

Our 2022 Performance Unit program completed its three-year performance period on December 31, 2024. Under our 2022 Performance Unit program, Performance Units based on relative TSR performance may be earned between 37.5% and 250% of target based on relative TSR performance equal to -1,000 bps to +1,500 bps as compared to the FTSE NAREIT Equity Office Index. Performance Units based on operational metrics were “earned” at the end of the one-year performance period on December 31, 2022 at 193.1%, and are subject to modification based on absolute TSR performance. Based on a relative TSR equal to -5,360 bps achieved during the performance period, our 2022 Performance Unit program earned 0% under the relative TSR component and payouts under the operational component were reduced by 40% based on our three-year absolute TSR performance of -76.3%.
OTHER ASPECTS OF OUR EXECUTIVE COMPENSATION PROGRAM
Risk Mitigation
Our executive compensation program is designed to achieve an appropriate balance between risk and reward that does not incentivize unnecessary or excessive risk-taking. We believe that our annual cash bonus program and our equity-based compensation program (including the time-based equity awards and the Performance Units, OPPs or other performance-based awards) contain appropriate risk mitigation factors, as summarized below:

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
Ownership Guidelines
In addition to the elements of executive officer compensation described below, we have adopted stock ownership guidelines pursuant to which our NEOs are required to hold a number of shares of our common stock having a market value equal to or greater than a multiple of each executive’s base salary. A new NEO has from the later of (i) four years from the date of his or her promotion, (ii) two years from the date on which such executive became an NEO or (iii) in the case of a new employee, four years from his or her employment start date. Our stock ownership guidelines are as follows:
EXECUTIVE	OWNERSHIP REQUIREMENT AS A MULTIPLE OF BASE SALARY
Victor J. Coleman	10x
NEOs	3x
All other executives	1x
As of January 1, 2025, each of our NEOs, other than Mr. Diramerian, met the stock ownership requirements. As of January 1, 2024, Mr. Diramerian was in compliance with these guidelines, however, as of January 1, 2025, he was no longer in compliance solely due to fluctuations in our stock price (and not due to his transfer or disposition of his shares of common stock).
Clawback Policy
We have adopted a compensation recovery policy that requires the recovery of certain erroneously paid incentive compensation received by our Section 16 officers on or after October 2, 2023, and which can be recovered from time-vesting or performance-vesting equity compensation (in addition to other forms of compensation).
Anti-Hedging and Anti-Pledging Policy
The Board has established a policy that prohibits hedging and pledging by our officers, members of the Board and other employees. The policy prohibits any director, officer or other employee of the Company from trading in puts or

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
calls or engaging in other hedging transactions involving the Company’s securities. Pledging the Company’s securities as collateral to secure loans is also prohibited. All of our executive officers, members of the Board and employees are in compliance with such policy.
EMPLOYEE BENEFITS
Our full-time employees, including our NEOs, are eligible to participate in health and welfare benefit plans, which provide medical, dental, prescription, short-term and long-term disability, life insurance, an employee assistance program and other health benefits. We believe that these benefits are a key component of a comprehensive compensation package, providing essential protections to our NEOs and enhancing the overall desirability and competitiveness of our total rewards package.
Our employees, including our NEOs, who satisfy certain eligibility requirements may participate in our 401(k) retirement savings plan. Under the 401(k) plan, eligible employees may elect to contribute pre-tax and post-tax amounts to the plan, up to a statutorily prescribed limit. In 2024, we matched a portion of the contributions to the 401(k) plan on behalf of eligible employees. With respect to our executive officers, the discretionary employer match for 2024 was 40% of the participant’s contribution to the plan up to a max of 6% of their eligible compensation. We believe that providing a vehicle for tax- preferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.
ADDITIONAL COMPENSATION COMPONENTS
In the future, we may provide different and/or additional compensation components, benefits and/or perquisites to our NEOs to ensure that we provide a balanced and comprehensive compensation structure. We believe that it is important to maintain flexibility to adapt our compensation structure to properly attract, motivate and retain the top executive talent for which we compete. All future practices regarding compensation components, benefits and/or perquisites will be subject to periodic review by the Compensation Committee.
SEVERANCE AND CHANGE IN CONTROL BENEFITS
As described more fully below in the sections entitled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2024 Table” and “Potential Payments Upon Termination or Change in Control,” we have entered into employment agreements with our NEOs that provide for various severance and change in control benefits and other terms and conditions of employment.
We believe that the protections contained in these employment agreements will help to ensure the day-to-day stability necessary to our executives to enable them to properly focus their attention on their duties and responsibilities with the Company and will provide security with regard to some of the most uncertain events relating to continued employment, thereby limiting concern and uncertainty and promoting productivity.
The treatment of outstanding equity-based awards held by our NEOs upon a termination or change in control is covered in the respective award agreements and described in more detail in the section “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2024 Table” and “Summary of Potential Payments Upon Termination or Change In Control” below.
TAX CONSIDERATIONS
Section 409A of the Internal Revenue Code
Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
and benefits plans and arrangements for all of our employees and other service providers, including our NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.
Section 280G of the Internal Revenue Code
Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% penalty on the individual receiving the excess payment.
Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation. In approving the compensation arrangements for our NEOs in the future, the Compensation Committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G of the Code. However, the Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.
ACCOUNTING STANDARDS
ASC Topic 718 requires us to calculate the grant date “fair value” of our stock-based awards using a variety of assumptions. ASC Topic 718 also requires us to recognize an expense for the fair value of equity-based compensation awards. We have elected to account for forfeitures of awards as they occur. Grants of restricted stock, RSUs and Performance Units under our equity incentive award plans will be accounted for under ASC Topic 718. The Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align the accounting expense of our equity awards with our overall executive compensation philosophy and objectives.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the compensation of our NEOs for the years ended December 31, 2022, December 31, 2023 and December 31, 2024, as well as their positions for 2024:
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)(1)	STOCK AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
Victor J. Coleman Chief Executive Officer and Chairman of the Board	2024	1,000,000	350,000	21,567,422	1,837,501	46,711	24,801,634
	2023	1,000,000	192,500	6,192,162	743,750	241,267	8,369,679
	2022	1,000,000	164,593	4,822,958	658,373	144,416	6,790,340
Mark T. Lammas President and Treasurer	2024	762,000	198,120	9,435,745	1,040,131	11,579	11,447,575
	2023	762,000	108,966	2,829,428	421,005	9,646	4,131,045
	2022	762,000	93,169	2,215,837	372,674	8,804	3,452,484
Harout Diramerian Chief Financial Officer	2024	473,000	108,790	3,369,910	571,148	11,552	4,534,400
	2023	473,000	89,752	966,739	346,768	9,646	1,885,905
	2022	473,000	76,741	752,883	306,966	8,804	1,618,394
Arthur X. Suazo Executive Vice President, Leasing Executive	2024	578,000	132,940	892,985	697,936	11,579	2,313,440
	2023	578,000	146,234	758,734	564,995	9,646	2,057,609
	2022	578,000	62,518	812,572	250,073	8,804	1,711,967
Drew Gordon Chief Investment Officer	2024	552,500	127,075	746,139	667,145	11,579	2,104,438

(1)
Amounts represent discretionary bonuses paid to our NEOs under our 2024 cash bonus program in respect of the Compensation Committee’s assessment of individual and corporate performance during the applicable fiscal year.

(2)
Amounts for 2024 reflect the full grant-date fair value of LTIP Unit awards and, with respect to Messrs. Coleman, Lammas and Diramerian, Performance Unit awards granted in 2024, each computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. The 2024 Performance Unit awards are subject to market conditions. The amounts in the table with respect to the 2024 Performance Unit awards represent the grant date fair value calculated using a Monte Carlo simulation model in the following amounts: $14,025,442, $6,136,131 and $2,191,475 for Messrs. Coleman, Lammas and Diramerian, respectively.

We provide information regarding the assumptions used to calculate the value of all LTIP Unit awards and Performance Unit awards made to executive officers in Notes 2 and 15 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on February 25, 2025. There can be no assurance that awards will vest (if an award does not vest, no value will be realized by the individual). The measures that determine the number of Performance Units issued to an NEO are stock price hurdles, assessed over the applicable performance period as described in more detail in “Elements of Executive Officer Compensation—Long-Term Equity Incentives” above. The 2024 Performance Unit awards are treated as market condition awards as defined under ASC Topic 718, and as a result, the maximum values of the awards will not differ from the fair values presented in the table above.
(3)
The amounts shown represent the non-discretionary bonuses earned in the applicable year under our cash bonus program.

(4)
Amounts for all NEOs represent $9,000 for the Company’s 401(k) match, $528 for life insurance premiums (except for Mr. Diramerian whose premium was $501), $1,571 in short-term disability premiums and $480 for long-term disability premiums; for Mr. Coleman, includes $35,132 in incremental costs to the Company for the personal use of an aircraft.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
GRANTS OF PLAN-BASED AWARDS IN 2024
The following table sets forth information regarding grants of plan-based awards made to our NEOs during the year ended December 31, 2024:
		ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK	GRANT DATE FAIR VALUE OF STOCK AWARDS ($)
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Victor J. Coleman		$1,050,000	$1,750,000	$2,625,000	—	—	—	—	—
	1/1/2024(2)	—	—	—				1,017,811	7,541,980(3)
	1/1/2024(4)	—	—	—	508,906	1,017,812	2,035,623	—	14,025,442(5)
Mark T. Lammas		594,360	990,600	1,485,900	—	—	—	—	—
	1/1/2024(2)	—	—	—	—	—	—	445,292	3,299,614(3)
	1/1/2024(4)	—	—	—	222,646	445,293	890,585	—	6,136,131(5)
Harout Diramerian		326,370	543,950	815,925	—	—	—	—	—
	1/1/2024(2)	—	—	—	—	—	—	159,033	1,178,435(3)
	1/1/2024(4)	—	—	—	79,517	159,033	318,066	—	2,191,475(5)
Arthur X. Suazo		398,820	664,700	997,050	—	—	—	—	—
	1/1/2024(2)	—	—	—	—	—	—	120,837	892,985(3)
		—	—	—	—	—	—	—
Drew Gordon		381,225	635,375	953,063	—	—	—	—	—
	1/1/2024(2)	—	—	—	—	—	—	100,966	746,139(3)
		—	—	—	—	—	—	—

(1)
Amounts shown in these columns represent each NEO’s annual cash bonus opportunity under our 2024 cash bonus program. The “Target” amount represents the NEO’s target bonus if each non-discretionary performance goal was achieved at the target level, and the “Threshold” and “Maximum” amounts represent the NEO’s threshold and maximum bonuses, respectively, if each performance goal was achieved at the minimum or the maximum levels.

(2)
The Compensation Committee approved LTIP Unit awards for each NEO, effective January 1, 2024. For Messrs. Coleman, Lammas and Diramerian, awards will vest in five equal, annual installments on each of January 1, 2025, January 1, 2026, January 1, 2027, January 1, 2028 and January 1, 2029, subject to continued service with us through the applicable vesting date. For Messrs. Suazo and Gordon, awards will vest in three equal, annual installments on each of January 1, 2025, January 1, 2026 and January 1, 2027, subject to continued service with us through the applicable vesting date. Awards are further subject to accelerated vesting upon certain terminations as described below in the section entitled “Potential Payments Upon Termination or Change in Control”.

(3)
Amounts reflect the full grant date fair value of LTIP Unit awards granted during 2024 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all awards made to executive officers in 2024 in Notes 2 and 15 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on February 25, 2025. There can be no assurance that awards will vest (if an award does not vest, no value will be realized by the individual).

(4)
Amounts reflect Performance Unit awards granted on January 1, 2024 at threshold, target and maximum levels. Performance Unit awards granted to our NEOs will be earned in the form of Performance Units of our operating partnership. For additional information on the 2024 Performance Units, see “Elements of Executive Officer Compensation—Performance Unit Awards” above.

(5)
Amounts reflect the full grant date fair value of Performance Unit awards in accordance with ASC Topic 718. The fair value of the Performance Unit awards is estimated using a Monte Carlo simulation model. We provide information regarding the assumptions used to calculate the value of all Performance Unit awards made to executive officers in Notes 2 and 15 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on February 25, 2025. There can be no assurance that awards will vest (if an award does not vest, no value will be realized by the individual).

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS IN 2024 TABLE
The material terms of the employment agreements with each of our NEOs are described below.
EMPLOYMENT AGREEMENTS
Under the employment agreements, Messrs. Coleman, Lammas, Diramerian, Suazo and Gordon serve as the Company’s Chief Executive Officer, President and Treasurer, Chief Financial Officer, Executive Vice President, Leasing, and Chief Investment Officer, respectively.
Effective January 1, 2025, we executed new employment agreements with each of our NEOs, the updated terms of which are discussed below. The initial term of the new employment agreements expires on the fifth anniversary of the effective date, unless earlier terminated, and is subject to an automatic one- year renewal term unless either party gives timely written notice of termination.
Pursuant to these agreements, Mr. Coleman reports directly to our Board, Messrs. Lammas and Gordon report to our Chief Executive Officer, Mr. Diramerian reports to our President, and Mr. Suazo reports to our Chief Operating Officer and Chief Investment Officer. During his employment term, the Company will cause Mr. Coleman to be nominated for election as a director.
Under the agreements, each executive is eligible to receive an annual discretionary cash performance bonus, the amount of which will be determined based on determinations of company and individual performance by the Compensation Committee. In addition, the executives are eligible to participate in customary health, welfare and fringe benefit plans, and are eligible to accrue up to four weeks of paid vacation per year.
If an executive’s employment is terminated by us without “cause” or by the executive for “good reason” (each, as defined in the employment agreements), or by reason of the executive’s death or disability, the executive will be entitled to certain payments and benefits, as described under “Potential Payments Upon Termination or Change in Control” below. The employment agreements also contain customary confidentiality and non-solicitation provisions.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR-END
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2024:
NAME	NUMBER OF SHARES OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
Victor J. Coleman	274,067(1)	$830,423(2)	—	—
	1,017,811(3)	3,083,967(2)	—	—
	—	—	666,666(4)	$2,019,998(2)
	—	—	508,906(5)	1,541,982(2)
Mark T. Lammas	119,904(1)	$363,309(2)	—	—
	445,292(3)	1,349,235(2)	—	—
	—	—	291,666(4)	$883,748(2)
	—	—	222,646(5)	674,617(2)
Harout Diramerian	42,823(1)	$129,754(2)	—	—
	159,033(3)	481,870(2)	—	—
	—	—	104,166(4)	$315,623(2)
	—	—	79,517(5)	240,933(2)
Arthur X. Suazo	42,823(1)	$129,754(2)	—	—
	120,837(3)	366,136(2)	—	—
	—	—	83,333(4)	$252,499(2)
Drew Gordon	30,147(1)	$91,345(2)	—	—
	100,966(3)	305,927(2)	—	—
	—	—	83,333(4)	$252,499(2)

(1)
Consists of awards of LTIP Units granted on January 1, 2023, which vest in three substantially equal installments on each of January 1, 2024, 2025 and 2026, subject to continued service with us through the applicable vesting dates.

(2)
The market value of LTIP Units or Performance Units, as applicable, that have not vested is calculated by multiplying the fair market value of a share of our common stock on December 31, 2024, the last trading day of the year ($3.03), by the number of unvested shares or units outstanding under the award.

(3)
Consists of awards of LTIP Units granted on January 1, 2024. For Messrs. Coleman, Lammas and Diramerian, awards will vest in five equal, annual installments on each of January 1, 2025, January 1, 2026, January 1, 2027, January 1, 2028 and January 1, 2029, subject to continued service with us through the applicable vesting dates. For Messrs. Suazo and Gordon, awards will vest in three equal, annual installments on each of January 1, 2025, January 1, 2026 and January 1, 2027, subject to continued service with us through the applicable vesting dates.

(4)
Consists of Performance Units granted on May 4, 2023. The performance period for the Performance Units will end on December 31, 2025. In accordance with the SEC rules, the number of Performance Units shown represents the number of units that may be earned during the performance period based on target performance.

(5)
Consists of Performance Units granted on January 1, 2024. The performance period for the Performance Units will end on December 31, 2030. In accordance with the SEC rules, the number of Performance Units shown represents the number of units that may be earned during the performance period based on threshold performance.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
2024 OPTION EXERCISES AND STOCK VESTED
The following table summarizes vesting of stock applicable to our NEOs during the year December 31, 2024. None of the NEOs held any options during 2024:
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)
Victor J. Coleman	431,049	$2,958,723
Mark T. Lammas	204,460	1,392,821
Harout Diramerian	64,408	443,196
Arthur X. Suazo	39,715	288,512
Drew Gordon	56,961	386,021

(1)
Amounts shown are calculated by multiplying the fair market value of our common stock on the applicable vesting date by the number of LTIP Units that vested on such date.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
EMPLOYMENT AGREEMENTS
The following describes the employment agreements in place with our NEOs.
Termination Without Cause or for Good Reason or by Reason of Death or Disability of Executive
Under the executives’ employment agreements, if an executive’s employment is terminated by us without “cause” or by the executive for “good reason,” or by reason of the executive’s death or “disability” (collectively, a “qualifying termination” and each, as defined in the employment agreements) then, in addition to accrued amounts and any earned but unpaid bonuses, the executive will be entitled to receive the following:
SEVERANCE BENEFIT	AMOUNT
Without “Cause” or for “Good Reason”
Lump Sum Cash Payment
Multiple of the sum of:
•
Annual base salary then in effect, and

•
Average Bonus

Multiple for each executive is as follows:
•
3 times for Mr. Coleman

•
2 times for Mr. Lammas

•
1 times for Messrs. Diramerian, Suazo, and Jaffe and Ms. Tidwell

Annual Cash Bonus Award	Prorated Average Bonus
Treatment of Outstanding Equity Awards	Accelerated vesting of time-based vesting awards
Company-Subsidized Healthcare Continuation	Coverage for up to 18 months (36 months for Mr. Coleman) after the termination date
Without “Cause” or for “Good Reason,” on or within one year after a Change in Control(1)
Lump Sum Cash Payment
Multiple of the sum of:
•
Annual base salary then in effect, and

•
Average Bonus

Multiple for each executive is as follows:
•
3 times for Messrs. Coleman and Lammas

•
2 times for Mr. Diramerian, Suazo, and Jaffe and Ms. Tidwell

Annual Cash Bonus Award	Same as above
Treatment of Outstanding Equity Awards(2)	Same as above
Company-Subsidized Healthcare Continuation	Same as above
Death or Disability
Lump Sum Cash Payment	One times the sum of: • Annual base salary then in effect, and • Average Bonus
(Mr. Coleman only)
Annual Cash Bonus Award	Same as above
Treatment of Outstanding Equity Awards	Same as above
Company-Subsidized Healthcare Continuation (Mr. Coleman only)	Coverage for up to 12 months after the termination date

(1)
Under the amended employment agreements effective January 1, 2025 for Messrs. Lammas, Diramerian and Suazo, the period for being eligible to receive change in control severance benefits will be within two years (rather than one year) after a change in control.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
(2)
Pursuant to each executive’s amended employment agreements effective January 1, 2025, in alignment with the payment of a pro-rata cash bonus, if the executive’s employment is terminated by us without “cause” or by the executive for “good reason,” on or within two years after a change in control, then the executive will be entitled to receive pro-rated time-based stock bonus equal to the dollar-denominated value of the most recent time-based annual equity award granted to the executive prior to the date of termination (the “equity value”), pro-rated to reflect time employed in the year of termination. For Messrs. Coleman, Lammas and Diramerian, if the termination date occurs on or prior to December 31, 2025, the equity value (from which to calculate the pro-ration) will be equal to half the dollar-denominated amounts of the 2024 LTIP Unit Awards.

Change in Control (No Termination)
If the Company has a change in control and the successor company does not assume or substitute new awards pursuant to the 2010 Plan for any outstanding awards, such awards will vest in full to the extent then unvested.
PERFORMANCE UNIT AWARDS
Pursuant to the 2023 Performance Unit awards, if the three-year performance period is terminated prior to December 31, 2025 in connection with a change in control or due to a participant’s termination of employment without “cause,” for “good reason” or due to the participant’s death or disability (referred to as qualifying terminations), then the number of Performance Units that vest will equal the greater of (x) the target number of Performance Units and (y) the number of Performance Units that would vest based on actual achievement of the performance goals through the date of a change in control or a qualifying termination.
Pursuant to the 2024 Performance Unit awards, in the event of a qualifying termination, (i) the service-based requirement will lapse in full and any earned Performance Units will vest, and (ii) any unearned Performance Units will remain outstanding through the end of the performance period and will remain eligible to vest upon achievement of the applicable stock price goals. However, if the qualifying termination had occurred on or prior to December 31, 2024, only 50% of any earned Performance Units would have vested. Additionally, the 2024 Performance Unit awards provide that if a change in control occurs, a number of Performance Units will be earned and will vest based on the price per share paid by an acquiror in connection with such change in control (or, with respect to a non-transactional change in control, based on the price per share on the change in control date).
SUMMARY OF POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table summarizes the payments that would be made to our NEOs upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2024, and includes potential payments that would be made to Mr. Gordon had his employment agreement (effective as of January 1, 2025) been in effect as of December 31, 2024. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination, or (ii) other benefits earned or accrued by the NEO during his employment that are available to all salaried employees, such as accrued vacation, and assume that any successor company in a change in control assumed or substituted awards for any outstanding awards under the 2010 Plan.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
NAME	BENEFIT	DEATH ($)	DISABILITY ($)	TERMINATION WITHOUT CAUSE OR FOR GOOD REASON (NO CHANGE IN CONTROL)($)	CHANGE IN CONTROL (NO TERMINATION) ($)(1)	TERMINATION WITHOUT CAUSE OR FOR GOOD REASON IN CONNECTION WITH A CHANGE IN CONTROL($)(1)
Victor J. Coleman	Cash Severance(2)	2,759,210	2,759,210	8,277,630	—	8,277,630
	Continued Health Benefits(3)	18,644	18,644	55,932	—	55,932
	Equity Acceleration	6,187,721(4)	6,187,721(4)	6,187,721(4)	$2,273,331(5)	6,187,721(4)
	Life Insurance(6)	500,000	—	—	—	—
	Total	9,465,575	8,965,575	14,521,283	2,273,331	14,521,283
Mark T. Lammas	Cash Severance(2)	—	—	3,515,628	—	5,273,442
	Continued Health Benefits(7)	—	—	39,995	—	39,995
	Equity Acceleration	2,707,125(4)	2,707,125(4)	2,707,125(4)	994,581(5)	2,707,125(4)
	Life Insurance(6)	500,000	—	—	—	—
	Total	3,207,125	2,707,125	6,262,748	994,581	8,020,562
Harout Diramerian	Cash Severance(2)	—	—	1,019,813	—	2,039,626
	Continued Health Benefits(7)	—	—	36,487	—	36,487
	Equity Acceleration	966,830(4)	966,830(4)	966,830(4)	355,206(5)	966,830(4)
	Life Insurance(6)	473,000	—	—	—	—
	Total	1,439,830	966,830	2,023,130	355,206	3,042,943
Arthur X. Suazo	Cash Severance(2)	—	—	1,246,198	—	2,492,396
	Continued Health Benefits(8)	—	—	18,273	—	18,273
	Equity Acceleration	780,055(4)	780,055(4)	780,055(4)	284,165(5)	780,055(4)
	Life Insurance(6)	500,000	—	—	—	—
	Total	1,280,055	780,055	2,044,526	284,165	3,290,724
Drew Gordon	Cash Severance(2)	—	—	1,139,926	—	2,279,852
	Continued Health Benefits(8)	—	—	39,881	—	39,881
	Equity Acceleration	635,093(4)	635,093(4)	635,093(4)	237,821(5)	635,093(4)
	Life Insurance(6)	500,000	—	—	—	—
	Total	1,135,093	635,093	1,814,900	237,821	2,954,826

(1)
In accordance with the employment agreement terms, if any payments made in connection with a change in control would otherwise be subject to an excise tax under Section 4999 of the Code by reason of the “golden parachute” rules contained in Section 280G of the Code, such payments will be reduced if and to the extent that doing so will result in net after-tax payments and benefits for the executive officer that are more favorable than the net after-tax payments and benefits payable to the executive officer in the absence of such a reduction after the imposition of the excise tax. The figures reported in this column do not reflect any such reductions as a result of Code Section 280G limits. No executive officer is entitled to any tax gross-up payment in connection with change in control payments (or otherwise).

(2)
Cash severance was calculated by multiplying the applicable severance multiple (described above) by the sum of (i) the executive officer’s annual base salary in effect on December 31, 2024; and (ii) the average annual bonus earned by the executive officer during 2022 and 2023. For Mr. Gordon, while he was not subject to an employment agreement effective as of December 31, 2024, we have illustrated his potential cash severance as if his current employment agreement (which went into effect on January 1, 2025) described above was effective as of such date.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
(3)
Represents the aggregate premium payments that we would be required to pay to or on behalf of Mr. Coleman to provide continued health insurance coverage under COBRA (based on Mr. Coleman’s health insurance coverage elections as of December 31, 2024) for 12 months in connection with termination due to Death or Disability or 36 months for termination without Cause or for Good Reason.

(4)
Represents, for each executive officer, the sum of the values attributable to (i) the accelerated vesting of the unvested portion of all outstanding LTIP Units held by the executive officer as of December 31, 2024 and (ii) the accelerated vesting of the 2023 and 2024 Performance Unit awards held by the executive officer, plus the dividend equivalents that would become payable in respect of the executive’s 2023 and 2024 Performance Unit awards upon the termination. As required by applicable disclosure rules, these values reflect a hypothetical termination of the executive’s employment occurring on December 31, 2024.

The value of accelerated LTIP Unit vesting was calculated by multiplying (a) the number of shares subject to acceleration by (b) the fair market value of a share of common stock on December 31, 2024 (the last trading day of the year) of $3.03.
The value of the accelerated vesting of the 2023 Performance Unit awards as of December 31, 2024 for purposes of this disclosure is based on the greater of (x) 50% of the Operational Units and (y) the number of Operational Units that would vest based on actual achievement of each operational performance goal and relative TSR performance through the termination date (December 31, 2024).
The 2023 Performance Unit award values for each executive also include an amount equal to the aggregate dividend equivalents that would become payable to the executive in respect of the 2023 Performance Unit award upon such termination, or $253,333, $110,833, $39,583, $31,666 and $31,666 for Messrs. Coleman, Lammas, Diramerian, Suazo, and Gordon respectively, based on the dividends per share declared during the performance period (beginning on January 1, 2023) through December 31, 2024.
For each Messrs. Coleman, Lammas and Diramerian, the value of the accelerated 2024 Performance Unit awards as of December 31, 2024 for the purposes of this disclosure is based on actual achievement through the termination date (December 31, 2024) and do not include an amount for the shares or with respect to the aggregate dividend equivalents given no shares have been earned during the performance period.
(5)
Represents, for each executive officer, the accelerated vesting of the 2023 Performance Unit award and for Messrs. Coleman, Lammas and Diramerian, the 2024 Performance Unit award held by the executive officer, plus the dividend equivalents that would become payable in respect of the executive’s 2023 and 2024 Performance Unit awards, as applicable, upon the change in control. As required by applicable disclosure rules, these values reflect a hypothetical change in control occurring on December 31, 2024.

The value of the 2023 and 2024 Performance Unit award vesting was calculated as described in footnote (4) above.
(6)
Represents the life insurance proceeds payable by a third-party insurer under the executive’s life insurance policy upon a termination of employment due to death.

(7)
Represents the aggregate premium payments that we would be required to pay to or on behalf of the applicable executive to provide continued health insurance coverage under COBRA (based on the executive’s health insurance coverage elections as of December 31, 2024) for 18 months.

CEO PAY RATIO
For 2024, our last completed fiscal year:
•
the annual total compensation of the employee who represents our median compensated employee (other than our CEO) was $73,775; and

•
the annual total compensation of our CEO, as reported in the Summary Compensation Table included above, was $24,801,634.

Based on this information, for 2024, our CEO’s annual total compensation was approximately 336 times that of the median of the annual total compensation of all of our employees (other than the CEO).
DETERMINING THE MEDIAN EMPLOYEE
Employee Population
We used our employee population data as of October 1, 2023 as the reference date for identifying our median employee. As of October 1, 2024, our employee population consisted of approximately 727 individuals, including 724 full-time employees, 161 employees under a collective bargaining agreement, and 3 part-time employees.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
Methodology for Determining Our Median Employee
To identify the median employee from our operating office and studio property employee population, we selected gross salary, as reflected in our payroll records as reported to the Internal Revenue Service on Form W4 for 2024, as the most appropriate measure of compensation, which was consistently applied to all of our employees included in the calculation. In identifying the median employee, we annualized the compensation of all full-time employees who were new hires in 2024 and on leave of absence in 2024.
COMPENSATION MEASURE AND ANNUAL TOTAL COMPENSATION OF MEDIAN EMPLOYEE
With respect to the annual total compensation of the employee who represents our median compensated employee, we calculated the elements of such employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $73,775.
ANNUAL TOTAL COMPENSATION OF CEO
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2024 Summary Compensation Table included in this Proxy Statement.
SUPPLEMENTAL ANNUALIZED CEO PAY RATIO
In 2024, our CEO was granted upfront equity awards sized to cover two years of grants (e.g., grants for 2024 and 2025) in order to encourage retention, stockholder alignment and stock price recovery (as described above in the section entitled “Long-Term Equity Incentives”). Such equity awards granted in fiscal year 2024 had an aggregate grant date fair value equal to $21,567,422. Accordingly, we believe the annual total compensation reported in the “Total” column of the Summary Compensation Table above is not reflective of our historical grant practices. As such, we are providing a supplemental ratio that compares the annual total compensation of our CEO, taking into account an annualized aggregate grant date fair value of the equity awards granted in fiscal year 2024, of $10,783,711, to the pay of the median-paid employee as we believe that this supplemental ratio reflects a more representative comparison.
Based on this annualized amount, for 2024, our CEO’s annualized total compensation was approximately 146 times that of the median of the annual total compensation of all of our employees (other than the CEO).
PAY VERSUS PERFORMANCE TABLE
As required by the Securities and Exchange Commission, the following table is intended to illustrate compensation “actually paid” to our NEOs for each of the fiscal years ended December 31, 2020, 2021, 2022, 2023 and 2024, in each case, as compared to (i) our cumulative TSR performance, (ii) our peer group TSR performance, (iii) net income, and (iv) FFO per share (“FFO”), the company’s selected measure. Differences in our Summary Compensation Table amounts and compensation actually paid reflect changes in the fair value of equity awards, both outstanding and vested in each year, which take into account a discount for lack of marketability or illiquidity due to post-vesting restrictions and the future performance of the Company and relative performance indices based on Monte Carlo simulations for any market-based awards.
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Other NEOs ($)	Average Compensation Actually Paid to Other NEOs ($)(1)	Value of Initial Fixed $100 Investment Based On:		Net Income (in millions) ($)	FFO per Share ($)(4)
					Total Shareholder Return ($)(2)	Peer Group Total Shareholder Return ($)(3)
2024	$24,801,634	$3,611,063	$5,099,963	$1,394,558	$10.16	$68.44	$(381.4)	$0.53
2023	$8,369,679	$9,129,334	$2,349,969	$2,628,308	$30.66	$65.66	$(170.7)	$0.90
2022	$6,790,340	$(5,665,170)	$1,997,226	$(356,855)	$30.02	$66.06	$(16.5)	$2.02
2021	$10,548,816	$9,505,900	$2,846,242	$2,547,509	$71.13	$102.50	$29.0	$1.99
2020	$9,487,250	$(1,746,873)	$3,197,016	$(297,789)	$66.61	$83.39	$16.4	$1.91

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
(1)
Reflects compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for each relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2024	Victor J. Coleman	Mark T. Lammas, Harout Diramerian, Arthur X. Suazo, Steven Jaffe and Drew Gordon
2023	Victor J. Coleman	Mark T. Lammas, Harout Diramerian, Arthur X. Suazo, Steven Jaffe and Kay L. Tidwell
2022	Victor J. Coleman	Mark T. Lammas, Harout Diramerian, Arthur X. Suazo, Steven Jaffe and Kay L. Tidwell
2021	Victor J. Coleman	Mark T. Lammas, Harout Diramerian, Arthur X. Suazo and Steven Jaffe
2020	Victor J. Coleman	Mark T. Lammas, Harout Diramerian, Alexander Vouvalides and Joshua A. Hatfield
Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:
Adjustments to Determine Compensation “Actually Paid” for PEO	2024
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for 2024	(21,567,422)
Increase based on ASC 718 Fair Value of Awards Granted during 2024 that Remain Unvested as of 2024 FY End, determined as of 2024 FY End	5,038,166
Increase based on ASC 718 Fair Value of Awards Granted during 2024 that Vested during 2024, determined as of Vesting Date	0
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of 2024 FY End, determined based on change in ASC 718 Fair Value from 2023 FY End to 2024 FY End	(2,299,234)
Increase/deduction for Awards Granted during Prior FY that Vested During 2024, determined based on change in ASC 718 Fair Value from 2023 FY End to Vesting Date	(1,960,740)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during 2024, determined as of 2023 FY End	(401,331)
Total Adjustments	(21,190,571)
Adjustments to Determine Compensation “Actually Paid” for Non-PEOs (Average)	2024
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for 2024	(3,611,194)
Increase based on ASC 718 Fair Value of Awards Granted during 2024 that Remain Unvested as of 2024 FY End, determined as of 2024 FY End	855,427
Increase based on ASC 718 Fair Value of Awards Granted during 2024 that Vested during 2024Y, determined as of Vesting Date	0
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of 2024 FY End, determined based on change in ASC 718 Fair Value from 2023 FY End to 2024 FY End	(487,889)
Increase/deduction for Awards Granted during Prior FY that Vested During 2024, determined based on change in ASC 718 Fair Value from 2023 End to Vesting Date	(384,832)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during 2024, determined as of 2023 FY End	(76,917)
Total Adjustments	(3,705,405)

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
For the fiscal year ending December 31, 2024, represents actual achievement for the 2022 PSU awards, assumes achievement of 2023 and 2024 awards based on actual performance of the Company and indices through December 31, 2024 as well as future performance of the Company and indices calculated through Monte Carlo simulation analyses by an independent third party.
For the time-based LTIP units, fair value represents stock price at the end of each fiscal year multiplied by an illiquidity discount due to their post-vesting restrictions and a discount for book-up risk, where applicable.
The methodology used to develop the valuation assumptions as of each applicable measurement date is consistent with those disclosed at the time of grant. The valuation assumptions used to calculate the fair values were updated as of each measurement date and will differ from those disclosed as of the grant date. For market-based awards, the fair values were calculated by a Monte Carlo simulation model as of the applicable measurement dates, which utilizes multiple input variables, including expected volatility of our stock price and other assumptions appropriate for determining fair value, to estimate the probability of satisfying the performance objective established for the award, including the expected volatility of our stock price relative to the applicable comparative index and a risk-free interest rate.
(2)
Based on a fixed investment of $100 on December 31, 2019 in the Company’s stock assuming reinvestment of dividends on the ex-dividend date.

(3)
Based on a fixed investment of $100 on December 31, 2019 in the Dow Jones U.S. Real Estate Office Index, assuming reinvestment of dividends.

(4)
FFO is a non-GAAP measure. Refer to Appendix A for a definition of FFO and a reconciliation of net income to FFO.

Tabular List of Important Financial Measures
The follow table reflects the financial measures that we have determined represent the most important financial measures used to link compensation actually paid to performance for 2024:
Most Important Financial Measures for 2024
FFO
Leasing Volume
Stock Price
Net Debt to Annual Gross Asset Value

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2024 regarding compensation plans under which our equity securities are authorized for issuance:
PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS(1)
Equity compensation plans approved by stockholders	11,071,237(2)	—	2,100,785
Equity compensation plans not approved by stockholders	—	—	—
Total	11,071,237	—	2,100,785

(1)
Consists of 1,952,857 shares available under the 2010 Plan and 147,928 shares available under the Director Stock Plan.

(2)
Represents 683,172 shares of common stock that were subject to awards of RSUs (with performance-based RSUs included at “target” levels) and 10,388,065 of unvested restricted operating partnership units (with performance-based operating partnership units included at “maximum” levels).

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
COMPENSATION RISK ANALYSIS
As part of the 2024 compensation process, the Compensation Committee, in conjunction with FPC, considered the matter of risks to stockholders and to the achievement of performance objectives that may be inherent in the compensation programs. After reviewing and discussing the foregoing, it was concluded that the Company’s compensation programs are designed with an appropriate risk-reward balance in relation to the Company’s business strategy and that none of the compensation programs encourage any executive or employee to take on excessive or unnecessary risks that are reasonably likely to have a material adverse effect on the Company. The following elements of our executive compensation plans and practices were considered in evaluating whether such plans and practices encourage our executives to take unnecessary risks:
•
We evaluate performance based on a variety of business objectives, including, but not limited to, execution of capital markets strategy, expansion of asset base, sourcing and completion of accretive acquisitions, strength of balance sheet, earnings, and occupancy and leasing performance, that we believe correlate to the long-term, sustainable creation of stockholder value;

•
The most material component of equity-based executive compensation is in the form of “full-value awards,” such as LTIP Units and Performance Units, which, as compared to stock options or other market-based equity compensation vehicles, retains some degree of value even in periods of depressed markets and thus provides executives with a baseline of value that lessens the likelihood that executives will undertake any unnecessary risks to get or keep options (or other similar vehicle) “in-the-money”;

•
In 2024, the Compensation Committee retained ultimate discretion in setting compensation and did not rely on pre-determined formulas, therefore our executives were not encouraged to take unreasonable risks to meet certain hurdles to avoid not achieving the required formulaic metric; and

•
As the most material portion of each executive’s compensation to date has been in the form of equity, our executives have significant holdings of equity, which aligns an appropriate portion of their personal wealth with our long-term performance. None of the shares of our stock or the common units of our operating partnership owned by our directors and executive officers are pledged as collateral for a loan.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
COMPENSATION COMMITTEE MATTERS
COMPENSATION COMMITTEE REPORT
The information contained in this Report of the Compensation Committee shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.
COMPENSATION COMMITTEE
Robert L. Harris II
Ebs Burnough
Christy Haubegger
April 17, 2025

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
STOCK OWNERSHIP
PRINCIPAL STOCKHOLDERS
The following table sets forth certain information regarding the beneficial ownership of shares of our common stock and shares of common stock into which common units are exchangeable for (i) each person who is the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our directors and NEOs, and (iii) all of our directors and executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of our common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The extent to which a person will hold shares of common stock as opposed to common units is set forth in the footnotes below.
The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or other rights (as set forth above) held by that person that are exercisable as of April 1, 2025 or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. As of April 1, 2025, 141,392,410 shares of our common stock were issued and outstanding.
Unless otherwise indicated, the address of each named person is c/o Hudson Pacific Properties, Inc., 11601 Wilshire Blvd., Ninth Floor, Los Angeles, California 90025.
NAME OF BENEFICIAL OWNER	NUMBER OF SHARES AND COMMON UNITS BENEFICIALLY OWNED	PERCENTAGE OF OUTSTANDING COMMON STOCK(1)	PERCENTAGE OF OUTSTANDING COMMON STOCK, COMMON LTIP UNITS AND COMMON UNITS(2)
The Vanguard Group(3)	16,537,002	11.70%	11.29%
BlackRock, Inc.(4)	13,944,881	9.86%	9.52%
Balyasny Asset Management L.P.(5)	10,054,067	7.11%	6.86%
Millenium Management LLC(6)	5,600,803	3.96%	3.82%
State Street Corporation(7)	4,753,341	3.36%	3.25%
Victor J. Coleman	2,779,962	1.97%	1.90%
Mark T. Lammas	917,188	*	*
Jonathan M. Glaser	375,034	*	*
Arthur X. Suazo	380,713	*	*
Harout Diramerian	287,017	*	*
Drew Gordon	199,775	*	*
Theodore R. Antenucci	102,593	*	*
Barry A. Sholem	91,089	*	*
Mark D. Linehan	78,229	*	*
Robert L. Harris	58,781	*	*
Andrea Wong	30,966	*	*
Christy Haubegger	23,693	*	*
Ebs Burnough	13,656	*	*
Michael Nash	1,702	*	*
All directors and executive officers as a group (44 persons)	6,956,994	4.92%	4.75%

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
*
Represents less than 1.0%.

(1)
Based on 141,392,410 shares of common stock outstanding as of April 1, 2025. In addition, amounts for each person assume that all common units and common LTIP units held by the person are exchanged for shares of our common stock, and amounts for all directors and executive officers as a group assume all common units and common LTIP units held by them are exchanged for shares of our common stock, in each case, regardless of when such units are exchangeable. The total number of shares of our common stock outstanding used in calculating this percentage assumes that none of the common units held by other persons are exchanged for shares of our common stock.

(2)
Based on 141,392,410 shares of common stock outstanding as of April 1, 2025 and 4,521,912 common LTIP units and 550,969 common units held by limited partners outstanding as of April 1, 2025, which units may be redeemed for cash or, at our option, exchanged for shares of our common stock. Does not include shares of common stock that may be issued upon exchange of series A preferred units of limited partnership interest in our operating partnership or upon exchange of common units into which such series A preferred units may be converted.

(3)
Based solely on Schedule 13G/A filed by The Vanguard Group, Inc., a Pennsylvania corporation, filed with the SEC on January 30, 2025. Of the 16,537,002 shares reported beneficially owned, either directly or through its affiliates, The Vanguard Group, Inc. reports sole dispositive power as to 16,329,252 shares, shared dispositive power as to 207,750 shares, sole voting power over 0 shares and shared voting power over 87,378 shares. The principal address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Based solely on Schedule 13G filed by BlackRock, Inc., a Delaware corporation, filed with the SEC on January 8, 2025. Of the 13,944,881 shares reported beneficially owned, BlackRock, Inc. reports sole dispositive power as to 13,944,881 shares, shared dispositive power as to 0 shares, sole voting power over 12,589,808 shares and shared voting power over 0 shares. The principal address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(5)
Based solely on Schedule 13G filed by Balyasny Asset Management L.P., a Delaware partnership, filed with the SEC on February 14, 2025. Of the 10,054,067 shares reported beneficially owned, either directly or through its affiliates, Balyasny Asset Management L.P. reports sole dispositive power as to 10,054,067 shares, shared dispositive power as to 0 shares, sole voting power over 10,054,067 shares and shared voting power over 0 shares. The principal address for Balyasny Asset Management L.P. is 444 West Lake Street, 50th Floor, Chicago, IL 60606.

(6)
Based solely on Schedule 13G filed by Millenium Management LLC, a Delaware company, filed with the SEC on April 17, 2025. Of the 5,600,803 shares reported beneficially owned, either directly or through its affiliates, Millenium Management LLC reports sole dispositive power as to 0 shares, shared dispositive power as to 5,600,803 shares, sole voting power over 0 shares and shared voting power over 5,600,803 shares. The principal address for Millenium Management LLC is 399 Park Avenue, New York, New York 10022.

(7)
Based solely on Schedule 13G filed by State Street Corporation, filed with the SEC on February 5, 2025. Of the 4,753,341 shares reported beneficially owned, State Street Corporation reports sole dispositive power as to 0 shares, shared dispositive power as to 4,753,341 shares, sole voting power over 0 shares and shared voting power over 4,226,341 shares. The principal address for State Street Corporation is 1 Congress Street, Suite 1, Boston, MA 02114.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
RELATED-PARTY AND OTHER TRANSACTIONS INVOLVING OUR OFFICERS AND DIRECTORS
We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:
•
The amounts involved exceeded or will exceed $120,000; and

•
Any of our directors, executive officers, holders of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements that are described under the section of this Proxy Statement captioned “Executive Compensation”.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS
We have operated under our Standards of Business Conduct policy since our IPO in June 2010. As part of our Standards of Business Conduct, our directors and employees are expected to make business decisions and take actions based upon our best interests and not based upon personal relationships or benefits.
Our Board has recognized that some transactions, arrangements and relationships present a heightened risk of an actual or perceived conflict of interest and has adopted a written Amended Policy Regarding Transactions with Related Parties governing these transactions. This policy governs any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships), which involves a potential corporate opportunity, or in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any of the following persons had, has or will have a direct or indirect material interest:
•
Our directors, nominees for director or executive officers;

•
Any beneficial owner of more than 5% of any class of our voting securities;

•
Any immediate family member of any of the foregoing persons; and

•
Any entity in which any of the foregoing persons has a substantial ownership interest or control of such entity.

Directors and executive officers are required to submit to our General Counsel a description of any current or proposed transaction in advance of participating in such transaction. Our General Counsel is responsible for determining whether or not the proposed transaction is subject to our policy. If our General Counsel deems such transaction subject to our policy, she will report such transaction to the Chairperson of the Audit Committee. The Audit Committee is responsible for approving such transactions and in doing so, the Audit Committee may take into account, among other factors it deems appropriate, due inquiries of disinterested senior business leaders, disinterested directors and legal counsel.
EMPLOYMENT OF CHASE COLEMAN
The son of Victor J. Coleman (our CEO and Chairman of the Board) has been employed by the Company in our investments department since August 17, 2020. His aggregate compensation (including salary and bonus) for the year ended December 31, 2024 of approximately $230,608 was comparable with other Company employees in similar positions.
CREDIT HOURS FOR CORPORATE JET USAGE
Our CEO, Victor Coleman, in his personal capacity, entered into a program with Flexjet relating to an interest in a private aircraft for personal travel. Under its previous agreements that expired in July 2024, the Company had certain deposits totaling $473,217 and 44.3 unused hours with Flexjet pertaining to the Company’s use of a corporate jet, which deposits and hours the Company elected to apply to Mr. Coleman’s program to be used for business travel only. The deposits and hours would otherwise have been forfeited under the Company’s previous agreements with Flexjet.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
OTHER INFORMATION
HOUSEHOLDING OF PROXY MATERIALS
Under the rules of the SEC and Maryland law, we are permitted to use a method of delivery often referred to as “householding.” Householding permits us to mail a single set of proxy materials to any household in which two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts. If we household materials for future meetings, then only one copy of our Annual Report and Proxy Statement will be sent to multiple stockholders who share the same address and last name, unless we have received contrary instructions from one or more of those stockholders. In addition, we have been notified that certain intermediaries (i.e., brokers, banks or other nominees) will household proxy materials for the Annual Meeting. For voting purposes, a separate proxy card will be included for each account at the shared address. We will deliver promptly, upon oral or written request, a separate copy of the Annual Report and Proxy Statement to any stockholder at the same address. If you wish to receive a separate copy of the Annual Report and Proxy Statement, or future annual reports and proxy statements, then you may contact our Investor Relations Department by: (a) mail at Hudson Pacific Properties, Inc., Attention: Investor Relations, 11601 Wilshire Blvd., Ninth Floor, Los Angeles, California 90025, (b) telephone at (310) 622-1702, or (c) e-mail at IR@hudsonppi.com. You can also contact your broker, bank or other nominee to make a similar request. Stockholders sharing an address who now receive multiple copies of our Annual Report and Proxy Statement may request delivery of a single copy by contacting us as indicated above, or by contacting their broker, bank or other nominee, provided the broker, bank or other nominee has elected to household proxy materials.
STOCKHOLDER PROPOSALS
2025 ANNUAL MEETING PROPOSALS
Our Bylaws provide that nominations of individuals for election as directors and proposals of other business to be considered at an annual meeting of our stockholders may be made only pursuant to our notice of the meeting, by or at the direction of our Board or by a stockholder who was a stockholder of record both at the time the stockholder provides the notice required by our Bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures set forth in, and provided the information and certifications required by, our Bylaws. We did not receive notice of any nominations or proposals to be made at the Annual Meeting within the time period required by our Bylaws or by Rule 14a-8 under the Exchange Act and our Board does not know of any matters that may properly be presented at the Annual Meeting other than the proposals discussed in this Proxy Statement and any procedural matters relating to these proposals.
2026 ANNUAL MEETING PROPOSALS
Stockholders who wish to have proposals considered for inclusion in the Proxy Statement and form of proxy for our 2026 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must cause their proposals to be received in writing by our General Counsel at the address set forth on the Notice of this Proxy Statement no later than December 24, 2025. Any proposal should be addressed to our General Counsel and may be included in next year’s proxy materials only if such proposal complies with the rules and regulations promulgated by the SEC. Nothing in this section shall be deemed to require us to include in our Proxy Statement or our proxy relating to any annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC.
In addition, our Bylaws currently require that we be given advance written notice of nominations for election to our Board and other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy materials in accordance with Rule 14a-8(e) under the Exchange Act). The Corporate Secretary must receive such notice, as well as the information and other materials required by our Bylaws, at our principal executive offices no later than 5:00 p.m. Eastern time on December 24, 2025 and no earlier than November 24, 2025 for matters to be presented at the 2026 annual meeting of our stockholders. However, in the event that the 2026 annual meeting is held before April 14, 2026 or after June 13, 2026, for notice by the stockholder,

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
and the accompanying information and other materials, to be timely it must be received no more than 150 days prior to the date of the 2026 annual meeting and not less than the close of business on the later of (a) the 120th day prior to the date of the 2026 annual meeting or (b) the tenth day following the day on which public announcement of the date of such meeting was first made by the Company.
In addition to satisfying the foregoing requirements under the company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 15, 2026.
Stockholders are urged to authorize a proxy promptly by either electronically submitting a proxy or voting instruction card over the Internet or by telephone or by delivering to us or your broker a signed and dated proxy card.
By Order of the Board of Directors,
Kay L. Tidwell
Executive Vice President, General
Counsel, Chief Risk Officer and Secretary
Los Angeles, California
April 23, 2025
INCORPORATION BY REFERENCE
The Compensation Committee Report on Executive Compensation, the Audit Committee Report, reference to the independence of the Audit Committee members, portions of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and any information included on our website, included or described in the preceding pages are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Exchange Act, except to the extent that we specifically incorporate such information by reference.
OTHER MATTERS
We are not aware of any other matters that may properly be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or at any adjournment or postponement thereof the proxy holders will vote on such matters in their discretion.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Where and when is the Annual Meeting?
The Annual Meeting will be held at 9:00 a.m. (PDT) on Wednesday, May 14, 2025 at 11601 Wilshire Boulevard, Ninth Floor, Los Angeles, California 90025. We have made the materials related to the Annual Meeting available to you on the Internet, and we have delivered printed copies of these materials to you by mail. These materials were first made available or sent to you on April 23, 2025.
What is the purpose of the Annual Meeting of Stockholders?
At the Annual Meeting, stockholders will consider and vote upon the matters described in the Notice of Annual Meeting and this Proxy Statement—the election of directors, the approval of the Amended and Restated 2010 Incentive Award Plan, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and the advisory approval of the Company’s executive compensation. In addition, once the business of the Annual Meeting is concluded, members of management will respond to questions raised by stockholders, as time permits.
Who can attend the Annual Meeting?
All of our common stockholders of record as of the close of business on March 21, 2025, the record date for the Annual Meeting, or their duly appointed proxies, may attend the Annual Meeting. You should be prepared to present photo identification for admittance. Appointing a proxy in response to this solicitation will not affect a record stockholder’s right to attend the Annual Meeting and to vote in person. Please note that if you hold your common stock in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of March 21, 2025, to gain admittance to the Annual Meeting. If your shares are held in “street name,” you will also need a duly authorized proxy from your broker, bank or other nominee to vote your shares at the Annual Meeting.
What am I voting on?
At the Annual Meeting, you may consider and vote on:
(1)
The election of 10 directors (each to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies);

(2)
The approval of the Amended and Restated 2010 Incentive Award Plan;

(3)
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

(4)
The advisory approval of the Company’s executive compensation for the fiscal year ended December 31, 2024, as more fully described in this Proxy Statement; and

(5)
Any other business properly introduced at the Annual Meeting or any adjournment or postponement thereof.

What are the Board’s recommendations?
The Board recommends a vote:
(1)
FOR the election of each nominee named in this Proxy Statement (see Proposal No. 1);

(2)
FOR the approval of the Amended and Restated 2010 Incentive Award Plan (see Proposal No. 2);

(3)
FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (see Proposal No. 3); and

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
(4)
FOR the advisory approval of the Company’s executive compensation for the fiscal year ended December 31, 2024 (see Proposal No. 4). If you properly execute and return your proxy card but do not give other instructions, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board on each of the matters listed above.

Who may vote?
You may vote if you were the record owner of shares of our common stock at the close of business on March 21, 2025, which is the record date for the Annual Meeting, or you are the duly authorized proxy of a record owner of shares of our common stock as of the record date. You are entitled to cast one vote for as many individuals as there are directors to be elected at the Annual Meeting and to cast one vote on each other matter properly presented at the Annual Meeting or any adjournment or postponement thereof for each share of common stock you owned of record as of the record date. As of the close of business on March 21, 2025, we had 141,392,410 shares of common stock outstanding.
Who counts the votes?
A representative of Computershare, Inc. will tabulate the votes, and our Executive Vice President, General Counsel, Chief Risk Officer and Secretary, Kay L. Tidwell, will act as the inspector of the election.
Is my vote confidential?
Yes, your proxy card, ballot and voting records will not be disclosed to us unless applicable law requires disclosure, you request disclosure, or your vote is cast in a contested election (which is not applicable in 2025). If you write comments on your proxy card, your comments will be provided to us, but how you voted will remain confidential.
What is quorum for the Annual Meeting?
Stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum at the Annual Meeting. No business may be conducted at the Annual Meeting if a quorum is not present.
If a quorum is not present at the Annual Meeting, the chairman of the meeting may adjourn the Annual Meeting to another date, time or place, not later than 120 days after the original record date of March 21, 2025, without notice other than announcement at the meeting. We may also postpone, to a date not later than 90 days after the original record date, or cancel the Annual Meeting, by making a public announcement of the postponement or cancellation before the time scheduled for the Annual Meeting.
What vote is required to approve an item of business at the Annual Meeting?
To be elected as a director (Proposal No. 1), a nominee must receive the affirmative vote of a majority of all the votes cast “for” and “against” the election of such nominee in the election of directors.
The affirmative vote of the majority of the votes cast at the meeting is required to approve the Amended and Restated 2010 Incentive Award Plan (Proposal No. 2), to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal No. 3), and to adopt the resolution regarding the advisory approval of executive compensation (Proposal No. 4).
If you are a stockholder of record as of the record date for the Annual Meeting and you properly authorize a proxy (whether by Internet, telephone or mail) without specifying voting instructions on any given matter to be considered at this Annual Meeting, the proxy holders will vote your shares according to the Board’s recommendation on that matter. If you properly execute and return your proxy card, the persons named as proxy holders will vote in their discretion on any other matter properly brought before the Annual Meeting. If you are a stockholder of record as of the record date for the Annual Meeting and you fail to authorize a proxy or attend the meeting and vote in person, assuming that a quorum is present at the Annual Meeting, it will have no effect on the result of the vote on any of the matters to be considered at the Annual Meeting.
If you hold your shares through a broker, bank or other nominee, under the rules of the NYSE, your broker or other nominee may not vote with respect to certain proposals unless you have provided voting instructions with respect to

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
that proposal. A “broker non-vote” results when a broker, bank or other nominee properly executes and returns a proxy but indicates that the nominee is not voting with respect to a non-routine matter because the nominee lacks discretionary authority to vote the shares and the nominee has not received voting instructions from the beneficial owner. A broker non-vote is not considered a vote cast on a proposal; however, stockholders delivering a properly executed proxy indicating a broker non-vote will be counted as present for purposes of determining whether a quorum is present.
If you hold your shares in a brokerage account, then, under NYSE rules and Maryland law:
•
With respect to Proposal No. 1 (Election of Directors), your broker, bank or other nominee is not entitled to vote your shares if no instructions are received from you. Broker non-votes, if any, will have no effect on the election of directors.

•
With respect to Proposal No.2 (Approval of the Amended and Restated 2010 Incentive Award Plan), our broker, bank or other nominee is not entitled to vote your shares if no instructions are received from you. Broker non-votes, if any, will have no effect on the result of the vote on this proposal.

•
With respect to Proposal No.3 (Ratification of Independent Registered Public Accounting Firm), your broker is entitled to vote your shares if no instructions are received from you.

•
With respect to Proposal No. 4 (Advisory Approval of Executive Compensation), your broker, bank or other nominee is not entitled to vote your shares if no instructions are received from you. Broker non-votes, if any, will have no effect on the result of the vote on this proposal.

•
An abstention is not a vote cast with respect to Proposal Nos. 1, 2, 3 or 4 and if you instruct your proxy or broker to “abstain,” it will have no effect on the vote on any such proposal. If you instruct your proxy or broker to “abstain” on any or all matters, you will still be counted as present for purposes of determining whether a quorum is present.

How do I vote?
If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. However, if your common stock is held in the name of your broker, bank or other nominee, and you want to vote in person, you will need to obtain a legal proxy from the institution that holds your common stock.
If your common stock is held in your name, there are three ways for you to authorize a proxy:
•
If you received a paper copy of the proxy materials by mail, sign and mail the proxy card in the enclosed return envelope;

•
Attending the Annual Meeting and completing and submitting a ballot;

•
Call 1-800-652-VOTE (8683); or

•
Log on to the Internet at www.investorvote.com/HPP and follow the instructions at that site. The website address for authorizing a proxy by Internet is also provided on your notice to the Annual Meeting.

Telephone and Internet proxy authorizations will close at 11:00 p.m. (Pacific Daylight Time) on May 13, 2025. If you properly authorize a proxy, unless you indicate otherwise, the persons named as your proxies will vote your common stock: FOR the election of each of the nominees for election as directors named in this Proxy Statement; FOR the approval of the Amended and Restated 2010 Incentive Award Plan; FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm; and FOR the advisory approval of the Company’s executive compensation.
If your common stock is held in the name of your broker, bank or other nominee, you should receive separate instructions from the holder of your common stock describing how to provide voting instructions.
Even if you plan to attend the Annual Meeting, we recommend that you authorize a proxy in advance as described above so that your vote will be counted if you later decide to not attend the Annual Meeting.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
Can I revoke my proxy?
Yes, if your common stock is held in your name, you can revoke your proxy by:
•
Filing written notice of revocation before or at our Annual Meeting with our Executive Vice President, General Counsel, Chief Risk Officer and Secretary, Kay L. Tidwell, at Hudson Pacific Properties, Inc. 11601 Wilshire Boulevard, Ninth Floor, Los Angeles, California 90025;

•
Delivering a proxy bearing a later date before or at our Annual Meeting; or

•
Authorizing a proxy online or by telephone after your prior proxy.

Attendance at the Annual Meeting will not, by itself, revoke a properly authorized proxy. If your common stock is held in the name of your broker, bank or other nominee, please follow the instructions provided by the record holder of your common stock regarding how to revoke your voting instructions.
What happens if additional matters are presented at the Annual Meeting?
Other than the three proposals described in this Proxy Statement, we are not aware of any business that may properly be introduced at the Annual Meeting. If any other matters are properly introduced for a vote at the Annual Meeting and if you properly authorize a proxy, the persons named as proxy holders will vote in their discretion on any such additional matters. As of the date of this Proxy Statement, our Board is not aware of any other individual who may properly be nominated for election as a director at the Annual Meeting or of any nominee who is unable or unwilling to serve as director. If any nominee named in this Proxy Statement is unwilling or unable to serve as a director, our Board may nominate another individual for election as a director at the Annual Meeting, and the persons named as proxy holders will vote for the election of any substitute nominee selected by our Board.
Who pays for this proxy solicitation?
We will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies we solicit. Proxies may be solicited by mail, telephone, personal contact and electronic means and may also be solicited by directors and officers in person, by the Internet, by telephone or by facsimile transmission, without additional remuneration. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by Internet or telephone, or by completing and returning the enclosed proxy card (if you received your proxy materials in the mail), will help to avoid additional expense.
Where can I find corporate governance materials?
Our Corporate Governance Guidelines and Code of Business Conduct and Ethics and the charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are published on the Corporate Governance page of the Investors section on our website at www.HudsonPacificProperties.com. (We are not including the other information contained on, or available through, our website as a part of, or incorporating such information by reference into, this Proxy Statement.)

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
APPENDIX A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FUNDS FROM OPERATIONS
Funds from operations (“FFO”) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the Company’s Share of real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets). The calculation of FFO includes the Company’s Share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.
Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees.
FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.
HPP’s SHARE
HPP’s share is a Non-GAAP financial measure calculated as the measure on a consolidated basis, in accordance with GAAP, plus our Operating Partnership’s share of the measure from our unconsolidated joint ventures (calculated based upon the Operating Partnership’s percentage ownership interest), minus our partners’ share of the measure from our consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). We believe that presenting HPP’s share of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because we have several significant joint ventures, and in some cases, we exercise significant influence over, but do not control, the joint venture. In such instances, GAAP requires us to account for the joint venture entity using the equity method of accounting, which we do not consolidate for financial reporting purposes. In other cases, GAAP requires us to consolidate the venture even though our partner(s) own(s) a significant percentage interest.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
The following table presents our FFO for the years ended December 31, 2024 and December 31, 2023 and a reconciliation of net loss to FFO, excluding specified items (in thousands, except per share amounts):
	YEAR ENDED DECEMBER 31,
	2024	2023
Net loss	$(381,406)	$(170,700)
Adjustments:
Depreciation and amortization—consolidated	354,425	397,846
Depreciation and amortization—non-real estate assets	(34,716)	(33,389)
Depreciation and amortization—HPP’s share from unconsolidated real estate entities	5,630	4,779
Loss (gain) on sale of real estate	2,453	(103,202)
Loss on sale of bonds	—	34,046
Impairment loss—real estate assets	42,049	60,158
Unrealized loss on non-real estate investments	3,958	3,120
FFO attributable to non-controlling interests	(12,789)	(42,335)
FFO attributable to preferred shares and units	(20,800)	(20,800)
FFO to common stockholders and unitholders	$(41,196)	$129,523
Specified items impacting FFO:
Transaction-related expenses	2,306	(1,150)
Non-cash deferred tax asset adjustment—HPP’s share	(951)	10,142
Prior period net property tax adjustment—HPP’s share	—	(1,469)
Goodwill impairment	107,615	—
Write-off of transportation assets	2,236	—
Non-cash revaluation associated with a loan swap (unqualified for hedge accounting)	3,529	—
One-time straight-line rent reserve—HPP’s share	3,871	—
One-time gain on debt extinguishment	—	(10,000)
One-time tax impact of gain on debt extinguishment	—	2,751
FFO (excluding specified items) to common stockholders and unitholders	$77,410	$129,797
Weighted average common stock/units outstanding—diluted	145,603	144,552
FFO per common stock/unit—diluted	$(0.28)	$0.90
FFO (excluding specified items) per common stock/unit—diluted	$0.53	$0.90

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
The following table presents our FFO for the first, second, third and fourth quarters of 2024 and a reconciliation of net loss to FFO, excluding specified items (in thousands, except per share amounts):
	QUARTER
	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Net loss	$(53,355)	$(47,557)	$(107,013)	$(173,481)
Adjustments:
Depreciation and amortization—consolidated	91,854	86,798	86,672	89,101
Depreciation and amortization—non-real estate assets	(7,981)	(8,211)	(8,031)	(10,493)
Depreciation and amortization—HPP’s share from unconsolidated real estate entities	1,151	2,006	1,231	1,242
Loss on sale of real estate	—	—	—	2,453
Impairment loss—real estate assets	—	—	36,543	5,506
Unrealized loss on non-real estate investments	898	1,045	1,081	934
FFO attributable to non-controlling interests	(5,326)	(5,576)	1,508	(3,082)
FFO attributable to preferred shares and units	(5,200)	(5,200)	(5,200)	(5,200)
FFO to common stockholders and unitholders	$22,041	$23,305	$6,791	$(93,020)
Specified items impacting FFO:
Transaction-related expenses	2,150	(113)	269	—
Non-cash deferred tax asset adjustment—HPP’s share	—	—	1,170	(2,121)
One-time impact of tax legislation change	—	—	—	788
Goodwill impairment	—	—	—	107,615
Write-off of transportation assets	—	—	—	2,236
Non-cash revaluation associated with a loan swap (unqualified for hedge accounting)	—	1,310	2,219	—
One-time straight-line rent reserve—HPP’s share	—	—	3,871	—
FFO (excluding specified items) to common stockholders and unitholders	$24,191	$24,502	$14,320	$15,498
Weighted average common stock/units outstanding—diluted	146,221	145,657	145,640	145,730
FFO per common stock/unit—diluted	$0.15	$0.16	$0.05	$(0.64)
FFO (excluding specified items) per common stock/unit—diluted	$0.17	$0.17	$0.10	$0.11

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
HPP’S SHARE OF NET DEBT TO HPP’S SHARE OF UNDEPRECIATED BOOK VALUE
The following table reconciles total assets to HPP’s share of undepreciated book value and total unsecured and secured debt to HPP’s share of debt, net:
	YEAR ENDED DECEMBER 31,
	2024	2023
Total assets	$8,132,239	$8,282,050
Add: Accumulated depreciation	1,929,290	1,766,220
Add: Accumulated amortization	199,955	201,207
Less: Partners’ share of consolidated undepreciated book value	(1,402,911)	(1,379,305)
Less: Investment in unconsolidated real estate entities	(221,468)	(252,711)
Add: HPP’s share of unconsolidated undepreciated book value	327,034	404,442
HPP’s share of undepreciated book value	$8,964,139	$9,021,903
Total consolidated unsecured and secured debt	$4,187,667	$3,960,067
Less: Consolidated cash and cash equivalents	(63,256)	(100,391)
Consolidated debt, net	$4,124,411	$3,859,676
Less: Partners’ share of debt, net	(658,242)	(564,616)
HPP’s share of debt, net	$3,466,169	$3,295,060
HPP’s share of debt, net/HPP’s share of undepreciated book value	38.7%	36.5%

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
APPENDIX B: THIRD AMENDED AND RESTATED 2010 INCENTIVE AWARD PLAN
AMENDED AND RESTATED
HUDSON PACIFIC PROPERTIES, INC.
AND HUDSON PACIFIC PROPERTIES, L.P.
2010 INCENTIVE AWARD PLAN
ARTICLE 1.
PURPOSE
The purpose of the Amended and Restated Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Hudson Pacific Properties, Inc., a Maryland corporation (the “Company”), Hudson Pacific Services, Inc., a Maryland corporation (the “Services Company”), and Hudson Pacific Properties, L.P. (the “Partnership”) by linking the individual interests of Employees, Consultants, members of the Board, and Services Company Directors to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan is further intended to provide flexibility to the Company, the Services Company, the Partnership and their subsidiaries in their ability to motivate, attract, and retain the services of those individuals upon whose judgment, interest, and special effort the successful conduct of the Company’s, the Service Company’s and the Partnership’s operation is largely dependent.
ARTICLE 2.
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1
“Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12 hereof. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6 hereof, or which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2
“Affiliate” shall mean the Partnership, the Services Company, any Parent and any Subsidiary.

2.3
“Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4
“Award” shall mean an Option, a Restricted Stock Award, a Performance Award, a Dividend Equivalent Award, a Stock Payment Award, a Restricted Stock Unit Award, a Performance Share Award, an Other Incentive Award, a Profits Interest Unit Award or a Stock Appreciation Right, which may be awarded or granted under the Plan.

2.5
“Award Agreement” shall mean any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

2.6
“Board” shall mean the Board of Directors of the Company.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
2.7
“Change in Control” shall mean the occurrence of any of the following events:

(a)
A transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, the Services Company, the Partnership or any Subsidiary, an employee benefit plan maintained by any of the foregoing entities or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)
During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.7(a) or Section 2.7(c) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)
The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction:

(i)
Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)
After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.7(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d)
Approval by the Company’s stockholders of a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation § 1.409A-3(i)(5). Consistent with the terms of this Section 2.7, the Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.
2.8
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
2.9
“Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board described in Article 12 hereof.

2.10
“Common Stock” shall mean the common stock of the Company, par value $.01 per share.

2.11
“Company” shall have such meaning as is contained in Article 1 hereof.

2.12
“Consultant” shall mean any consultant or advisor, engaged by the Company, the Services Company, the Partnership or any of its Subsidiaries to render services to such entity, who qualifies as a consultant or advisor under the applicable rules of Form S-8 Registration Statement.

2.13
“Director” shall mean a member of the Board, as constituted from time to time.

2.14
“Director Limit” shall mean the limits applicable to Awards granted to Non-Employee Directors under the Plan, as set forth in Section 3.4 hereof.

2.15
“Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2 hereof.

2.16
“DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.17
“Effective Date” shall mean, for purposes of the Plan (as amended and restated), May 14, 2025; provided, however, that solely for purposes of the last sentence of Section 13.1 hereof, the Effective Date shall be April 22, 2025.

2.18
“Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.19
“Employee” shall mean any officer or other employee (within the meaning of Section 3401(c) of the Code) of the Company, the Services Company, the Partnership or any Subsidiary.

2.20
“Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.21
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.22
“Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a)
If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)
If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)
If the Common Stock is neither listed on an established securities exchange, national market

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.
2.23
“Greater Than 10% Stockholder” shall mean an individual then-owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” (as defined in Sections 424(e) and 424(f) of the Code).

2.24
“Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.25
“Individual Award Limit” shall mean the cash and share limits applicable to Awards granted under the Plan, as set forth in Section 3.3 hereof.

2.26
“Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.27
“Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.28
“Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6 hereof. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.29
“Other Incentive Award” shall mean an Award denominated in, linked to or derived from Shares or value metrics related to Shares, granted pursuant to Section 9.6 hereof.

2.30
“Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.31
“Participant” shall mean a person who, as an Employee, Consultant, member of the Board, or Services Company Director, has been granted an Award pursuant to the Plan.

2.32
“Partnership Agreement” shall mean the Agreement of Limited Partnership of Hudson Pacific Properties, L.P., as the same may be amended, modified or restated from time to time.

2.33
“Performance Award” shall mean an Award that is granted under Section 9.1 hereof.

2.34
“Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period. Such criteria (and adjustments) may include, but are not limited to, the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of Common Stock; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects (including with respect to office portfolios); (xxii) market share; (xxiii) economic value; (xxiv) human capital management; and (xxv) environmental, social or governance, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

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The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.
2.35
“Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall performance of the Company, the Services Company, the Partnership, any Subsidiary, any division or business unit thereof or an individual. To the extent applicable, the achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards.

2.36
“Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

2.37
“Performance Share” shall mean a contractual right awarded under Section 8.5 hereof to receive a number of Shares or the cash value of such number of Shares based on the attainment of specified Performance Goals or other criteria determined by the Administrator.

2.38
“Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

2.39
“Plan” shall have such meaning as is contained in Article 1 hereof.

2.40
“Prior Plan” means the Amended and Restated Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan, as amended and restated on February 15, 2024.

2.41
“Profits Interest Unit” shall mean, to the extent authorized by the Partnership Agreement, a unit of the Partnership that is granted pursuant to Section 9.7 hereof and is intended to constitute a “profits interest” within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343 and Revenue Procedure 2001-43, 2001-2 C.B. 191.

2.42
“Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.43
“REIT” shall mean a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

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2.44
“Restricted Stock” shall mean Common Stock awarded under Article 8 hereof that is subject to certain restrictions and may be subject to risk of forfeiture.

2.45
“Restricted Stock Unit” shall mean a contractual right awarded under Section 8.4 hereof to receive in the future a Share, the cash value of a Share or other consideration determined by the Administrator to be of equal value on the applicable settlement date.

2.46
“Securities Act” shall mean the Securities Act of 1933, as amended.

2.47
“Services Company” shall have such meaning as is contained in Article 1 hereof.

2.48
“Services Company Director” shall mean a member of the Board of Directors of the Services Company.

2.49
“Share Limit” shall have the meaning provided in Section 3.1(a) hereof.

2.50
“Shares” shall mean shares of Common Stock.

2.51
“Stock Appreciation Right” shall mean a stock appreciation right granted under Article 10 hereof.

2.52
“Stock Payment” shall mean a payment in the form of Shares awarded under Section 9.3 hereof.

2.53
“Subsidiary” shall mean (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company, the Partnership, the Services Company and/or by one or more Subsidiaries, (ii) any partnership or limited liability company of which 50% or more of the equity interests are owned, directly or indirectly, by the Company, the Partnership, the Services Company and/or by one or more Subsidiaries, and (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power (whether voting interests or otherwise), pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company, the Partnership, the Services Company and/or by one or more Subsidiaries.

2.54
“Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, an outstanding equity award previously granted by a company or other entity that is a party to such transaction; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.55
“Termination of Service” shall mean:

(a)
As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company and its Affiliates is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.

(b)
As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or an Affiliate.

(c)
As to an Employee, the time when the employee-employer relationship between a Participant and the Company and its Affiliates is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or an Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service has occurred, whether any Termination of Service resulted from a discharge for cause and all questions of whether

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Participant ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).
ARTICLE 3.
SHARES SUBJECT TO THE PLAN
3.1
Number of Shares.

(a)
Subject to Section 3.1(b) and Section 13.2 hereof, the aggregate number of Shares which may be issued pursuant to Awards granted under the Plan on or following the Effective Date shall equal the sum of (i) 7,259,450 Shares and (ii) the number of Shares available under the Prior Plan on the Effective Date (together, the “Share Limit”).2 The maximum aggregate number of Shares that may be issued under the Plan following the Effective Date pursuant to the exercise of Incentive Stock Options shall not exceed 34,259,450 Shares (or such lesser number as may be available under the Share Limit).

(b)
If, on or following the Effective Date, any Shares subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan and shall be added back to the Share Limit in the same number of Shares as were debited from the Share Limit in respect of the grant of such Award (as may be adjusted in accordance with Section 13.2 hereof and without regard to the Fungible Unit measurement as defined and contained in the Company’s Amended and Restated 2010 Incentive Award Plan adopted on May 24, 2017). Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the Share Limit and will not be available for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 8.4 hereof at the same price paid by the Participant so that such shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)
Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except Shares acquired upon the exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with

2
As of April 1, 2025, no Shares remained available for future grant. To the extent the Company grants any Awards under the Prior Plan between April 1, 2025 and the date on which the Company’s stockholders approve this Plan (as amended and restated), the maximum number of Shares that is available for future grant (if this Plan (as amended and restated) is approved) will be reduced from 7,259,450 Shares (i.e., the remaining available Shares subject to the Share Limit as of April 1, 2025, plus 7,259,450 Shares) by the number of Shares that the Company grants under the Prior Plan, if any, during such period.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.
3.2
Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock or Common Stock purchased on the open market.

3.3
Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2 hereof, (a) the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year (measured from the date of any grant) shall be 4,500,000 shares and (b) the maximum aggregate amount of cash that may be paid in cash during any calendar year (measured from the date of any payment) with respect to one or more Awards payable in cash shall be $10,000,000 (together, the “Individual Award Limits”). Notwithstanding the generality of the foregoing, the Individual Award Limit described in Section 3.3(a) shall not apply to Awards delivered in lieu of cash compensation otherwise payable to an Eligible Individual (including bonuses or cash retainer fees), where such Eligible Individual has elected to receive an Award in lieu of such cash compensation.

3.4
Non-Employee Director Award Limit. Notwithstanding any provision to the contrary in the Plan, the sum of any cash compensation and the grant date fair value (determined as of the date of the grant under Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Awards granted under the Plan to a Non-Employee Director during any calendar year shall not exceed the amount equal to $500,000 (the “Director Limit”).

ARTICLE 4.
GRANTING OF AWARDs
4.1
Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom one or more Awards shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2
Award Agreement. Each Award shall be evidenced by an Award Agreement stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan and any applicable Program.

4.3
Limitations Applicable to Section 16 Persons. Notwithstanding anything contained herein to the contrary, with respect to any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, the Plan, any applicable Program and the applicable Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule, and such additional limitations shall be deemed to be incorporated by reference into such Award to the extent permitted by applicable law.

4.4
At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Participant any right to continue as an Employee, Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever,

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Affiliate.
4.5
Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the Share Limit the Director Limit contained in Sections 3.1 and 3.4 hereof, respectively; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, any other securities law or governing statute, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law.

4.6
Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.
[reserved]
ARTICLE 6.
GRANTING OF OPTIONS
6.1
Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2
Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any “parent corporation” or “subsidiary corporation” of the Company (as defined in Sections 424(e) and 424(f) of the Code, respectively). No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Participant, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and all other plans of the Company and any Affiliate corporation thereof exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. In addition, to the extent that any Options otherwise fail to qualify as Incentive Stock Options, such Options shall be treated as Nonqualified Stock Options.

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6.3
Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4
Option Term. The term of each Option shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the term of the Option term. Except as limited by the requirements of Section 409A or Section 422 of the Code, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Participant, and may amend any other term or condition of such Option relating to such a Termination of Service.

6.5
Option Vesting.

(a)
The terms and conditions pursuant to which an Option vests in the Participant and becomes exercisable shall be determined by the Administrator and set forth in the applicable Award Agreement. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b)
No portion of an Option which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in a Program, the applicable Award Agreement or by action of the Administrator following the grant of the Option.

6.6
Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the exercise price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided that the exercise price shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

6.7
Substitution of Stock Appreciation Rights. The Administrator may provide in an applicable Program or the applicable Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, however, that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price and remaining term as the substituted Option.

ARTICLE 7.
EXERCISE OF OPTIONS
7.1
Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

7.2
Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

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(a)
A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option;

(b)
Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)
In the event that the Option shall be exercised pursuant to Section 11.3 hereof by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d)
Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 11.1 and 11.2 hereof.

7.3
Notification Regarding Disposition. The Participant shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Participant, or (b) one year after the transfer of such shares to such Participant.

ARTICLE 8.
RESTRICTED STOCK
8.1
Award of Restricted Stock.

(a)
The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b)
The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by applicable law.

8.2
Rights as Stockholders. Subject to Section 8.4 hereof, upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in an applicable Program or in the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 8.3 hereof.

8.3
Restrictions. All shares of Restricted Stock (including any shares received by Participants thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of an applicable Program or in the applicable Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Participant’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
or Affiliate performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of any Program or by the applicable Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.
8.4
Repurchase or Forfeiture of Restricted Stock. If no price was paid by the Participant for the Restricted Stock, upon a Termination of Service, the Participant’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Participant for the Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then-subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in an applicable Program or the applicable Award Agreement. The Administrator in its sole discretion may provide that, upon certain events, including without limitation a Change in Control, the Participant’s death, retirement or disability, any other specified Termination of Service or any other event, the Participant’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company cease to have a right of repurchase.

8.5
Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

ARTICLE 9.
PERFORMANCE AWARDS; DIVIDEND EQUIVALENTS; STOCK PAYMENTS; RESTRICTED STOCK UNITS; PERFORMANCE SHARES; OTHER INCENTIVE AWARDS; PROFITS INTEREST UNITS
9.1
Performance Awards.

(a)
The Administrator is authorized to grant Performance Awards to any Eligible Individual. The value of Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

(b)
Without limiting Section 9.1(a) hereof, the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

9.2
Dividend Equivalents.

(a)
Subject to Section 9.2(b) hereof, Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

(b)
Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

9.3
Stock Payments. The Administrator is authorized to make one or more Stock Payments to any Eligible Individual. The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including

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service to the Company or any Affiliate, determined by the Administrator. Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.
9.4
Restricted Stock Units. The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, in each case on a specified date or dates or over any period or periods, as determined by the Administrator. The Administrator shall specify, or permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units which shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code or an exemption therefrom. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

9.5
Performance Share Awards. Any Eligible Individual selected by the Administrator may be granted one or more Performance Share awards which shall be denominated in a number of Shares and the vesting of which may be linked to any one or more of the Performance Criteria, other specific performance criteria (in each case on a specified date or dates or over any period or periods determined by the Administrator) and/or time-vesting or other criteria, as determined by the Administrator.

9.6
Other Incentive Awards. The Administrator is authorized to grant Other Incentive Awards to any Eligible Individual, which Awards may cover Shares or the right to purchase Shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, Shares, shareholder value or shareholder return, in each case on a specified date or dates or over any period or periods determined by the Administrator. Other Incentive Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator.

9.7
Profits Interest Units. The Administrator is authorized to grant Profits Interest Units in such amount and subject to such terms and conditions as may be determined by the Administrator; provided, however, that Profits Interest Units may only be issued to a Participant for the performance of services to or for the benefit of the Partnership (a) in the Participant’s capacity as a partner of the Partnership, (b) in anticipation of the Participant becoming a partner of the Partnership, or (c) as otherwise determined by the Administrator, provided that the Profits Interest Units would constitute “profits interests” within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343 and Revenue Procedure 2001-43, 2001-2 C.B. 191. The Administrator shall specify the conditions and dates upon which the Shares for which the Profits Interest Units may be exchanged shall be issued, which dates shall not be earlier than the date as of which the Profits Interest Units vest and become nonforfeitable. Profits Interest Units shall be subject to such restrictions on transferability and other restrictions as the Administrator may impose. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.

9.8
Cash Settlement. Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, in its discretion, that any Award may be settled in cash, Shares or a combination thereof.

9.9
Other Terms and Conditions. All applicable terms and conditions of each Award described in this Article 9, including without limitation, as applicable, the term, vesting and exercise/purchase price applicable to the Award, shall be set by the Administrator in its sole discretion, provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

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9.10
Exercise upon Termination of Service. Awards described in this Article 9 are exercisable or distributable, as applicable, only while the Participant is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that such Award may be exercised or distributed subsequent to a Termination of Service as provided under an applicable Program, Award Agreement, payment deferral election and/or in certain events, including a Change in Control, the Participant’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 10.
STOCK APPRECIATION RIGHTS
10.1
Grant of Stock Appreciation Rights.

(a)
The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b)
A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then-exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in Section 10.1(c) hereof, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c)
Notwithstanding the foregoing provisions of Section 10.1(b) hereof to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the exercise price per share of the shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided, however, that the exercise price shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

10.2
Stock Appreciation Right Vesting.

(a)
The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Participant shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

(b)
No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in an applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

10.3
Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)
A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then-entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

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(b)
Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c)
In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 10.3 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

10.4
Stock Appreciation Right Term. The term of each Stock Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Stock Appreciation Right term. Except as limited by the requirements of Section 409A of the Code, the Administrator may extend the term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Participant, and may amend any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

10.5
Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 10 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 11.
ADDITIONAL TERMS OF AWARDS
11.1
Payment. The Administrator shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker with respect to Shares then-issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, however, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.2
Tax Withholding. The Company and its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s social security, Medicare and any other employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as a Participant may have elected or agreed, allow a Participant to satisfy such obligations by any payment means described in Section 11.1 above, including without limitation, by allowing such Participant to elect to have the Company or an Affiliate withhold Shares otherwise issuable under an Award (or allowing the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited

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to the number of Shares which have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in the applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.
11.3
Transferability of Awards.

(a)
Except as otherwise provided in Section 11.3(b) or (c) hereof:

(i)
No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii)
No Award or interest or right therein shall be subject to the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by clause (i) of this provision; and

(iii)
During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-applicable laws of descent and distribution.

(b)
Notwithstanding Section 11.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Participant to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); (iii) any permitted transfer of an Award hereunder shall be without consideration, except as required by applicable law; and (iv) the Participant and the Permitted Transferee shall execute any and all documents requested by the Administrator, including without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer. In addition, and further notwithstanding Section 11.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and applicable state law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

(c)
Notwithstanding Section 11.3(a) hereof, a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal

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representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Participant, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. The Administrator may provide or require that, if the Participant is married and resides in a “community property” state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Administrator prior to the Participant’s death.
11.4
Conditions to Issuance of Shares.

(a)
Notwithstanding anything herein to the contrary, neither the Company nor its Affiliates shall be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b)
All Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c)
The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)
No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(e)
Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company and/or its Affiliates may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Award, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.5
Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by

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the Administrator or (iii) the Participant incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator).
11.6
Prohibition on Repricing. Subject to Section 13.2 hereof, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 13.2 hereof, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

ARTICLE 12.
ADMINISTRATION
12.1
Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision; provided, however, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6 hereof.

12.2
Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement provided that the rights or obligations of the holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 13.13 hereof. Any such grant or award under the Plan need not be the same with respect to each Participant. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

12.3
Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee or as required by law, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s

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independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
12.4
Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a)
Designate Eligible Individuals to receive Awards;

(b)
Determine the type or types of Awards to be granted to each Eligible Individual;

(c)
Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)
Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)
Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)
Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)
Decide all other matters that must be determined in connection with an Award;

(h)
Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)
Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and

(j)
Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

12.5
Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

12.6
Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board or the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee.

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ARTICLE 13.
MISCELLANEOUS PROVISIONS
13.1
Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2 hereof, (i) increase the Share Limit or the Director Limit, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 11.6 hereof. Except as provided in Section 13.13 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

13.2
Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)
In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit, the Director Limit and Individual Award Limits); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iv) the grant or exercise price per share for any outstanding Awards under the Plan.

(b)
In the event of any transaction or event described in Section 13.2(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)
To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2, the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested; provided, that Awards held by members of the Board will be settled in Shares on or immediately prior to the applicable event if the Administrator takes action under this clause (i);

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
(ii)
To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)
To make adjustments in the number and type of securities subject to outstanding Awards and Awards which may be granted in the future and/or in the terms, conditions and criteria included in such Awards (including the grant or exercise price, as applicable);

(iv)
To provide that such Award shall be exercisable or payable or fully vested with respect to all securities covered thereby, notwithstanding anything to the contrary in the Plan or an applicable Program or Award Agreement; and

(v)
To provide that the Award cannot vest, be exercised or become payable after such event.

(c)
In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b) hereof:

(i)
The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii)
The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments to the Share Limit, the Director Limit and the Individual Award Limits). The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(d)
Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. For the purposes of this Section 13.2(d), an Award shall be considered assumed or substituted if, following the Change in Control, the assumed or substituted Award confers the right to purchase or receive, for each share of Common Stock subject to the Award or into which the Award is convertible immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the assumed or substituted Award, for each share of Common Stock subject to such Award or into which the Award is convertible, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

(e)
In the event that the successor corporation in a Change in Control and its parents and subsidiaries refuse to assume or substitute for any Award in accordance with Section 13.2(d) hereof, each such non-assumed/substituted Award shall become fully vested and, as applicable, exercisable and shall be deemed exercised, immediately prior to the consummation of such transaction, and all forfeiture restrictions on any or all such Awards shall lapse at such time, provided that, to the extent the vesting of any such Award is subject to the satisfaction of specified performance goals, such Award shall vest and all performance goals or other vesting criteria will be deemed achieved at the greater of (i) target level of performance and (ii) actual achievement of applicable performance goals, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company, the Operating Partnership or any Subsidiary, as applicable. If an Award vests and, as applicable, is exercised in lieu of assumption or substitution in connection with a Change in Control, the Administrator shall notify the Participant of such vesting

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
and any applicable exercise, and the Award shall terminate upon the Change in Control. For the avoidance of doubt, if the value of an Award that is terminated in connection with this Section 13.2(e) is zero or negative at the time of such Change in Control, such Award shall be terminated upon the Change in Control without payment of consideration therefor.
(f)
The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(g)
No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized with respect to any Award to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(h)
The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company, the stockholders of the Company or any Affiliate to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or such Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock, the securities of any Affiliate or the rights thereof or which are convertible into or exchangeable for Common Stock or securities of any Affiliate, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(i)
No action shall be taken under this Section 13.2 which shall cause an Award to fail to comply with Section 409A of the Code to the extent applicable to such Award, unless the Administrator determines any such adjustments to be appropriate.

(j)
In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

13.3
Approval of Plan by Stockholders. The Plan (as amended and restated) will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan (as amended and restated). Awards may be granted or awarded under the Plan (as amended and restated) and subject to the terms and conditions of the Prior Plan following the Board’s adoption of the Plan (as amended and restated) unless and until the Plan (as amended and restated) receives stockholder approval. Awards granted from and after stockholder approval of the Plan (as amended and restated) will be subject to the terms and conditions of the Plan (as amended and restated). If the Plan (as amended and restated) is not approved by stockholders within twelve (12) months after its adoption by the Board, then the Prior Plan shall continue on its existing terms and conditions and the Plan (as amended and restated) shall be of no force or effect.

13.4
No Stockholders Rights. Except as otherwise provided herein or in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record owner of such Shares.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
13.5
Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

13.6
Section 83(b) Election. No Participant may make an election under Section 83(b) of the Code with respect to any Award under the Plan without the consent of the Administrator, which the Administrator may grant or withhold in its sole discretion. If, with the consent of the Administrator, a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

13.7
Grant of Awards to Certain Employees or Consultants. The Company, the Services Company, the Partnership or any Subsidiary may provide through the establishment of a formal written policy or otherwise for the method by which Shares or other securities and/or payment therefor may be exchanged or contributed between the Company and such other party, or may be returned to the Company upon any forfeiture of Shares or other securities by the Participant, for the purpose of ensuring that the relationship between the Company and its Affiliates remain at arm’s-length.

13.8
REIT Status. The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No Award shall be granted or awarded, and with respect to any Award granted under the Plan, such Award shall not vest, be exercisable or be settled:

(a)
to the extent that the grant, vesting, exercise or settlement of such Award could cause the Participant or any other person to be in violation of the Common Stock Ownership Limit or the Aggregate Stock Ownership Limit (each as defined in the Company’s charter, as amended from time to time); or

(b)
if, in the discretion of the Administrator, the grant, vesting, exercise or settlement of such award could impair the Company’s status as a REIT.

13.9
Effect of Plan upon Other Compensation Plans. The adoption of the Plan (as amended and restated) shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

13.10
Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan, the issuance and delivery of Shares and Profits Interest Units and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

HUDSON PACIFIC PROPERTIES, INC. Proxy Statement | 2025
13.11
Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

13.12
Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Maryland without regard to conflicts of laws thereof.

13.13
Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Plan, any applicable Program and the Award Agreement covering such Award shall be interpreted in accordance with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the Administrator determines that any Award may be subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan, any applicable Program and the Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to avoid the imposition of taxes on the Award under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom.

13.14
No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

13.15
Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

13.16
Indemnification. To the extent allowable pursuant to applicable law, each member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.17
Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.18
Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

13.19
Clawback. All Awards (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with applicable laws as and to the extent set forth in such claw-back policy or the Award Agreement.

2025 ANNUAL MEETING OF STOCKHOLDERS
OF HUDSON PACIFIC PROPERTIES, INC.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder
Meeting to Be Held on Wednesday, May 14, 2025 at 9:00 a.m., Pacific Daylight Time
at 11601 Wilshire Blvd., Ninth Floor, Los Angeles, California 90025
The Notice of Annual Meeting, Proxy Statement, 2024 Annual Report and other SEC filings are available at www.edocumentview.com/HPP.
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

HUDSON PACIFIC PROPERTIES

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

Your vote matters – here's how to vote!

Proxy for the 2025 Annual Meeting of Stockholders

1234 5678 9012 345

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Victor J. Coleman	☐	☐	☐
02 - Theodore R. Antenucci	☐	☐	☐
03 - Ebs Burnough	☐	☐	☐
04 - Jonathan M. Glaser	☐	☐	☐
05 - Robert L. Harris II	☐	☐	☐
06 - Christy Haubegger	☐	☐	☐
07 - Mark D. Linehan	☐	☐	☐
08 - Michael Nash	☐	☐	☐
09 - Barry A. Sholem	☐	☐	☐
10 - Andrea Wong	☐	☐	☐

C 1234567890 JNT

1UPX 651234

044W4B

01 - Victor J. Coleman04 - Jonathan M. Glaser07 - Mark D. Linehan02 - Theodore R. Antenucci05 - Robert L. Harris II08 - Michael Nash03 - Ebs Burnough06 - Christy Haubegger09 - Barry A. Sholem1UPX ForAgainstAbstainForAgainstAbstainForAgainstAbstain 10 - Andrea Wong The Board of Directors recommends you vote “FOR” the election of each of the director nominees named below:A 044W4B2. The approval of the Amended and Restated 2010 Incentive Award Plan.3. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.1. Election of Directors: For AgainstAbstain ForAgainstAbstain Please sign exactly as name(s) appears hereon and date. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box.Date (mm/dd/yyyy) — Please print date below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Proxy for the 2025 Annual Meeting of Stockholders Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qThe Board of Directors recommends you vote “FOR” Proposal Nos. 2, 3, and 4:4. The advisory approval of the Company’s executive compensation for the fiscal year ended December 31, 2024, as more fully disclosed in the accompanying Proxy Statement.MMMMMMMMMMMMMMMMMMMMM1234 5678 9012 345651234If no electronic voting, delete QR code and control #000001MR A SAMPLEDESIGNATION ( IF ANY)ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6ENDORSEMENT_LINE SACKPACK MMMMMMMMMMMMMMMC123456789000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext 2024 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N TMMMMMMMYou may vote online or by phone instead of mailing this card.OnlineGo to www.investorvote.com/HPP or scan the QR code — login details are located in the shaded bar below.Your vote matters – here’s how to vote!Votes submitted electronically must be received by 11:00 p.m., Pacific Daylight Time, on May 13, 2025.Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/HPPPhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Small steps make an impact.Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/HPPTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HUDSON PACIFIC PROPERTIES, INC.The stockholder (the “Stockholder”) of Hudson Pacific Properties, Inc., a Maryland corporation (the “Company”), executing the reverse of this Proxy hereby appoints Victor J. Coleman and Mark T. Lammas, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Stockholders of the Company to be held at 11601 Wilshire Blvd., Ninth Floor, Los Angeles, California 90025, on Wednesday, May 14, 2025 at 9:00 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the Stockholder all votes that the Stockholder is entitled to cast at such meeting and otherwise to represent the Stockholder at the meeting with all powers possessed by the Stockholder if personally present at the meeting. The Stockholder hereby acknowledges receipt of the Notice of 2025 Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.The votes entitled to be cast by the Stockholder will be cast as instructed on the reverse. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the Stockholder will be cast “FOR” each of the nominees for director listed on the reverse of this Proxy and “FOR” proposals two, three, and four. The votes entitled to be cast by the Stockholder will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof or, if any of such listed nominees declines or is unable to serve, “FOR” the election of any other nominee designated by the Company’s Board of Directors.Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be Held on May 14, 2025: Hudson Pacific Properties, Inc.’s Proxy Statement and 2024 Annual Report are available at http://www.edocumentview.com/HPPProxy for the 2025 Annual Meeting of Stockholders of Hudson Pacific Properties, Inc. Non-Voting ItemsCq IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Meeting AttendanceMark box to the right if you plan to attend the Annual Meeting.Change of Address — Please print new address below.Comments — Please print your comments below. 2025 Annual Meeting Admission Ticket2025 Annual Meeting of Stockholders of Hudson Pacific Properties, Inc. Wednesday, May 14, 2025, 9:00 a.m., local time 11601 Wilshire Blvd., Ninth Floor, Los Angeles, California 90025